                                                                EXHIBIT 10.27

                           ASSET EXCHANGE AGREEMENT

                                 by and among

                        -------------------------------

                            STC BROADCASTING, INC.,
                      STC BROADCASTING OF VERMONT, INC.,
                             STC LICENSE COMPANY,
                 STC BROADCASTING OF VERMONT SUBSIDIARY, INC.

                                    as STC

                                      and

                         HEARST-ARGYLE STATIONS, INC.

                                    as HAT


                        -------------------------------

                               February 18, 1998

                                     INDEX


TAB     DOCUMENTS
---     ---------

1.      Asset Exchange Agreement

2.      Exhibits to Asset Exchange Agreement

            Exhibit A:  Bill of Sale and Assignment of Assets

            Exhibit B:  Assignment of FCC Licenses

            Exhibit C:  Assignment of Contracts and Leases

            Exhibit D:  Assumption Agreement

            Exhibit E:  Credit Facilities

3.      STC Disclosure Schedules

4.      HAT Guaranty

                            ASSET EXCHANGE AGREEMENT



                                  BY AND AMONG



                            STC BROADCASTING, INC.,

                       STC BROADCASTING OF VERMONT, INC.,

                              STC LICENSE COMPANY

                  STC BROADCASTING OF VERMONT SUBSIDIARY, INC.



                                      AND



                          HEARST-ARGYLE STATIONS, INC.







                         Dated as of February 18, 1998

                               TABLE OF CONTENTS
                               -----------------


                                                                          Page
                                                                          ----

ARTICLE 1. DEFINITIONS AND REFERENCES......................................3
ARTICLE 2. EXCHANGE OF ASSETS..............................................3
   2.1. Transfer by the STC Exchange Entities..............................3
   2.2. Transfer by HAT....................................................4
   2.3. Description of the Assets..........................................4
          2.3.1. FCC Licenses..............................................4
          2.3.2. Real and Leased Property Interests........................4
          2.3.3. Tangible Personal Property................................5
          2.3.4. Intellectual Property.....................................5
          2.3.5. Program Contracts.........................................5
          2.3.6. Trade-out Agreements......................................6
          2.3.7. Broadcast Time Sales Agreement............................6
          2.3.8. Network Affiliation Agreements............................6
          2.3.9. Operating Contracts.......................................6
          2.3.10. Vehicles.................................................6
          2.3.11. Files and Records........................................7
          2.3.12. Auxiliary Facilities.....................................7
          2.3.13. Permits and Licenses.....................................7
          2.3.14. Goodwill.................................................7
          2.3.15. Certain Accounts Receivable..............................7
          2.3.16. Rights Under the Sinclair Documents......................7
          2.3.17. Certain Cash.............................................8
   2.4. Excluded Assets....................................................8
          2.4.1. Cash......................................................8
          2.4.2. Certain Accounts Receivable...............................8
          2.4.3. Personal Property Disposed Of.............................8
          2.4.4. Insurance.................................................8
          2.4.5. Employee Plans and Assets.................................9
          2.4.6. Right to Tax Refunds......................................9
          2.4.7. Certain Books and Records.................................9
          2.4.8. Third-Party Claims........................................9
          2.4.9. Rights Under this Agreement...............................9
          2.4.10. Rights Under the HAT Merger Agreement....................9
          2.4.11. Names....................................................10
          2.4.12. Deposit and Prepaid Expenses.............................10
          2.4.13. Shared Contracts.........................................10
          2.4.14. Labor Union Contracts....................................10
          2.4.15. Miscellaneous Excluded Assets............................10

                         -----------------

                                                                         Page
                                                                         ----

          2.4.16. Affiliated Transactions..................................10
          2.4.17. Assets of Other Television Stations......................11
   2.5. Exchange of Assets.................................................11
   2.6. Proration Amounts..................................................11
   2.7. Accounts Receivable................................................13
   2.8. Allocation of Asset Values.........................................15
   2.9. Assumption of Liabilities by STC...................................15
   2.10. Assumption of Liabilities by HAT..................................16
   2.11. Matters Related to the Burlington Stations........................16
   2.12. Matters Related to the Providence Stations........................18
   2.13. Financing of Burlington Stations..................................19
   2.14. Working Capital...................................................19
ARTICLE 3. REPRESENTATIONS AND WARRANTIES BY THE STC PARTIES...............20
   3.1. Organization and Standing..........................................20
   3.2. Authorization......................................................20
   3.3. Compliance with Laws...............................................21
   3.4. Consents and Approvals; No Conflicts...............................21
   3.5. Financial Statements; Undisclosed Liabilities......................21
   3.6. Absence of Certain Changes or Events...............................22
   3.7. Absence of Litigation..............................................23
   3.8. Assets.............................................................23
   3.9. FCC Matters........................................................23
   3.10. Real Property.....................................................24
   3.11. Intellectual Property.............................................25
   3.12. Station Contracts.................................................26
   3.13. Taxes.............................................................26
   3.14. Employee Benefit Plans............................................27
   3.15. Labor Relations...................................................29
   3.16. Environmental Matters.............................................29
   3.17. Insurance.........................................................30
   3.18. Reports...........................................................30
   3.19. Affiliated Transactions...........................................31
   3.20. Special Purpose...................................................31
   3.21. Availability of Funds.............................................31
ARTICLE 4. REPRESENTATIONS AND WARRANTIES BY HAT...........................31
   4.1. Organization and Standing..........................................31
   4.2. Authorization......................................................32
   4.3. Compliance with Laws...............................................32

                         -----------------

                                                                         Page
                                                                         ----

   4.4. Consents and Approvals; No Conflicts...............................32
   4.5. Financial Statements; Undisclosed Liabilities......................33
   4.6. Absence of Certain Changes or Events...............................34
   4.7. Absence of Litigation..............................................34
   4.8. Assets.............................................................34
   4.9. FCC Matters........................................................35
   4.10. Real Property.....................................................36
   4.11. Intellectual Property.............................................37
   4.12. Station Contracts.................................................37
   4.13. Taxes.............................................................37
   4.14. Employee Benefit Plans............................................38
   4.15. Labor Relations...................................................40
   4.16. Environmental Matters.............................................40
   4.17. Insurance.........................................................41
   4.18. Reports...........................................................41
   4.19. Affiliated Transactions...........................................42
ARTICLE 5. PRE-CLOSING FILINGS.............................................42
   5.1. Applications for FCC Consent.......................................42
   5.2. Hart-Scott-Rodino..................................................42
   5.3. Non-Required Actions...............................................43
ARTICLE 6. COVENANTS AND AGREEMENTS OF THE PARTIES.........................43
   6.1. Negative Covenants.................................................43
          6.1.1. Dispositions; Mergers.....................................43
          6.1.2. Accounting Principles and Practices.......................43
          6.1.3. Trade-out Agreements......................................43
          6.1.4. Broadcast Time Sales Agreements...........................44
          6.1.5. Network Affiliation Agreements and TBAs...................44
          6.1.6. Additional Agreements.....................................44
          6.1.7. Breaches..................................................44
          6.1.8. Employee Matters..........................................44
          6.1.9. Actions Affecting FCC Licenses............................45
          6.1.10. Programming..............................................45
          6.1.11. Encumbrances.............................................45
          6.1.12. Transactions With Affiliates.............................45
   6.2. Affirmative Covenants..............................................45
          6.2.1. Preserve Existence........................................45
          6.2.2. Normal Operations.........................................45
          6.2.3. Maintain FCC Licenses.....................................46
          6.2.4. Network Affiliation.......................................46

                         -----------------

          6.2.5. Station Contracts.........................................46
          6.2.6. Taxes.....................................................46
          6.2.7. Access....................................................46
          6.2.8. Insurance.................................................47
          6.2.9. Financial Statements......................................47
          6.2.10. Consents.................................................48
          6.2.11. Corporate Action.........................................48
          6.2.12. Environmental Audit......................................49
          6.2.13. Sinclair Agreement.......................................49
   6.3. Confidentiality....................................................49
   6.4. Collection of Receivables..........................................50
   6.5. Possession and Control.............................................50
   6.6. Risk of Loss.......................................................51
   6.7. Public Announcements...............................................51
   6.8. Sinclair Employee Matters..........................................51
   6.9. Other Employee Matters.............................................53
   6.10. Disclosure Schedules..............................................54
   6.11. Bulk Sales Laws...................................................55
   6.12. Tax Matters.......................................................55
   6.13. Preservation of Books and Records.................................57
   6.14. Affiliated Transactions...........................................57
   6.15. Clear Channel Agreements..........................................57
   6.16. Sinclair Agreement................................................58
   6.17. Environmental Remediation.........................................58
   6.18. Certain FCC Matters...............................................58
ARTICLE 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF STC......................58
   7.1. Closing Under the Sinclair Agreement...............................59
   7.2. Representations and Covenants......................................59
   7.3. Delivery of Documents..............................................59
   7.4. Consents...........................................................59
   7.5. ABC Affiliation Agreement..........................................59
   7.6. FCC Order..........................................................60
   7.7. Hart-Scott-Rodino..................................................60
   7.8. Legal Proceedings..................................................60
ARTICLE 8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF HAT..................60
   8.1. Closing Under the Sinclair Agreement...............................60
   8.2. Representations and Covenants......................................61
   8.3. Delivery of Documents..............................................61

                         -----------------

   8.4. Consents...........................................................61
   8.5. FCC Order..........................................................61
   8.6. Hart-Scott-Rodino..................................................61
   8.7. Legal Proceedings..................................................62
   8.8. LKE Facilitation Transactions......................................62
ARTICLE 9. CLOSING.........................................................62
   9.1. Closing. ..........................................................62
   9.2. Time and Place of Closing..........................................62
   9.3. Delivery by STC at the Closing.....................................62
          9.3.1. Agreements and Instruments................................62
          9.3.2. Consents..................................................63
          9.3.3. Certified Resolutions.....................................63
          9.3.4. Officers' Certificates....................................63
          9.3.5. Good Standing Certificates................................63
   9.4. Delivery by HAT at the Closing.....................................64
          9.4.1. Agreements and Instruments................................64
          9.4.2. Consents..................................................64
          9.4.3. Certified Resolutions.....................................64
          9.4.4. Officers' Certificates....................................64
          9.4.5. Good Standing Certificates................................65
ARTICLE 10. SURVIVAL; INDEMNIFICATION......................................65
   10.1. Survival of Representations.......................................65
   10.2. Indemnification by STC............................................66
   10.3. Indemnification by HAT............................................66
   10.4. Limitations on Indemnification....................................67
   10.5. Conditions of Indemnification.....................................67
   10.6. Special Tax Indemnification by HAT................................68
   10.7. Cure of Breach....................................................70
ARTICLE 11. TERMINATION....................................................70
   11.1. Termination of Exchange by the Parties............................70
   11.2. Termination of Agreement..........................................72
   11.3. Effect of Termination.............................................72
ARTICLE 12. GENERAL PROVISIONS.............................................73
   12.1. Additional Actions, Documents and Information.....................73
   12.2. Brokers...........................................................73
   12.3. Expenses and Taxes................................................74
   12.4. Notices...........................................................75
   12.5. Waiver. ..........................................................76
   12.6. Benefit and Assignment............................................76

                         -----------------

                                                                          Page
                                                                          ----

   12.7. Entire Agreement; Amendment.......................................77
   12.8. Severability......................................................77
   12.9. Headings..........................................................77
   12.10. Governing Law....................................................77
   12.11. Signature in Counterparts........................................78

                                   SCHEDULES



Schedule 2.3.1                FCC Licenses

Schedule 2.3.2                Real Property Interests

Schedule 2.3.3                Tangible Personal Property

Schedule 2.3.4                Intellectual Property

Schedule 2.3.5                Program Contracts

Schedule 2.3.6                Trade-out Agreements

Schedule 2.3.8                Network Affiliation Agreements

Schedule 2.3.9                Other Operating Contracts

Schedule 2.3.10               Vehicles

Schedule 2.3.12               Auxiliary Facilities

Schedule 2.3.14               Accounts Receivable

Schedule 2.4.13               Shared Contracts

Schedule 2.4.14               Labor Union Contracts

Schedule 2.4.15               Excluded Assets

Schedule 2.4.16               Affiliated Transactions

Schedule 2.12                 WNAC/WPRI Assets

Schedule 3.4                  STC Consents

Schedule 3.5                  STC Financial Statements

Schedule 3.6                  STC Absence of Certain Changes or Events

Schedule 3.7                  STC Litigation

Schedule 3.8                  STC Encumbrances on Assets

Schedule 3.9                  STC FCC Matters

Schedule 3.10                 STC Real Property and Encumbrances

Schedule 3.14                 STC Employee Benefit Plans

Schedule 3.15                 STC Employee Matters

Schedule 3.16                 STC Environmental Matters

Schedule 3.17                 STC Insurance

Schedule 3.19                 STC Affiliated Transactions

Schedule 4.4                  HAT Consents

Schedule 4.6                  HAT Absence of Certain Changes or Events

Schedule 4.7                  HAT Litigation

Schedule 4.8                  HAT Encumbrances on Assets

Schedule 4.9                  HAT FCC Matters

Schedule 4.10                 HAT Real Property and Encumbrances

Schedule 4.14                 HAT Employee Benefit Plans

Schedule 4.15                 HAT Employee Matters

Schedule 4.16                 HAT Environmental Matters

Schedule 4.17                 HAT Insurance

Schedule 4.19                 HAT Affiliated Transactions

Schedule 12.2                 Brokers

                                    EXHIBITS



EXHIBIT A                     Form of Bill of Sale and Assignment of Assets

EXHIBIT B                     Form of Assignment of FCC Licenses

EXHIBIT C                     Form of Assignment of Contracts and Leases

EXHIBIT D                     Form of Assumption Agreement

EXHIBIT E                     Form of Credit Facilities

                                                                   EXHIBIT 10.27

                           ASSET EXCHANGE AGREEMENT


          THIS ASSET EXCHANGE AGREEMENT (this "Agreement") is entered into as of this 18th day of February, 1998, by and among STC BROADCASTING, INC., a Delaware corporation ("STC Broadcasting"), STC BROADCASTING OF VERMONT, INC., a Delaware corporation and a wholly-owned subsidiary of STC Broadcasting ("STCBV"), STC LICENSE COMPANY, a Delaware corporation and wholly-owned subsidiary of STC Broadcasting ("STC License Company"), and STC BROADCASTING OF VERMONT SUBSIDIARY, INC., a Delaware corporation and wholly-owned subsidiary of STCBV ("STCBV Sub") (STC Broadcasting, STCBV, STC License Company and STCBV Sub are sometimes individually referred to herein as a "STC Party" and collectively referred to herein as "STC" or the "STC Parties"), and HEARST-ARGYLE STATIONS, INC., a Nevada corporation ("HAT").

          WHEREAS, pursuant to an Asset Purchase Agreement dated as of July 16, 1997 (the "Heritage Agreement"), by and among Sinclair Broadcast Group, Inc., a Maryland corporation ("Sinclair Parent"), and certain indirect subsidiaries (the "Heritage Subsidiaries") of Heritage Media Corporation, a Delaware corporation ("HMC"), Sinclair has agreed to buy, and the Heritage Subsidiaries have agreed to sell, certain broadcast stations owned, controlled or operated by the Heritage Subsidiaries, including (i) television broadcast station WPTZ (TV), Channel 5, North Pole, New York ("WPTZ"); (ii) certain assets and rights relating to television broadcast station WFFF-TV, Channel 44, Burlington, Vermont ("WFFF"); and (iii) television broadcast station WNNE (TV), Channel 31, Hartford, Vermont ("WNNE") (WPTZ, WFFF and WNNE are collectively referred to herein as the "Burlington Stations");

          WHEREAS, STCBV and Tuscaloosa Broadcasting, Inc., a Maryland corporation ("Tuscaloosa"), WPTZ Licensee, Inc., a Maryland corporation ("WPTZ Licensee"), and WNNE Licensee, Inc., a Maryland corporation ("WNNE Licensee") (Tuscaloosa, WPTZ Licensee and WNNE Licensee are collectively referred to herein as "Sinclair") have as of February 3, 1998, entered into an Asset Purchase Agreement (the "Sinclair Agreement") pursuant to which STCBV has agreed to buy, and Sinclair has agreed to sell, the assets of the Burlington Stations, all subject to the terms described in the Sinclair Agreement;

          WHEREAS, prior to any closing under the Sinclair Agreement, STCBV intends to assign to STCBV Sub all of STCBV's rights under the Sinclair Documents to acquire the Assets (as defined in the Sinclair Agreement);

          WHEREAS, STC License Company is the licensee of television broadcast station KSBW (TV), Channel 8, Salinas, California ("KSBW"), pursuant to certain authorizations issued by the FCC, and STC Broadcasting operates KSBW and owns or leases certain assets used in connection with the operation of KSBW (KSBW, WPTZ and WNNE are collectively referred to herein as the "STC Stations");

          WHEREAS, HAT is the licensee of television broadcast station WDTN
(TV), Channel 2, Dayton, Ohio ("WDTN"), pursuant to certain authorizations issued by the FCC, and HAT operates WDTN and owns or leases certain assets used in connection with the operation of WDTN;

          WHEREAS, HAT (as successor-in-interest to WNAC Argyle Television, Inc., a Nevada corporation ("WNAC Argyle")) is the licensee of television broadcast station WNAC (TV), Channel 64, Providence, Rhode Island ("WNAC"), pursuant to certain authorizations issued by the FCC (WDTN and WNAC are collectively referred to herein as the "HAT Stations") (the STC Stations and the HAT Stations are sometimes each individually referred to herein as a "Station");

          WHEREAS, Clear Channel Television License, Inc. is the licensee of WPRI-TV, Channel 12, Providence, Rhode Island ("WPRI"), pursuant to certain authorizations issued by the FCC;

          WHEREAS, pursuant to a Joint Marketing and Programming Agreement dated as of June 10, 1996, and a Reciprocal Right of First Refusal dated as of June 10, 1996 (collectively, the "Clear Channel Agreements"), both between Clear Channel Television, Inc. ("Clear Channel") and HAT (as successor-in-interest to WNAC Argyle and Providence Argyle Television, Inc., a Delaware corporation), each of HAT and Clear Channel have certain rights and obligations regarding WNAC and WPRI;

          WHEREAS, STC desires to assign, transfer and convey to HAT all of STC's right, title and interest in the assets of the STC Stations, and HAT desires to assign, transfer and convey to STC all of HAT's right, title and interest in the Clear Channel Agreements and the assets of the HAT Stations, all subject to the terms and conditions described in this Agreement;

          WHEREAS, the parties hereto intend that certain of the conveyances contemplated by this Agreement shall constitute a "like-kind exchange" (the "Like-Kind Exchange") and that certain of the transactions hereunder shall qualify as such for nonrecognition of income under Section 1031 of the Code; and

          WHEREAS, in order to facilitate the Like-Kind Exchange, immediately prior to or at the Closing hereunder, STC shall take such actions in order that all of the FCC Licenses of the STC Stations shall be held by STC License Company and all other Assets of STC shall be held by STC Broadcasting as contemplated by Section 8.8 (after the consummation of any such actions, "STC
                -----------
Broadcasting and "STC License Company" are sometimes referred to herein as the "STC Exchange Entities").

          WHEREAS, pursuant to a guaranty given as of the date hereof by Hearst-Argyle Television, Inc., a Delaware corporation ("H-A"), H-A has guaranteed to STC the prompt and complete performance of the obligations of HAT arising under or pursuant to this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                  ARTICLE 1.
                          DEFINITIONS AND REFERENCES

          Capitalized terms used herein without definition shall have the respective meanings assigned thereto in Annex I attached hereto and incorporated
                                        -------
herein for all purposes of this Agreement (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise specified, all references herein to "Articles" or "Sections" are to Articles or Sections of this Agreement.

                                  ARTICLE 2.
                              EXCHANGE OF ASSETS

     2.1.  Transfer by the STC Exchange Entities.

          Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, (a) STC Broadcasting shall assign, transfer, convey and deliver to HAT free and clear of any Encumbrances other than Permitted Encumbrances, and HAT shall acquire and accept from STC Broadcasting all right, title and interest of STC Broadcasting in, to and under all real, personal and mixed assets, rights, benefits and privileges, both tangible and intangible, owned, leased, used or useful by STC Broadcasting in connection with the business and operations of the STC Stations other than the STC License Assets (collectively, the "STC Non-License Assets"); and (b) STC License Company shall assign, transfer, convey and deliver to HAT free and clear of any Encumbrances other than Permitted Encumbrances, and HAT shall acquire and accept from STC License Company, all right, title and interest of STC License Company in, to and under all STC License Assets (the STC Non-License Assets and the STC License Assets are collectively referred to herein as the "STC Assets"). The STC Assets shall exclude the STC Excluded Assets described in Section 2.4.
             -----------

     2.2.  Transfer by HAT.

           Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, (a) HAT shall assign, transfer, convey and deliver to STC Broadcasting free and clear of any Encumbrances other than Permitted Encumbrances, and STC Broadcasting shall acquire and accept from HAT, all right, title and interest of HAT in, to and under all real, personal and mixed assets, rights, benefits and privileges, both tangible and intangible, owned, leased, used or useful by HAT in connection with the business and operations of the HAT Stations other than the HAT License Assets (collectively, the "HAT Non-License Assets"); and (b) HAT shall assign, transfer, convey and deliver to STC License Company (and in the case of the FCC Licenses for WNAC, for assignment, transfer, conveyance and delivery by STC License Company immediately thereafter on the Closing Date to Smith Acquisition License Company, a Delaware corporation ultimately controlled by Robert N. Smith ("SALC")) free and clear of any Encumbrances other than Permitted Encumbrances, and STC License Company shall acquire and accept from HAT, all right, title and interest of HAT in, to and under all HAT License Assets (the HAT License Assets and the HAT Non-License Assets are collectively referred to herein as the "HAT Assets") (the STC Assets and the HAT Assets are sometimes each individually referred to herein as "Assets"). The HAT Assets shall exclude the HAT Excluded Assets described in Section 2.4.
                    -----------

     2.3.  Description of the Assets.

           The Assets for each Station shall include, without limitation, all of the right, title and interest of the party transferring such Assets in, to and under the items described below. The party transferring Assets is sometimes referred to herein as the "Transferring Party"; and the party acquiring and accepting Assets from the Transferring Party is sometimes referred to herein as the "Recipient Party".

           2.3.1.  FCC Licenses.

                   All licenses, permits and other authorizations issued by the FCC for the operation of the Stations of the Transferring Party (the "FCC Licenses"), including without limitation those listed in Schedule 2.3.1, and all
                                                         --------------
applications therefor, together with any renewals, extensions or modifications thereof and additions thereto.

           2.3.2.  Real and Leased Property Interests.

                   (a) All the real property, including, without limitation, all land, fee interests, easements and other interests of every kind and description in real property, buildings, structures, fixtures, appurtenances, towers and antennae, and other improvements thereon owned by the Transferring Party and used or useful in connection with the business and operations of its Stations ("Real Property"), including, without limitation, all of those items listed in
Schedule 2.3.2.
--------------

                   (b) All the real property leasehold interests, including, without limitation, leases and subleases of any land, easements and other real property leasehold interests of every kind and description in real property, buildings, structures, fixtures, appurtenances, towers and antennae, and other improvements thereon leased by the Transferring Party in connection with the business and operations of its Stations ("Leased Property"), including, without limitation, all of those items listed in Schedule 2.3.2.
                                         --------------

           2.3.3.  Tangible Personal Property.

                   All of the furniture, fixtures, furnishings, machinery, computers, equipment, inventory, spare parts, supplies, office materials and other tangible property of every kind and description owned, leased or used by the Transferring Party in connection with the business and operations of its Stations, together with any replacements thereof and additions thereto made before the Closing Date, and less any retirements or dispositions thereof made before the Closing Date in the Ordinary Course of Business, including, without limitation, those items which have a book value in excess of Five Thousand Dollars ($5,000), all of which are set forth and identified in Schedule 2.3.3.
                                                               --------------

           2.3.4.  Intellectual Property.

                   All of the service marks, copyrights, franchises, trademarks, trade names, jingles, slogans, logotypes and other similar intangible assets maintained, owned, leased or used by the Transferring Party in connection with the business and operations of its Stations (including any and all applications, registrations, extensions and renewals relating thereto) (the "Intellectual Property"), and all of the rights, benefits and privileges associated therewith including, without limitation, the right to use the call letters for its Stations identified in Schedule 2.3.4.
                       --------------

           2.3.5.  Program Contracts.

                   The program licenses and contracts under which the Transferring Party is authorized to broadcast programs on its Stations (collectively the "Program Contracts") including, without limitation, (a) all program (cash and non-cash) licenses and contracts listed on Schedule 2.3.5, and
                                                             --------------
(b) any other such program contracts that are entered into between the date of this Agreement and the Closing Date in accordance with the terms of this Agreement.

           2.3.6.  Trade-out Agreements.

                   All contracts and agreements (excluding Program Contracts) pursuant to which commercial air time on the Transferring Party's Stations has been sold, traded or bartered in consideration for any property or services in lieu of or in addition to cash (collectively, the "Trade-out Agreements") including, without limitation, those set forth and identified in Schedule 2.3.6.
                                                                 --------------

           2.3.7.  Broadcast Time Sales Agreement.

                   All contracts and agreements pursuant to which commercial air time on the Transferring Party's Stations has been sold for cash (collectively the "Time Sales Agreements").

           2.3.8.  Network Affiliation Agreements.

                   All network affiliation agreements and other contracts of the Stations of the Transferring Party with a television broadcast network (collectively, the "Network Agreements") including, without limitation, those listed on Schedule 2.3.8.
          --------------

           2.3.9.  Operating Contracts.

                   All other operating contracts and agreements relating to the business or operations of the Transferring Party's Stations, all material such contracts as of the date hereof being listed on Schedule 2.3.9 (including,
                                                --------------
without limitation, the Clear Channel Agreements, all employment agreements and talent contracts, all leases and subleases relating to the Leased Property, all agreements relating to any motor vehicles, and all national and local advertising representation agreements for its Stations), together with all contracts and agreements that will be entered into between the date of this Agreement and the Closing Date in accordance with the terms of this Agreement (collectively, the "Operating Contracts" and together with the Program Contracts, Trade-out Agreements, Time Sales Agreements and Network Agreements, the "Station Contracts").

           2.3.10.  Vehicles.

                    All automotive equipment and motor vehicles maintained, owned, leased or otherwise used by the Transferring Party in connection with the business and operations of its Stations, including, without limitation, those set forth and described in Schedule 2.3.10.
                           ---------------

           2.3.11.  Files and Records.

                    All engineering, business and other books, papers, logs, files and records pertaining to the business and operations of the Transferring Party's Stations, but not the organizational documents and records of the Transferring Party.

           2.3.12.  Auxiliary Facilities.

                    All translators, earth stations, and other auxiliary facilities, and all applications therefor owned, leased or otherwise used or useful by the Transferring Party in connection with the business and operations of its Stations, including, without limitation, those set forth and described in
Schedule 2.3.12.
---------------

           2.3.13.  Permits and Licenses.

                    All permits, approvals, orders, authorizations, consents, licenses, certificates, franchises, exemptions of, or filings or registrations with, any court or Governmental Authority (other than the FCC) in any jurisdiction, which have been issued or granted to or are owned or used or useful by the Transferring Party in connection with the business and operations of its Stations and all pending applications therefor.

           2.3.14.  Goodwill.

                    The business of the Transferring Party's Stations as a "going concern", customer relationships and goodwill.

           2.3.15.  Certain Accounts Receivable.

                    As to STC, all Accounts Receivable arising out of the business and operations of KSBW, and all Accounts Receivable arising out of the business and operations of the Burlington Stations from the STC Transfer Date under the Sinclair Agreement. As to HAT, all Accounts Receivable arising out of the business and operations of WDTN. Schedule 2.3.15 contains a true and
                                     ---------------
complete list, dated as of December 31, 1997, of all Accounts Receivable with respect to KSBW and WDTN as of such date.

           2.3.16.  Rights Under the Sinclair Documents.

                    As to STC, all of STCBV's rights under or pursuant to the Sinclair Documents except to the extent that such rights pertain to or affect WFFF.

           2.3.17.  Certain Cash.

                    As to STC, all cash, cash equivalents or deposits arising out of the business and operations of the Burlington Stations from and after the STC Transfer Date, and all interest payable in connection with any such cash, cash equivalents or deposits after giving effect to the payment of operating expenses of the Burlington Stations, but excluding any proceeds of a WFFF Disposition (as defined in that certain Credit Agreement to be entered into by HAT and STCBV Sub in connection with the Burlington Financing Amount).

     2.4.  Excluded Assets.

           Notwithstanding anything to the contrary in this Agreement, there shall be excluded from the Assets of each Transferring Party and retained by such Transferring Party, to the extent in existence as of the Closing Date, the following assets (collectively, the "Excluded Assets") (the Excluded Assets for the STC Stations are sometimes individually referred to herein as the "STC Excluded Assets"; and the Excluded Assets for the HAT Stations are sometimes individually referred to herein as the "HAT Excluded Assets").

           2.4.1.  Cash.

                   Except as set forth in Section 2.3.17, all cash, cash
                                          --------------
equivalents or deposits held by such Transferring Party, all interest payable in connection with any such cash, cash equivalents or deposits or short term investments, bank balances and rights in and to bank accounts, marketable and other securities of such Transferring Party.

           2.4.2.  Certain Accounts Receivable.

                   As to STC, all accounts receivable assigned to STCBV Sub for purposes of collection only under the Sinclair Agreement (the "Sinclair Receivables"); and, as to HAT, all amounts which are payable to HAT under the Clear Channel Agreements which were earned prior to the Closing Date.

           2.4.3.  Personal Property Disposed Of.

                   All tangible personal property disposed of or consumed in the Ordinary Course of Business as permitted by this Agreement.

           2.4.4.  Insurance.

                   All contracts of insurance and all insurance plans and the assets thereof.

           2.4.5.  Employee Plans and Assets.

                   All Plans, Benefit Arrangements (except for any Station Contracts, Proration Items or other matters which are specifically required to be assumed by the Recipient Party pursuant to the terms thereof), Qualified Plans and Welfare Plans and the assets thereof.

           2.4.6.  Right to Tax Refunds.

                   Any and all claims of the Transferring Party with respect to any Tax refunds.

           2.4.7.  Certain Books and Records.

                   All of (a) the Transferring Party's organizational documents, corporate books and records (including minute books and stock ledgers and records), and originals of account books of original entry, (b) duplicated copies of any books, records, accounts, checks, payment records, Tax records (including payroll, unemployment, real estate and other Tax records) and other similar books, records and information of the Transferring Party relating to the Transferring Party's operation of the business of its Stations prior to the Closing Date, (c) all records prepared by or on behalf of the Transferring Party in connection with the acquisition by it or conveyance of its Stations, and (d) all records and documents relating to any Excluded Assets.

           2.4.8.  Third-Party Claims.

                   To the extent related to any Excluded Assets, all rights and claims of the Transferring Party whether mature, contingent or otherwise, against third parties relating to the Assets or the Stations of the Transferring Party, whether in tort, contract, or otherwise.

           2.4.9.  Rights Under this Agreement.

                   All of the Transferring Party's rights under or pursuant to this Agreement or any other rights in favor of the Transferring Party pursuant to the other agreements contemplated hereby.

           2.4.10.  Rights Under the HAT Merger Agreement.

                    As to HAT, all of HAT's rights under or pursuant to that (a) certain Amended and Restated Agreement and Plan of Merger, dated as of March 26, 1997, by and among The Hearst Corporation, HAT Merger Sub, Inc., HAT Contribution Sub, Inc., Argyle Television, Inc., and (b) that certain Stock

Purchase Agreement, dated as August 26, 1994, by and among Argyle Television Holdings II, Inc. and NPG, Inc.

           2.4.11.  Names.

                    As to STC, all rights to the name "Sunrise Television", "STC", "STC Broadcasting" and any logo or variation thereof and the goodwill associated therewith; and, as to HAT, all rights to the name "Hearst-Argyle", "Hearst" and any logo or variation thereof and the goodwill associated therewith.

           2.4.12.  Deposit and Prepaid Expenses.

                    All of the Transferring Party's deposits and prepaid expenses, provided, however, any deposit and prepaid expenses shall be included
          --------  -------
in the Assets of the Transferring Party conveyed pursuant hereto to the extent that the Transferring Party receives a credit therefor in the calculation of the Proration Amount pursuant to Section 2.6.
                             -----------

           2.4.13.  Shared Contracts.

                     As to STC, all shared contracts and agreements relating to both the STC Stations and any television broadcast station other than the STC Stations (including, without limitation, WFFF, subject to Section 2.11) as
                                                          ------------
identified on Schedule 2.4.13; and, as to HAT, all shared contracts and
              ---------------
agreements relating to both the HAT Stations and any television broadcast station other than the HAT Stations as identified on Schedule 2.4.13.
                                                     ---------------

           2.4.14.  Labor Union Contracts.

                    As to STC, all labor union or other collective bargaining agreements relating to KSBW as identified on Schedule 2.4.14; and, as to HAT,
                                             ---------------
all labor union or other collective bargaining agreements relating to WDTN as identified on Schedule 2.4.14.
              ---------------

           2.4.15.  Miscellaneous Excluded Assets.

                    The assets listed and identified on Schedule 2.4.15.
                                                        ---------------

           2.4.16.  Affiliated Transactions.

                    All of the Transferring Party's rights and obligations under any Affiliated Transactions except to the extent any such rights or obligations are temporarily transferred pursuant to Section 6.13, including, without
                                        ------------
limitation, those set forth in Schedule 2.4.16.
                               ---------------

           2.4.17.  Assets of Other Television Stations.

                    As to STC, all assets and properties of STC owned, used, held for use or leased by STC in connection with the business and operations of any television broadcast station other than the STC Stations (including, without limitation, WFFF, subject to Section 2.11); and, as to HAT, all assets and
                             ------------
properties of HAT owned, used, held for use or leased by HAT in connection with the business and operations of any television broadcast station other than the HAT Stations.

     2.5.  Exchange of Assets.

           2.5.1. For and in consideration of the conveyance of the STC Assets to HAT and in addition to the assumption of Liabilities by HAT as set forth in
Section 2.10, at the Closing HAT agrees to (a) transfer to STC Broadcasting the
------------
HAT Non-License Assets and transfer to STC License Company the HAT License Assets, as provided for in Section 2.2, and (b) pay to STC by wire transfer of
                           -----------
immediately available funds to an account designated by STC the amount of Twenty-One Million Three Hundred Sixty-Six Thousand Six Hundred and Fifty Dollars ($21,366,650) (the "Cash Consideration"), less (i) any Burlington
                                                  ----
Financing Amount which is not repaid by STCBV Sub as of the Closing Date, and
(ii) plus any adjustments, if any, with respect to the ABC Affiliation Agreement
     ----
as described in Section 7.5.
                -----------

           2.5.2. For and in consideration of the conveyance of the HAT Assets to the STC Exchange Entities, the payment of the Cash Consideration to STC and in addition to the assumption of Liabilities by STC as set forth in Section 2.9,
                                                                    -----------
at the Closing the STC Exchange Entities agree to transfer to HAT the STC Assets as provided for in Section 2.3.
                   -----------

     2.6.  Proration Amounts.

           2.6.1. At least five (5) days prior to the Closing Date, each Transferring Party shall make a good faith estimate of the Proration Items for its Stations that are customary in television broadcast station transactions (each a "Proration Amount") to reflect that all Proration Items of the Transferring Party's Stations shall be apportioned between the Recipient Party and the Transferring Party in accordance with the principle that the Transferring Party shall receive the benefit of all revenues, refunds, deposits (other than deposits for Program Contracts which shall be prorated based on the percentage of the term that the film or program was aired on the Transferring Party's Stations before the Closing Date and the percentage available to be aired on and after the Closing Date) and prepaid expenses, and shall be responsible for all expenses, costs and liabilities allocable to the conduct of the businesses or operations of the Transferring Party's Stations for the period prior to the Closing Date, and the Recipient Party shall receive the benefit of all revenues, refunds, deposits and prepaid expenses, and shall be responsible for all expenses, costs and liabilities allocable to the conduct of the businesses or operations of such Stations from and after the Closing Date; provided, however, there shall be no adjustment or proration for any negative or
--------  -------
positive net trade balance for WPTZ or WNNE except to the extent that the negative trade balance (i.e., the amount by which the value of goods or services
                        ---
to be received is less than the value of any advertising time remaining to be run) for either Station exceeds Fifty Thousand Dollars ($50,000) as of the Closing Date; provided, further, that prorations or adjustments pursuant to this
              --------  -------
Section 2.6 shall be made with respect to WNAC and WPRI only to the extent that
-----------
there are earnings under the Clear Channel Agreements which have not been paid to HAT and which relate to HAT's period of ownership of WNAC. Determinations pursuant to this Section 2.6.1 shall be made in accordance with generally
                 -------------
accepted accounting principles consistently applied for the period prior to the Closing Date. All Proration Amounts shall be payable in cash at the Closing.

           2.6.2. Within ninety (90) days after the Closing Date, the Recipient Party shall deliver to the Transferring Party in writing and in reasonable detail a good faith final determination of the Proration Amount determined as of the Closing Date under Section 2.6.1 ("Final Proration Amount"). The
                       -------------
Transferring Party shall assist the Recipient Party in making such determination, and the Recipient Party shall provide the Transferring Party with reasonable access to the properties, books and records relating to the Stations of the Transferring Party for the purpose of determining the Final Proration Amount. The Transferring Party shall have the right to review the computations and workpapers used in connection with the Recipient Party's preparation of the Final Proration Amount. If the Transferring Party disagrees with the amount of the Final Proration Amount determined by the Recipient Party, the Transferring Party shall so notify the Recipient Party in writing within thirty (30) days after the date of receipt of the Recipient Party's Final Proration Amount, specifying in detail any point of disagreement; provided, however, that if the
                                                --------  -------
Transferring Party fails to notify the Recipient Party in writing of the Transferring Party's disagreement within such thirty (30) day period, the Recipient Party's determination of the Final Proration Amount shall be final, conclusive and binding on the parties. After the receipt of any notice of disagreement, the parties shall negotiate in good faith to resolve any disagreements regarding the Final Proration Amount. If any such disagreement cannot be resolved by the parties within thirty (30) days after the Recipient Party has received notice from the Transferring Party of the existence of such disagreement, the parties shall jointly select a nationally recognized independent public accounting firm (the "Accounting Firm"), to review the Recipient Party's determination of the Final Proration Amount and to resolve as soon as possible all points of disagreement raised by the Transferring Party. All determinations made by the Accounting Firm with respect to the Final Proration Amount shall be final, conclusive and binding on the parties. The fees and expenses of the Accounting Firm incurred in connection with any such determination shall be shared one-half by the Recipient Party and one-half by the Transferring Party.

           2.6.3. If the Final Proration Amount is such that the Recipient Party's payment of the Proration Amount at the Closing was an underpayment to the Transferring Party, then the Recipient Party shall pay such underpayment amount to the Transferring Party in cash, within two (2) business days following the final determination of the Final Proration Amount. If the Final Proration Amount is such that the Recipient Party's payment of the Proration Amount at the Closing was an overpayment to the Transferring Party, then the Transferring Party shall pay such overpayment amount to the Recipient Party in cash within two (2) business days following the final determination of the Final Proration Amount. Any amounts paid pursuant to this Section 2.6.3 shall be by wire
                                           -------------
transfer of immediately available funds for credit to the recipient at a bank account identified by such recipient in writing.

           2.6.4. The parties agree that prior to the date of the final determination of the Final Proration Amount pursuant to this Section 2.6 (by the
                                                             -----------
Accounting Firm or otherwise), neither party will destroy any records pertaining to, or necessary for, the final determination of the Final Proration Amount.

     2.7.  Accounts Receivable.

           2.7.1. At least five (5) days prior to the Closing Date, STC shall make a good faith estimate of the Accounts Receivable as of the Closing Date for KSBW less five percent (5%) reserved for bad debts (the "KSBW Receivables"), and HAT shall make a good faith estimate of the Accounts Receivable as of the Closing Date for WDTN less five percent (5%) reserved for bad debts (the "WDTN Receivables"). On the Closing Date, (a) if the amount of the KSBW Receivables is greater than the amount of the WDTN Receivables, HAT shall pay to STC, in cash, the amount of the KSBW Receivables minus the amount of the WDTN
                                         -----
Receivables, and (b) if the amount of the WDTN Receivables is greater than the amount of the KSBW Receivables, STC shall pay to HAT, in cash, the amount of the WDTN Receivables minus the amount of the KSBW Receivables.
                 -----

           2.7.2. Within thirty (30) days after the Closing Date, the Recipient Party shall deliver to the Transferring Party in writing and in reasonable detail a good faith final determination of the Accounts Receivable acquired by the Recipient Party as of the Closing Date (the "Final AR Amount"). The Transferring Party shall assist the Recipient Party in making such determination, and the Recipient Party shall provide the Transferring Party with reasonable access to the books and records relating to the Stations of the Recipient Party for the purpose of determining the final Accounts Receivable amount. The Transferring Party shall have the right to review the computations and work papers used in connection with the Recipient Party's preparation of the Final AR Amount. If the Transferring Party disagrees with the Final AR Amount determined by the Recipient Party, the Transferring Party shall so notify the Recipient Party within thirty (30) days after the date of receipt of the Recipient Party's Final AR Amount, specifying in detail any point of disagreement; provided, however,
                                                           --------  -------
that if the Transferring Party fails to notify the Recipient Party in writing of the Transferring Party's disagreement within such thirty (30) day period, the Recipient Party's determination of the Final AR Amount shall be final, conclusive and binding on the parties. After the receipt of any notice of disagreement, the parties shall negotiate in good faith to resolve any disagreements regarding the Final AR Amount. If any such disagreement cannot be resolved by the parties within thirty (30) days after the Recipient Party has received notice from the Transferring Party of the existence of such disagreement, the parties shall jointly select an Accounting Firm to review the Recipient Party's determination of the Final AR Amount and to resolve as soon as possible all points of disagreement raised by the Transferring Party. All determinations made by the Accounting Firm with respect to the Final AR Amount shall be final, conclusive and binding on the parties. The fees and expenses of the Accounting Firm incurred in connection with any such determination shall be shared one-half by the Recipient Party and one-half by the Transferring Party.

           2.7.3. If the Final AR Amount is such that the Recipient Party's payment of the Accounts Receivable amount at the Closing was an underpayment to the Transferring Party, then the Recipient Party shall pay such underpayment amount to the Transferring Party in cash, within two (2) business days following the final determination of the Final AR Amount. If the Final AR Amount is such that the Recipient Party's payment of the Accounts Receivable amount at the Closing is an overpayment to the Transferring Party, then the Transferring Party shall pay such overpayment to the Recipient Party in cash within two (2) business days following the determination of the Final AR Amount. Any amount paid pursuant to this Section 2.7 shall be by wire transfer of immediately
                      -----------
available funds for credit to the recipient at a bank account identified by such recipient in writing.

           2.7.4. The parties agree that prior to the date of the final determination of the Final AR Amount pursuant to this Section 2.7 (by the
                                                      -----------
Accounting Firm or otherwise) neither party will destroy any records pertaining to, or necessary for, the final determination of the Final AR Amount.

     2.8.  Allocation of Asset Values.

           2.8.1. The fair market value of the STC Assets and the HAT Assets shall be determined and allocated on the basis of an appraisal (the "Appraisal") prepared by Bond & Pecaro (the "Appraisal Firm"). The Appraisal Firm shall be instructed to perform an appraisal of the classes of Assets of each Station and to deliver a report to STC and HAT as soon as reasonably practicable (the "Appraisal Report"). The Appraisal Report shall be subject to the approval of HAT and STC and HAT and STC shall cooperate in good faith to resolve any issues or differences relating to the Appraisal Report. HAT and STC shall each pay one-half of the fees, costs and expenses of the Appraisal Firm whether or not the transactions contemplated hereby are consummated.

           2.8.2. Within thirty (30) days of receipt of the Appraisal Report, the parties shall prepare a schedule that sets forth the "exchange groups" and "residual groups" (as each quoted term is defined by Treas. Reg. Section 1.1031(j)-1(b)(2)) for the exchanges contemplated by Section 6.12.2 (the
                                                     --------------
"Section 1031 Schedule"), together with each asset included in the STC Assets and HAT Assets that belongs to the relevant exchange group or residual group. The parties shall cooperate in good faith to resolve any issues relating to the
Section 1031 Schedule to be filed by each individual taxpayer.

           2.8.3. Each party, as necessary, shall prepare IRS Form 8594 and IRS Form 8824 reflecting the fair market value of the Assets such party has transferred and received as determined in accordance with the above provisions and shall forward such form to the other parties within thirty (30) days after agreement on the Section 1031 Schedule. Each party, as necessary, shall file their respective federal income tax returns for the tax year in which the Closing occurs with the IRS Form 8594 and IRS Form 8824 as prepared in accordance with the foregoing. The parties hereto hereby covenant and agree with each other that they will not take a position on any income tax return that is in any way inconsistent with the terms of this Section 2.8.3.
                                                  -------------

     2.9.  Assumption of Liabilities by STC.

           2.9.1. At the Closing, STC shall assume, pay, perform, discharge and indemnify and hold HAT harmless from and against (a) all Liabilities arising out of events occurring on or after the Closing Date related to the businesses or operations of the HAT Stations or the ownership of the HAT Assets by STC, (b) all Liabilities arising out of events occurring on or after the Closing Date with respect to the FCC Licenses of HAT, (c) all Liabilities arising on or after the Closing Date under the Station Contracts of HAT (including, without limitation, Trade-out Agreements) pursuant to their terms (except for Liabilities for any breaches thereunder by HAT occurring prior to the Closing Date), (d) all Liabilities for which there is an adjustment in favor of STC in connection with the calculation of the Proration Amount, and (e) all Liabilities to employees of the HAT Stations to be assumed by STC in accordance with Section 6.9 hereof.
                                                 -----------

            2.9.2.  Except for the Assumed Liabilities described in this Section
                                                                       -------
2.9, no STC Party will assume any other Liabilities of any kind or description
---
of HAT.

     2.10.  Assumption of Liabilities by HAT.

            2.10.1. At the Closing, HAT shall assume, pay, perform, discharge and indemnify and hold STC harmless from and against (a) all Liabilities arising out of events occurring on or after the Closing Date related to the businesses or operations of the STC Stations or the ownership of the STC Assets by HAT, (b) all Liabilities arising out of events occurring on or after the Closing Date with respect to the FCC Licenses of STC License Company, (c) all Liabilities arising on or after the Closing Date under the Station Contracts of STC (including, without limitation, Trade-out Agreements) pursuant to their terms (except for Liabilities for any breaches thereunder by STC occurring prior to the Closing Date), (d) all Liabilities for which there is an adjustment in favor of HAT in connection with the calculation of the Proration Amount, (e) all Liabilities to employees of the STC Stations to be assumed by HAT in accordance with Section 6.8 and Section 6.9 hereof, (f) except for the WFFF Liabilities,
     -----------     -----------
all Liabilities of STC under the Sinclair Documents (or Liabilities assumed pursuant to the terms thereof), and (g) all Liabilities arising out of events occurring on or after the Non-License Transfer (as defined in the Sinclair Agreement) relating to the business and operations of WNNE and WPTZ (the Liabilities described in Section 2.10.1(f) and Section 2.10.1(g) are sometimes
                         -----------------     -----------------
collectively referred to herein as the "Sinclair Liabilities").

            2.10.2.  Except for the Assumed Liabilities described in this
Section 2.10, HAT will not as *** any other Liabilities of any kind or
------------
description of STC.

     2.11.  Matters Related to the Burlington Stations.

            2.11.1. HAT acknowledges and agrees that the consummation of the purchase by STC of WPTZ and WNNE is, as of the date of this Agreement, pending pursuant the terms of the Sinclair Agreement. Notwithstanding anything to the contrary set forth herein or otherwise, no STC Party shall make or be deemed to make any representations, warranties, covenants or agreements regarding WPTZ or WNNE or any assets related thereto until the consummation of the purchase by STC of such Stations and Assets and thereafter any representations, warranties, covenants or agreements regarding such Stations and Assets shall only relate to

STC's period of ownership of such Stations and Assets. In addition, the terms "STC Assets", "Assets", "STC Stations" and "Stations" shall not include WPTZ or WNNE or the related assets of such stations until such time as WPTZ and WNNE are acquired by STC pursuant to the Sinclair Agreement.

            2.11.2. At the Closing, STC Broadcasting (as the successor-in-interest to STCBV Sub) agrees to assign to HAT all of STC Broadcasting's right, title and interest in, to and under the Sinclair Documents that relate to WPTZ, WNNE and any assets related thereto (but not including the assets of WFFF). In the event that any such rights and interests are not assignable, STC Broadcasting shall use commercially reasonable efforts (a) to provide HAT the financial and business benefits HAT would have enjoyed had such rights and interests been assignable as of the date hereof, and (b) upon the request of HAT, to enforce in STC Broadcasting's name for the account of HAT any rights that would otherwise have been available to HAT had the rights and interests under the Sinclair Documents been assignable as of the date hereof.

            2.11.3.  Subject to the terms and conditions of Section 2.11.4
                                                            --------------
below, all of the assets used in the operation of WFFF shall be retained by STC Broadcasting or its permitted designee, including the rights and obligations of Heritage Media Corporation pursuant to the Broadcast Facilities Agreement and Time Brokerage Agreement, each entered into on August 3, 1995, as amended (the "WFFF TBA"). As of the Closing Date, HAT shall operate WFFF pursuant to the WFFF TBA for a period up to two (2) years from the Closing Date until such time as STC Broadcasting requests termination of such operation by HAT (the "Interim Operation"). Under the Interim Operation, STC Broadcasting shall receive all income net of any out-of-pocket expenses incurred by HAT for the operation of WFFF and shall reimburse HAT if WFFF is being operated at a net deficit. STC Broadcasting shall be responsible for all payments due to Champlain Valley Telecasting, Inc. pursuant to the WFFF TBA during the Interim Operation. At the conclusion of the Interim Operation, STC Broadcasting shall no longer use any of the WPTZ facilities in connection with the operation of WFFF, other than the use of tower and equipment space at Terry Mountain, New York, until such time as STC Broadcasting is able to relocate its transmission facilities to Mt. Mansfield, Vermont. There will be no charges for rental of such space for a period of up to two (2) years after the conclusion of the Interim Operation. HAT agrees to cooperate at the sole expense of STC Broadcasting in all reasonable respects in connection with such relocation. In the event that STC Broadcasting is unsuccessful in relocating WFFF to Mt. Mansfield within this two (2) year period, HAT agrees to enter into a twenty (20) year lease agreement with STC Broadcasting for the Terry Mountain space on fair market value terms and conditions. During the period of the Interim Operation, STC Broadcasting shall not have the right to assign the WFFF TBA (and any rights or obligations hereunder relating to WFFF), in whole or in part, except (a) to any Affiliate of STC Broadcasting or (b) to any other Person with the prior written consent of HAT (which consent shall not be unreasonably withheld, conditioned or delayed).

            2.11.4. HAT acknowledges and agrees that certain of the STC Assets are also used, held for use or useful in connection with the business and operations of WFFF (collectively, the "STC Shared Assets"). Prior to the Closing, STC Broadcasting and HAT shall in good faith allocate the STC Shared Assets between STC Broadcasting and HAT in accordance with the principle that those STC Shared Assets used solely in connection with the business and operations of WFFF shall be retained by STC Broadcasting and included in the STC Excluded Assets, and all other STC Shared Assets shall be transferred to HAT. Notwithstanding the foregoing, to the extent that any of the STC Shared Assets retained by STC Broadcasting are necessary for HAT's operation of WPTZ and/or WNNE after the Closing, or any of the STC Shared Assets conveyed to HAT are necessary for STC Broadcasting's continued operation of WFFF after the Closing, such STC Shared Assets shall be available for joint use by the parties at no cost for a transitional period for up to two (2) years following the Closing Date.

            2.11.5. At the Closing, the parties agree to enter into a mutually agreeable transitional services agreement which shall set forth the terms and conditions of (a) the Interim Operation described in Section 2.11.3, and (b) the
                                                     --------------
joint use of certain STC Shared Assets described in Section 2.11.4.
                                                    --------------

            2.11.6. In order to provide an equitable sharing of the indemnities contained in Article 12 of the Sinclair Agreement and the Guaranty of even date by Sinclair Parent, the parties will coordinate the filing of any claims against Sinclair or Sinclair Parent so that (a) with respect to WFFF, STC shall have the benefits of up to two percent (2%) of the Basket Amount (as defined in the Sinclair Agreement) and the Indemnity Cap (as defined in the Sinclair Agreement), and (b) with respect to WPTZ and WNNE, HAT shall have the benefits of up to ninety-eight percent (98%) of the Basket Amount (as defined in the Sinclair Agreement) and the Indemnity Cap (as defined in the Sinclair Agreement). However, if STC, on the one hand, or HAT, on the other hand, does not use all of its respective share of such Basket Amount or Indemnity Cap prior to the scheduled expiration date for the filing of claims against Sinclair or Sinclair Parent, then the parties shall cooperate so that to the fullest extent practicable the unused portion of such share shall be made available by STC to HAT or by HAT to STC, as the case may be, immediately prior to such scheduled expiration date.

     2.12.  Matters Related to the Providence Stations.

            HAT represents and warrants to the STC Parties that the only HAT Assets owned, leased, used or useful by HAT in connection with the business and operations of WNAC are as set forth in Schedule 2.12 (the "Providence Assets").
                                       -------------
In
reliance upon such representation and warranty, each STC Party acknowledges and agrees that, notwithstanding anything to the contrary set forth herein or otherwise, HAT shall not make nor be deemed to make any representations, warranties, covenants or agreements regarding WNAC or WPRI or any assets related thereto, except to the extent any such representation, warranty, covenant or agreement relates to, or is applicable to, the Providence Assets, the Clear Channel Agreements or the HAT Balance Sheets.

     2.13   Financing of Burlington Stations.

            On or prior to the acquisition of the non-licensed STC Assets from Sinclair pursuant to the terms of the Sinclair Agreement, STCBV shall assign to STCBV Sub all of STCBV's rights under the Sinclair Documents and HAT agrees to loan to STCBV Sub, such amounts as are contemplated by the credit agreement, guaranty and related documents in the form of Exhibit F (all loans thereunder
                                              ---------
being referred to as the "Burlington Financing Amount"), and STCBV and STCBV Sub agree to simultaneously execute and deliver to HAT, and HAT agrees to simultaneously execute and deliver to STCBV and STCBV Sub, such credit agreement, guaranty and related documents.

     2.14.  Working Capital.

            (a) From and after the STC Transfer Date through the Closing Date, HAT agrees to make advances to STCBV Sub for the working capital requirements of STCBV Sub in connection with the business and operations of the Burlington Stations during such period (each a "Working Capital Advance"), as STC may request from time to time . In order to request a Working Capital Advance, STCBV Sub shall deliver written notice to HAT at least three (3) business days prior to the proposed date of the Working Capital Advance, signed by or on behalf of STCBV Sub, and specifying the following information: (i) the date of such Working Capital Advance, (ii) the amount of such Working Capital Advance (which amount shall not be less than Two Hundred and Fifty Thousand Dollars ($250,000)), and (iii) the number and location of the account to which funds are to be disbursed. Upon receipt of any such notice, HAT shall deliver the amount of the Working Capital Advance to STCBV Sub, by wire transfer of federal funds to the account specified in such notice and within three (3) business days following the date specified in such notice.

            (b) STCBV Sub and HAT acknowledge and agree that each Working Capital Advance shall be used by STCBV Sub for general working capital purposes in the business and operations of the Burlington Stations from and after the STC Transfer Date through the Closing Date, which shall include, without limitation
(i) payments of any proration amounts owed by STCBV Sub under the Sinclair Agreement, (ii) fees under that certain TBA Agreement (as defined in the

Sinclair Agreement), and (iii) interest payments arising under the Burlington Financing Amount. STCBV Sub acknowledges and agrees that in the event this Agreement is terminated as provided in Section 11.2, STCBV Sub agrees to
                                       ------------
reimburse HAT for any Working Capital Advances provided by HAT pursuant to this

Section 2.14.
------------

                                   ARTICLE 3.

               REPRESENTATIONS AND WARRANTIES BY THE STC PARTIES

            Each STC Party, with respect to such STC Party and with respect to the STC Stations and STC Assets owned by such STC Party, represents and warrants to HAT as follows:

     3.1.   Organization and Standing.

            The STC Party is duly organized, validly existing and in good standing under the laws of the state of its organization and is or will be prior to the Closing Date duly qualified to do business and is or will be prior to the Closing Date in good standing in any jurisdiction where its STC Stations are located and operated and in each other jurisdiction where and at such time as such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on its STC Stations. The STC Party has the corporate power and authority to own, lease and otherwise to hold and operate its STC Assets, to carry on the business of its STC Stations as now conducted, and to enter into and perform the terms of this Agreement, the other STC Documents to which the STC Party is a party and the transactions contemplated hereby and thereby.

     3.2.   Authorization.

            The execution, delivery and performance of this Agreement and of the other STC Documents to which the STC Party is a party, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement constitutes, and upon execution and delivery of the other agreements to which the STC Party is a party will constitute, valid and binding agreements and obligations of the STC Party, enforceable against the STC Party in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

     3.3.   Compliance with Laws.

            To STC's knowledge, STC is in material compliance with all Laws applicable to the STC Assets and to the business and operations of the STC Stations. STC has obtained and holds all material permits, licenses and approvals (none of which has been modified or rescinded and all of which are in full force and effect) from all Governmental Authorities necessary in order to conduct the operations of the STC Stations as presently conducted.

     3.4.   Consents and Approvals; No Conflicts.

            3.4.1. The execution and delivery of this Agreement, and the performance of the transactions contemplated herein by the STC Party, will not require any consent, approval, authorization or other action by, or filing with or notification to, any Person or Governmental Authority, except as follows:
(a) filings required under Hart-Scott-Rodino, (b) consents to the assignment of the FCC Licenses by the FCC, (c) filings, if any, with respect to real estate transfer taxes, (d) certain of the Station Contracts may be assigned only with the consent of third parties, as specified in Schedule 3.4, and (e) filings with
                                              ------------
the Securities and Exchange Commission.

            3.4.2. Assuming all consents, approvals, authorizations and other actions described in Section 3.4.1 have been obtained and all filings and
                     -------------
notifications described in Section 3.4.1 have been made, the execution, delivery
                           -------------
and performance of this Agreement and the other STC Documents to which the STC Party is a party do not and will not (a) conflict with or violate in any material respect any Law applicable to the STC Party, its STC Assets or STC Stations or by which any of its STC Assets or STC Stations is subject or affected, (b) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) of any of the STC Party's Station Contracts or other material agreements to which the STC Party is a party or by which the STC Party is bound or to which any of its STC Assets or STC Stations is subject or affected, (c) result in the creation of any Encumbrance upon its STC Assets, or (d) conflict with or violate the organizational documents of the STC Party.

     3.5.   Financial Statements; Undisclosed Liabilities.

            3.5.1. STC has provided to HAT unaudited balance sheets of the STC Stations as listed on Schedule 3.5 (the "STC Balance Sheets"), and unaudited
                      ------------
statements of income and operating cash flows for the STC Stations as listed on
Schedule 3.5.  Such financial statements (a) present fairly in all material
------------
respects the financial condition of the STC Stations as of the date and the results of operations and operating cash flows for the period indicated, and (b) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except that the financial statements referred to in this
Section 3.5.1 do not contain all footnotes and cash flow information from
-------------
investing and financing activities required under generally accepted accounting principles and are subject to customary year-end adjustments). To the knowledge of STC, the Accounts Receivable of STC shown on the balance sheets described in this Section 3.5 and the KSBW Receivables have been collected or are collectible in amounts not less than the amounts thereof carried on the books of STC, except to the extent of the allowance for doubtful accounts shown on such balance sheets.

            3.5.2. There exist no Liabilities of the STC Stations relating to, or arising out of, the business or operations of the STC Stations, contingent or absolute, matured or unmatured, known or unknown, except (a) as reflected on the STC Balance Sheets and (b) for Liabilities that (i) were incurred after December 31, 1997 (the "Current Balance Sheet Date") in the Ordinary Course of Business, or (ii) were not required to be reflected on the STC Balance Sheets in accordance with generally accepted accounting principles applied on a consistent basis.

     3.6.   Absence of Certain Changes or Events.

            Except as set forth and described in Schedule 3.6, since the Current
                                                 ------------
Balance Sheet Date, there has been no Material Adverse Effect on the STC Stations. Since the Current Balance Sheet Date, the business of the STC Stations has been conducted in the Ordinary Course of Business, and the STC Party has not, with respect to its STC Stations or STC Assets, (a) incurred any extraordinary loss of, or injury to, any of its STC Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; (b) incurred, or become subject to, any Liability, except current Liabilities incurred in the Ordinary Course of Business; (c) discharged or satisfied any Encumbrance or paid any Liability other than current Liabilities shown in the STC Balance Sheets, current Liabilities incurred since the Current Balance Sheet Date in the Ordinary Course of Business, and Liabilities (including, without limitation, partial and complete prepayments) arising under any credit or loan agreement between the STC Party and its lenders; (d) mortgaged, pledged or subjected to any Encumbrance any of its STC Assets (except for Permitted Encumbrances); (e) made any material change in any method of accounting or accounting practice; (f) sold, leased, assigned or otherwise transferred any of its material STC Assets other than obsolete STC Assets which have been replaced by suitable replacements; (g) made any material increase in compensation or benefits payable to any employee other than in the Ordinary Course of Business; or (h) made any agreement to do any of the foregoing.

     3.7.   Absence of Litigation.

            As of the date hereof, except as set forth in Schedule 3.7, there is
                                                          ------------
no material or, to STC's knowledge, immaterial action, suit, investigation, claim, arbitration, litigation or similar proceeding, nor any order, decree or judgment pending or, to STC's knowledge, threatened against STC , the STC Assets or STC Stations before any Governmental Authority.

     3.8.   Assets.

            Except for the STC Excluded Assets, the STC Assets include all of the assets or property used or useful in the businesses of the STC Stations as presently operated, including all of the assets or property acquired under the Sinclair Documents. Except for leased or licensed STC Assets, STC is the owner of, and has good title to, the STC Assets free and clear of any Encumbrances, except for Permitted Encumbrances (including, without limitation, those items set forth on Schedule 3.8). At the Closing, HAT shall acquire good title to,
             ------------
and all right, title and interest in and to the STC Assets, free and clear of all Encumbrances, except for Permitted Encumbrances.

     3.9.   FCC Matters.

            3.9.1. STC License Company holds the FCC Licenses for the STC Stations listed as held by the STC License Company on Schedule 2.3.1. The FCC
                                                      --------------
Licenses contained on Schedule 2.3.1 constitute all of the licenses, permits and
                      --------------
authorizations from the FCC that are required for the business and operations of the STC Stations. Except as set forth on Schedule 3.9, such FCC Licenses are
                                          ------------
valid and in full force and effect through the dates set forth on Schedule
                                                                  --------
2.3.1, unimpaired by any condition, other than as set forth in such FCC
-----
Licenses.  Except as set forth on Schedule 3.9, no application, action or
                                  ------------
proceeding is pending for the renewal or modification of any of STC License Company's FCC Licenses, and, except for actions or proceedings affecting television broadcast stations generally, no application, complaint, action or proceeding is pending or, to STC's knowledge, threatened that may result in the
(a) the revocation, modification, non-renewal or suspension of any of STC License Company's FCC Licenses, or (b) the issuance of a cease-and-desist order. Except as set forth in Schedule 3.9, STC has no knowledge of any facts,
                       ------------
conditions or events relating to STC License Company or its STC Stations that would reasonably be expected to cause the FCC to revoke any of the FCC Licenses for the STC Stations or not to grant any pending applications for renewal of any FCC Licenses for the STC Stations or to deny the assignment of the FCC Licenses of STC License Company to HAT as provided for in this Agreement.

            3.9.2.  (a)  Except as disclosed in Schedule 3.9, STCBV Sub is, and
                                                ------------
pending the closing under the Sinclair Agreement will remain legally, financially
and otherwise qualified under the Communications Act and all rules, regulations and policies of the FCC to acquire and operate the Burlington Stations. Except as disclosed in Schedule 3.9, there are no facts or proceedings which would
                ------------
reasonably be expected to disqualify STCBV Sub under the Communications Act or otherwise from acquiring or operating any of the Burlington Stations or would cause the FCC not to approve the assignment of the FCC Licenses to STCBV Sub. Except as disclosed in Schedule 3.9, STC has no knowledge of any fact or
                       ------------
circumstance relating to STC or any Affiliate of STC that would reasonably be expected to (i) cause the filing of any objection to the assignment of the FCC Licenses for the Burlington Stations from Sinclair to STCBV Sub, or (ii) lead to a delay in the processing by the FCC of the applications for such assignment. Except for existing waivers pertaining to the Burlington Stations and except for the temporary waiver specified in Schedule 3.9, no waiver of any FCC rule or
                                  ------------
policy is necessary to be obtained for the grant of the applications for the assignment of the FCC Licenses for the Burlington Stations from Sinclair to STCBV Sub, nor will processing pursuant to any exception or rule of general applicability be requested or required in connection with the consummation of the transactions herein.

            (b)  Except as disclosed in Schedule 3.9, each of STC License
                                        ------------
Company and SALC is, and pending the Closing will remain legally, financially and otherwise qualified under the Communications Act and all rules, regulations and policies of the FCC to acquire and operate WDTN and WNAC, respectively. Except as disclosed in Schedule 3.9, there are no facts or proceedings which
                       ------------
would reasonably be expected to disqualify STC License Company or SALC under the Communications Act or otherwise from acquiring or operating WDTN and WNAC, respectively, or would cause the FCC not to approve the assignment of the FCC Licenses of WDTN and WNAC to STC License Company and SALC, respectively. Except as disclosed in Schedule 3.9, STC has no knowledge of any fact or circumstance
                ------------
relating to STC or any Affiliate of STC that would reasonably be expected to (i) cause the filing of any objection to the assignment of the FCC Licenses for WDTN and WNAC from HAT to STC License Company and SALC, respectively, or (ii) lead to a delay in the processing by the FCC of the applications for such assignment. Except for existing waivers pertaining to the HAT Stations, no waiver of any FCC rule or policy is necessary to be obtained for the grant of the applications for the assignment of the FCC Licenses for WDTN and WNAC from HAT to STC License Company and SALC, respectively, nor will processing pursuant to any exception or rule of general applicability be requested or required in connection with the consummation of the transactions herein.

     3.10.  Real Property.

            3.10.1. STC has good and marketable fee simple title to all fee estates included in the Real Property of STC and good title to all other owned Real Property of STC, in each case free and clear of all Encumbrances, except for

Permitted Encumbrances (including, without limitation, those items listed on
Schedule 3.10).
-------------

            3.10.2. STC has a valid leasehold interest in all Leased Property listed as leased by STC in Schedule 2.3.2. Schedule 2.3.2 lists all leases and
                           --------------   --------------
subleases pursuant to which any of such Leased Property is leased by STC in connection with the business and operations of the STC Stations. STC is the owner and holder of all such Leased Property purported to be granted by such leases and subleases. Each such lease and sublease is valid as to STC thereunder and, to STC's knowledge valid as to any other party thereto, and is in full force and effect and, to STC's knowledge, constitutes a legal and binding obligation of, and is legally enforceable against STC and each other party thereto and grants the leasehold interest it purports to grant, including any rights to nondisturbance and peaceful and quiet enjoyment that may be contained therein. The lessees and sublessees are, and to the knowledge of STC, all other parties are, in compliance in all material respects with the provisions of such leases and subleases.

            3.10.3.  The Real Property and the Leased Property of STC listed in
Schedule 2.3.2 constitute all of the real property owned, leased or used in the
--------------
business and operations of the STC Stations which is material to the business and operations of the STC Stations.

            3.10.4. No portion of the Real Property of STC or any building, structure, fixture or improvement thereon is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending or, to the knowledge of STC, threatened. To STC's knowledge, and to the extent that such documents are in the possession of STC, STC has delivered to HAT true, correct and complete copies of the following documents with respect to its Real Property and Leased Property as identified in
Schedule 3.10:  (i) deeds, by which STC has received a fee interest in any of
-------------
such Real Property; (ii) leases for all of its Leased Property; (iii) title insurance policies or commitments; (iv) surveys; and (v) inspection reports or other instruments or reports, including, without limitation, any phase I or phase II environmental reports or other similar environmental reports, surveys or assessments (including any and all amendments and other modifications of such instruments).

     3.11.  Intellectual Property.

            STC possesses adequate rights, licenses and authority to use all Intellectual Property necessary to conduct the business of the STC Stations as presently conducted. STC has good title to all Intellectual Property maintained, owned, leased or used in connection with the business and operations of the STC Stations, free and clear of any Encumbrances, except for Permitted Encumbrances. STC is not obligated to pay any royalty or other fees to anyone with respect to the

Intellectual Property of STC. STC has not received any written notice to the effect that any service rendered by STC relating to the business of the STC Stations may infringe, or that STC is otherwise infringing, on any intellectual property right or other legally protectable right of another. No director, officer or employee of STC has any interest in any Intellectual Property.

     3.12.  Station Contracts.

            Complete and correct copies of the Station Contracts of STC set forth in Schedules 2.3.5, 2.3.6, 2.3.8 and 2.3.9 (which schedules, as to STC,
         ---------------------------------------
are true and correct in all material respects) have been made available to HAT and (a) each such material Station Contract and, to STC's knowledge, each such immaterial Station Contract, is in full force and effect and constitutes a legal, valid and binding obligation of STC, and, to STC's knowledge, of each other party thereto; (b) STC is not in breach or default in any material respect of the terms of any such Station Contract; (c) none of the material rights of STC under any such Station Contract will be subject to termination, nor will a default occur, as a result of the consummation of the transactions contemplated hereby, except to the extent that failure to obtain the prior consent to assignment thereof of any party thereto shall or could be interpreted to constitute a termination or modification of or a default under any such Station Contract; and (d) to the knowledge of STC, no other party to any such Station Contract is in breach or default in any material respect of the terms thereunder.

     3.13.  Taxes.

            STC has (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing Date) duly filed all material Tax Returns required to be filed by STC on or before the Closing Date with respect to all material applicable Taxes. In the case of any such Tax Returns which receive an extension for their date of filing, such Tax Returns will be considered due on, and not considered required to be filed before, the extended due date. All such Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all material respects. STC has: (a) paid all Taxes due to any Governmental Authority as indicated on such Tax Returns; or (b) established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have established) adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes.

     3.14.  Employee Benefit Plans.

            3.14.1.  Schedule 3.14 lists all Plans and Benefit Arrangements
                     -------------
maintained by or contributed to by STC for the benefit of the employees of the STC Stations (collectively referred to as "STC Benefit Plans"). Each STC Benefit Plan has been maintained in material compliance with its terms and with ERISA, the Code and other applicable Laws.

            3.14.2.  Schedule 3.14 sets forth a list of all Qualified Plans
                     -------------
maintained by or contributed to by STC for the benefit of the employees of the STC Stations. All such Qualified Plans and any related trust agreements or annuity agreements (or any other funding document) have been maintained in material compliance with ERISA and the Code (including, without limitation, the requirements for tax qualification described in Section 401 thereof), other than any Multiemployer Plan. To STC's knowledge, any trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code.

            3.14.3.  Schedule 3.14 lists all funded Welfare Plans of STC that
                     -------------
provide benefits to current or former employees of the STC Stations or their beneficiaries. To STC's knowledge, the funding under each such Welfare Plan does not exceed and has not exceeded the limitations under Sections 419A(b) and 419A(c) of the Code. To STC's knowledge, STC is not subject to taxation on the income of any such Welfare Plan's welfare benefit fund (as such term is defined in Section 419(e) of the Code) under Section 419A(g) of the Code.

            3.14.4. STC has no post-retirement medical, life insurance or other benefits promised, provided or otherwise due now or in the future to current, former or retired employees of the STC Stations.

            3.14.5.  To STC's knowledge, except as set forth in Schedule 3.14,
                                                                -------------
STC has (a) filed or caused to be filed all returns and reports on STC's Plans that they are required to file and (b) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties and assessments that are payable by or for STC have been timely reported, fully paid and discharged. There are no unpaid fees, penalties, interest or assessments due from STC or from any other person that are or could become an Encumbrance on any of the STC Assets or could otherwise adversely affect the businesses of the STC Stations or STC Assets. To STC's knowledge, STC has collected or withheld all amounts that are required to be collected or withheld by it to discharge its obligations, and all of those amounts have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due. STC has furnished to HAT true and complete copies of all documents setting forth the terms and funding of each of STC's Plans.

            3.14.6.  Except as set forth in Schedule 3.14, neither STC nor any
                                            -------------
ERISA Affiliate of STC has ever sponsored or maintained, had any obligation to sponsor or maintain, or had any liability (whether actual or contingent, with respect to any of its assets or otherwise) with respect to any of STC's Plans subject to Section 302 of ERISA or Section 412 of the Code or Title IV of ERISA (including any Multiemployer Plan). Neither STC nor any ERISA Affiliate of STC (since January 1, 1989) has terminated or withdrawn from or sought a funding waiver with respect to any plan subject to Title IV of ERISA, and no facts exist that could reasonably be expected to cause such actions in the future; no accumulated funding deficiency (as defined in Code Section 412), whether or not waived, exists with respect to any such plan; no reportable event (as defined in ERISA Section 4043) has occurred with respect to any such plan (other than events for which reporting is waived); all costs of any such plans have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and the assets of each such plan, as of its last valuation date, exceeded its "Benefit Liabilities" (as defined in ERISA
Section 4001(a)(16)); and, since the last valuation date for each such plan, no such plan has been amended or changed to increase the amounts of benefits thereunder and, to the knowledge of STC, there has been no event that would reduce the excess of assets over benefit liabilities; and except as set forth in
Schedule 3.14, neither STC nor any ERISA Affiliate of STC has ever made or been
-------------
obligated to make, or reimbursed or been obligated to reimburse another employer for, contributions to any Multiemployer Plan of STC.

            3.14.7. No claims (other than for benefits in the Ordinary Course of Business) or lawsuits are pending or, to the knowledge of STC, threatened by, against, or relating to any of the STC Benefit Plans. To STC's knowledge, the STC Benefit Plans are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental agency or entity and no matters are pending with respect to any Qualified Plan of STC under the IRS's Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs.

            3.14.8. With respect to each Plan of STC, there has occurred no non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code) or transaction prohibited by Section 406 of ERISA or breach of any fiduciary duty described in Section 404 of ERISA that would, if successful, result in any liability for STC.

            3.14.9. STC has no liability with respect to any employee benefit plan of STC that is not a STC Benefit Plan (exclusive of severance arrangements and retention agreements) or with respect to any employee benefit plan sponsored or maintained (or which has been or should have been sponsored or maintained or with respect to which there has been an obligation to do so) by any ERISA Affiliate of STC.

            3.14.10. All group health plans of STC and its ERISA Affiliates covering any current or former employees of the STC Stations have been operated in material compliance with the requirements of Sections 4980B (and its predecessor) and 5000 of the Code, and STC has provided, or will have provided before the Closing Date, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B with respect to any "qualifying event" (as defined therein) occurring before or on the Closing Date.

     3.15.  Labor Relations.

            Schedule 3.15 contains a true and complete list of all employees
            -------------
engaged in the business or operations of the STC Stations as of the date set forth on the list, together with such employee's position, salary and date of hire. Schedule 3.15 lists all written employment contracts with any such
       -------------
employees and all written agreements, plans, arrangements, commitments and understandings pursuant to which STC has severance obligations with respect to such employees. Except as set forth on Schedule 3.15, no labor union or other
                                        -------------
collective bargaining unit represents or, to STC's knowledge, claims to represent, any of the employees of the STC Stations. There are no strikes, work stoppages, grievance proceedings, union organization efforts, or other controversies pending between STC and any union or collective bargaining unit representing (or, to STC's knowledge, claiming to represent) any employees of the STC Stations. STC is in compliance with all Laws relating to the employment of employees of the STC Stations or the workplace of the STC Stations, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, worker's compensation, employee privacy and right to know and social security contributions, except for any noncompliance which would not have a Material Adverse Effect on the STC Stations. Except as set forth on Schedule 3.15, there
                                                           -------------
are no collective bargaining agreements relating to the STC Stations or the business and operations thereof.

     3.16.  Environmental Matters.

            3.16.1.  Schedule 3.16 contains a true and complete list and brief
                     -------------
summary of all material reports, audits and other documents relating to the environmental condition of STC's Real Property in STC's possession.

            3.16.2.  Except as set forth in Schedule 3.16, to STC's knowledge
                                            -------------
(which knowledge is based on the items set forth on Schedule 3.16), STC is in
                                                    -------------
material compliance with, and STC's Real Property and all improvements thereon are in material compliance with, all Environmental Laws.

            3.16.3.  Except as set forth in Schedule 3.16, there are no pending
                                            -------------
or, to the knowledge of STC , threatened actions, suits, claims, or other legal proceedings based on (and STC has not received any written notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Authority arising out of or attributable to): (a) the current or past presence at any part of STC's Real Property of Hazardous Materials; (b) the current or past release or threatened release into the environment from STC's Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials; (c) the off-site disposal of Hazardous Materials originating on or from STC's Real Property or the STC Assets or businesses of the STC Stations; (d) any facility operations or procedures of the STC Stations which do not conform to requirements of the Environmental Laws; or (e) any violation of Environmental Laws at any part of STC's Real Property arising from activities of the STC Stations involving Hazardous Materials. To the knowledge of STC, STC has been duly issued all material permits, licenses, certificates and approvals required under any Environmental Law.

     3.17.  Insurance.

            Schedule 3.17 contains a true and complete list and brief summary of
            -------------
all policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance of any kind relating to the STC Assets or the business and operations of the STC Stations. All such policies: (a) are in full force and effect; (b) are sufficient for compliance in all material respects with all requirements of Law and of all material agreements to which STC is a party; and (c) to STC's knowledge, are valid, outstanding, and enforceable policies and the policy holder is not in default in any material respect thereunder.

     3.18.  Reports.

            All material returns, reports and statements that the STC Stations are currently required to file with the FCC or any governmental agency have been timely filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction thereof have been complied with in all material respects. All of such reports, returns and statements are complete and correct in all material respects as filed. To STC's knowledge, all documents required by the FCC to be deposited by STC in its public files (as defined in the rules and regulations of the FCC) during the period of operation of the STC Stations by STC have been deposited therein.

     3.19.  Affiliated Transactions.

            Except as set forth in Schedule 3.19, the STC Party is not now, and
                                   -------------
during the past three (3) years has not been, a party, directly or indirectly, to any material contract, lease, arrangement or transaction relating to its STC Stations, whether for the purchase, lease or sale of property, for the rendition of services or otherwise, with any Affiliate of the STC Party, or any officer, director, employee, proprietor, partner or shareholder of the STC Party (collectively, "STC Affiliated Transactions"). None of the STC Affiliated Transactions which are identified on Schedule 3.19 contains terms and conditions
                                     -------------
which are in the aggregate significantly less favorable to the STC Party and as would be obtained in a comparable arms length transaction or transaction which would not have occurred but for the relationship between the parties.

     3.20.  Special Purpose.

            Except for Liabilities incurred in connection with the organization and incorporation of STCBV and STCBV Sub and the transactions contemplated by this Agreement and the Sinclair Agreement, neither STCBV nor STCBV Sub has not incurred, directly or indirectly, any Liabilities or engaged in any business activities of any type whatsoever or entered into any agreements or arrangements with any Person.

     3.21.  Availability of Funds.

            STC will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated hereby and repay the Burlington Financing Amount (less the Cash Consideration).

                                   ARTICLE 4.

                     REPRESENTATIONS AND WARRANTIES BY HAT

          HAT represents and warrants to the STC Parties as follows:

     4.1.  Organization and Standing.

           HAT is duly organized, validly existing and in good standing under the laws of the state of its organization and is or will be prior to the Closing Date duly qualified to do business and is or will be prior to the Closing Date in good standing in any jurisdiction where the HAT Stations are located and operated and in each other jurisdiction where and at such time as such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the HAT Stations. HAT has the corporate power and authority to own, lease and otherwise to hold and operate the HAT Assets, to carry on the business of the HAT Stations as now conducted, and to enter into and perform the terms of this Agreement, the HAT Documents to which HAT is a party and the transactions contemplated hereby and thereby.

     4.2.  Authorization.

           The execution, delivery and performance of this Agreement and of the HAT Documents to which HAT is a party, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement constitutes, and upon execution and delivery of the HAT Documents to which HAT is a party will constitute, valid and binding agreements and obligations of HAT, enforceable against HAT in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

     4.3.  Compliance with Laws.

           To HAT's knowledge, HAT is in material compliance with all Laws applicable to the HAT Assets and to the business and operations of the HAT Stations. HAT has obtained and holds all material permits, licenses and approvals (none of which has been modified or rescinded and all of which are in full force and effect) from all Governmental Authorities necessary in order to conduct the operations of the HAT Stations as presently conducted.

     4.4.  Consents and Approvals; No Conflicts.

           4.4.1. The execution and delivery of this Agreement, and the performance of the transactions contemplated herein by HAT, will not require any consent, approval, authorization or other action by, or filing with or notification to, any Person or Governmental Authority, except as follows: (a) filings required under Hart-Scott-Rodino, (b) consents to the assignment of the FCC Licenses by the FCC, (c) filings, if any, with respect to real estate transfer taxes, (d) certain of the Station Contracts may be assigned only with the consent of third parties, as specified in Schedule 4.4, (e) filings with the
                                              ------------
Securities and Exchange Commission, and (f) under H-A's indenture for certain of H-A's bonds, H-A's Board of Directors must deliver to the trustee a resolution determining that the consideration to be received for the HAT Stations is fair market value and under H-A's bank credit agreement, H-A may not acquire additional television stations unless H-A delivers certain certificates and environmental reports to the agent bank as well as evidence that

H-A will not become liable for material Tax or ERISA liabilities as a result of such acquisition.

           4.4.2. Assuming all consents, approvals, authorizations and other actions described in Section 4.4.1 have been obtained and all filings and
                     -------------
notifications described in Section 4.4.1 have been made, the execution, delivery
                           -------------
and performance of this Agreement and the HAT Documents to which HAT is a party do not and will not (a) conflict with or violate in any material respect any Law applicable to HAT, the HAT Assets or HAT Stations or by which any of the HAT Assets or HAT Stations is subject or affected, (b) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) of any of HAT's Station Contracts or other material agreements to which HAT is a party or by which HAT is bound or to which any of the HAT Assets or HAT Stations is subject or affected, (c) result in the creation of any Encumbrance upon the HAT Assets, or (d) conflict with or violate the organizational documents of HAT.

     4.5.  Financial Statements; Undisclosed Liabilities.

           4.5.1. HAT has provided to the STC Parties unaudited balance sheets of the HAT Stations as of December 31, 1997 (the "HAT Balance Sheets"), and unaudited statements of income and operating cash flows for the HAT Stations for the twelve (12) month period ending December 31, 1997. Such financial statements (a) present fairly in all material respects the financial condition of the HAT Stations as of the date and the results of operations and operating cash flows for the period indicated, and (b) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except that the financial statements referred to in this Section 4.5.1 do not
                                                          -------------
contain all footnotes and cash flow information from investing and financing activities required under generally accepted accounting principles and are subject to customary year-end adjustments). To the knowledge of HAT, the Accounts Receivable of HAT shown on the balance sheets described in this Section
                                                                         -------
4.5 and the WDTN Receivables have been collected or are collectible in amounts
---
not less than the amounts thereof carried on the books of HAT, except to the extent of the allowance for doubtful accounts shown on such balance sheets.

           4.5.2. There exist no Liabilities of the HAT Stations relating to, or arising out of, the business or operations of the HAT Stations, contingent or absolute, matured or unmatured, known or unknown, except (a) as reflected on the HAT Balance Sheets and (b) for Liabilities that (i) were incurred after the Current Balance Sheet Date in the Ordinary Course of Business, or (ii) were not required to be reflected on the Balance Sheets of HAT in accordance with generally accepted accounting principles applied on a consistent basis.

     4.6.  Absence of Certain Changes or Events.

           Except as set forth and described in Schedule 4.6, since the Current
                                                ------------
Balance Sheet Date, there has been no Material Adverse Effect on the HAT Stations. Since the Current Balance Sheet Date, the business of the HAT Stations has been conducted in the Ordinary Course of Business, and HAT has not, with respect to the HAT Stations or HAT Assets, (a) incurred any extraordinary loss of, or injury to, any of the HAT Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; (b) incurred, or become subject to, any Liability, except current Liabilities incurred in the Ordinary Course of Business; (c) discharged or satisfied any Encumbrance or paid any Liability other than current Liabilities shown in the HAT Balance Sheets, current Liabilities incurred since the Current Balance Sheet Date in the Ordinary Course of Business, and Liabilities (including, without limitation, partial and complete prepayments) arising under any credit or loan agreement between HAT and its lenders; (d) mortgaged, pledged or subjected to any Encumbrance any of the HAT Assets (except for Permitted Encumbrances); (e) made any material change in any method of accounting or accounting practice; (f) sold, leased, assigned or otherwise transferred any of its material HAT Assets other than obsolete HAT Assets which have been replaced by suitable replacements; (g) made any material increase in compensation or benefits payable to any employee other than in the Ordinary Course of Business; or (h) made any agreement to do any of the foregoing.

     4.7.  Absence of Litigation.

           As of the date hereof, except as set forth in Schedule 4.7, there is
                                                         ------------
no material or, to HAT's knowledge, immaterial action, suit, investigation, claim, arbitration, litigation or similar proceeding, nor any order, decree or judgment pending or, to HAT's knowledge, threatened against HAT, the HAT Assets or HAT Stations before any Governmental Authority.

     4.8.  Assets.

          Except for the HAT Excluded Assets, the HAT Assets include all of the assets or property used or useful in the businesses of the HAT Stations as presently operated. Except for leased or licensed HAT Assets, HAT is the owner of, and has good title to, the HAT Assets free and clear of any Encumbrances, except for Permitted Encumbrances (including, without limitation, those items set forth on Schedule 4.8). At the Closing, the STC Exchange Entities shall
             ------------
acquire good title to, and all right, title and interest in and to the HAT Assets, free and clear of all Encumbrances, except for the Permitted Encumbrances.

     4.9.  FCC Matters.

           4.9.1.  HAT holds the FCC Licenses listed as held by HAT on Schedule
                                                                       --------
2.3.1.  The FCC Licenses of HAT contained on Schedule 2.3.1 constitute all of
-----                                        --------------
the licenses, permits and authorizations from the FCC that are required for the business and operations of WDTN and WNAC. Except as set forth on Schedule 4.9,
                                                                  ------------
such FCC Licenses are valid and in full force and effect through the dates set forth on Schedule 2.3.1, unimpaired by any condition, other than as set forth in
         --------------
such FCC Licenses.  Except as set forth on Schedule 4.9, no application, action
                                           ------------
or proceeding is pending for the renewal or modification of any of HAT's FCC Licenses, and, except for actions or proceedings affecting television broadcast stations generally, no application, complaint, action or proceeding is pending or, to HAT's knowledge, threatened that may result in the (a) the revocation, modification, non-renewal or suspension of any of HAT's FCC Licenses, or (b) the issuance of a cease-and-desist order. Except as set forth in Schedule 4.9, HAT
                                                              ------------
has no knowledge of any facts, conditions or events relating to HAT or the HAT Stations that would reasonably be expected to cause the FCC to revoke any of the FCC Licenses for the HAT Stations or not to grant any pending applications for renewal of any FCC Licenses for the HAT Stations or to deny the assignment of the FCC Licenses of HAT to STC License Company as provided for in this Agreement.

           4.9.2.  Except as disclosed in Schedule 4.9, HAT is, and pending the
                                          ------------
Closing will remain legally, financially and otherwise qualified under the Communications Act and all rules, regulations and policies of the FCC to acquire and operate the STC Stations. Except as disclosed in Schedule 4.9, there are no
                                                      ------------
facts or proceedings which would reasonably be expected to disqualify HAT under the Communications Act or otherwise from acquiring or operating any of the STC Stations or would cause the FCC not to approve the assignment of the FCC Licenses of STC License Company to HAT. Except as disclosed in Schedule 4.9,
                                                                ------------
HAT has no knowledge of any fact or circumstance relating to HAT or any Affiliate of HAT that would reasonably be expected to (a) cause the filing of any objection to the assignment of the FCC Licenses for the STC Stations from STC License Company to HAT, or (b) lead to a delay in the processing by the FCC of the applications for such assignment. Except as disclosed in Schedule 4.9
                                                                 ------------
and except for existing waivers pertaining to the STC Stations, no waiver of any FCC rule or policy is necessary to be obtained for the grant of the applications for the assignment of the FCC Licenses for the STC Stations from STC License Company to HAT, nor will processing pursuant to any exception or rule of general applicability be requested or required in connection with the consummation of the transactions herein.

     4.10.  Real Property.

            4.10.1. HAT has good and marketable fee simple title to all fee estates included in the Real Property of HAT and good title to all other owned Real Property of HAT, in each case free and clear of all Encumbrances, except for Permitted Encumbrances (including, without limitation, those items listed on
Schedule 4.10).
-------------

            4.10.2. HAT has a valid leasehold interest in all Leased Property listed as leased by HAT in Schedule 2.3.2. Schedule 2.3.2 lists all leases and
                           --------------   --------------
subleases pursuant to which any of such Leased Property is leased by HAT in connection with the business and operations of the HAT Stations. HAT is the owner and holder of all such Leased Property purported to be granted by such leases and subleases. Each such lease and sublease is valid as to HAT thereunder and, to HAT's knowledge valid as to any other party thereto, and is in full force and effect and, to HAT's knowledge, constitutes a legal and binding obligation of, and is legally enforceable against HAT and each other party thereto and grants the leasehold interest it purports to grant, including any rights to nondisturbance and peaceful and quiet enjoyment that may be contained therein. The lessees and sublessees are, and to the knowledge of HAT, all other parties are, in compliance in all material respects with the provisions of such leases and subleases.

            4.10.3.  The Real Property and the Leased Property of HAT listed in

Schedule 2.3.2 constitute all of the real property owned, leased or used in the
--------------
business and operations of the HAT Stations which is material to the business and operations of the HAT Stations.

            4.10.4. No portion of the Real Property of HAT or any building, structure, fixture or improvement thereon is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending or, to the knowledge of HAT, threatened. To the knowledge of HAT, and to the extent that such documents are in the possession of HAT, HAT has delivered to STC true, correct and complete copies of the following documents with respect to its Real Property and Leased Property as identified in
Schedule 4.10:  (i) deeds, by which HAT has received a fee interest in any of
-------------
such Real Property; (ii) leases for all of its Leased Property; (iii) title insurance policies or commitments; (iv) surveys; and (v) inspection reports or other instruments or reports, including, without limitation, any phase I or phase II environmental reports or other similar environmental reports, surveys or assessments (including any and all amendments and other modifications of such instruments).

     4.11.  Intellectual Property.

            HAT possesses adequate rights, licenses and authority to use all Intellectual Property necessary to conduct the business of the HAT Stations as presently conducted. HAT has good title to all Intellectual Property maintained, owned, leased or used in connection with the business and operations of the HAT Stations, free and clear of any Encumbrances, except for Permitted Encumbrances. HAT is not obligated to pay any royalty or other fees to anyone with respect to the Intellectual Property of HAT. HAT has not received any written notice to the effect that any service rendered by HAT relating to the business of the HAT Stations may infringe, or that HAT is otherwise infringing, on any intellectual property right or other legally protectable right of another. No director, officer or employee of HAT has any interest in any Intellectual Property.

     4.12.  Station Contracts.

            Complete and correct copies of Station Contracts of HAT set forth in Schedules 2.3.5, 2.3.6, 2.3.8 and 2.3.9 (which schedules, as to HAT, are true
---------------------------------------
and correct in all material respects) have been made available to STC and (a) each such material Station Contract and, to HAT's knowledge, each such immaterial Station Contract, is in full force and effect and constitutes a legal, valid and binding obligation of HAT, and, to HAT's knowledge, of each other party thereto; (b) HAT is not in breach or default in any material respect of the terms of any such Station Contract; (c) none of the material rights of HAT under any such Station Contract will be subject to termination, nor will a default occur, as a result of the consummation of the transactions contemplated hereby, except to the extent that failure to obtain the prior consent to assignment thereof of any party thereto shall or could be interpreted to constitute a termination or modification of or a default under any such Station Contract; and (d) to the knowledge of HAT, no other party to any such Station Contract is in breach or default in any material respect of the terms thereunder.

     4.13.  Taxes.

            HAT has (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing Date) duly filed all material Tax Returns required to be filed by HAT on or before the Closing Date with respect to all material applicable Taxes. In the case of any such Tax Returns which receive an extension for their date of filing, such Tax Returns will be considered due on, and not considered required to be filed before, the extended due date. All such Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all material respects. HAT has: (a) paid all Taxes due to any Governmental Authority as indicated on such Tax Returns; or (b) established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have established) adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes.

     4.14.  Employee Benefit Plans.

            4.14.1.  Schedule 4.14 lists all Plans and Benefit Arrangements
                     -------------
maintained by or contributed to by HAT for the benefit of the employees of the HAT Stations (collectively referred to as "HAT Benefit Plans") (the STC Benefit Plans and the HAT Benefit Plans are sometimes individually referred to herein as the "Benefit Plans"). Each HAT Benefit Plan has been maintained in material compliance with its terms and with ERISA, the Code and other applicable Laws.

            4.14.2.  Schedule 4.14 sets forth a list of all Qualified Plans
                     -------------
maintained by or contributed to by HAT for the benefit of the employees of the HAT Stations. All such Qualified Plans and any related trust agreements or annuity agreements (or any other funding document) have been maintained in material compliance with ERISA and the Code (including, without limitation, the requirements for tax qualification described in Section 401 thereof), other than any Multiemployer Plan. To HAT's knowledge, any trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code.

            4.14.3.  Schedule 4.14 lists all funded Welfare Plans of HAT that
                     -------------
provide benefits to current or former employees of the HAT Stations or its beneficiaries. To HAT's knowledge, the funding under each such Welfare Plan does not exceed and has not exceeded the limitations under Sections 419A(b) and 419A(c) of the Code. To HAT's knowledge, HAT is not subject to taxation on the income of any such Welfare Plan's welfare benefit fund (as such term is defined in Section 419(e) of the Code) under Section 419A(g) of the Code.

            4.14.4. HAT has no post-retirement medical, life insurance or other benefits promised, provided or otherwise due now or in the future to current, former or retired employees of the HAT Stations.

            4.14.5.  To HAT's knowledge, except as set forth in Schedule 4.14,
                                                                -------------
HAT has (a) filed or caused to be filed all returns and reports on HAT's Plans that they are required to file and (b) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties and assessments that are payable by or for HAT have been timely reported, fully paid and discharged. There are no unpaid fees, penalties, interest or assessments due from HAT or from any other person that are or could become an Encumbrance on any of the HAT Assets or could otherwise adversely affect the businesses of the

HAT Stations or HAT Assets. To HAT's knowledge, HAT has collected or withheld all amounts that are required to be collected or withheld by it to discharge its obligations, and all of those amounts have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due. HAT has furnished to STC true and complete copies of all documents setting forth the terms and funding of each of HAT's Plans.

            4.14.6.  Except as set forth in Schedule 4.14, neither HAT nor any
                                            -------------
ERISA Affiliate of HAT has ever sponsored or maintained, had any obligation to sponsor or maintain, or had any liability (whether actual or contingent, with respect to any of its assets or otherwise) with respect to any of HAT's Plans subject to Section 302 of ERISA or Section 412 of the Code or Title IV of ERISA (including any Multiemployer Plan). Neither HAT nor any ERISA Affiliate of HAT (since January 1, 1989) has terminated or withdrawn from or sought a funding waiver with respect to any plan subject to Title IV of ERISA, and no facts exist that could reasonably be expected to cause such actions in the future; no accumulated funding deficiency (as defined in Code Section 412), whether or not waived, exists with respect to any such plan; no reportable event (as defined in ERISA Section 4043) has occurred with respect to any such plan (other than events for which reporting is waived); all costs of any such plans have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and the assets of each such plan, as of its last valuation date, exceeded its "Benefit Liabilities" (as defined in ERISA
Section 4001(a)(16)); and, since the last valuation date for each such plan, no such plan has been amended or changed to increase the amounts of benefits thereunder and, to the knowledge of HAT, there has been no event that would reduce the excess of assets over benefit liabilities; and except as set forth in
Schedule 4.14, neither HAT nor any ERISA Affiliate of HAT has ever made or been
-------------
obligated to make, or reimbursed or been obligated to reimburse another employer for, contributions to any Multiemployer Plan of HAT.

            4.14.7. No claims (other than for benefits in the Ordinary Course of Business) or lawsuits are pending or, to the knowledge of HAT, threatened by, against, or relating to any of its Benefit Plans. To HAT's knowledge, the HAT Benefit Plans are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental agency or entity and no matters are pending with respect to any Qualified Plan of HAT under the IRS's Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs.

            4.14.8. With respect to each Plan of HAT, there has occurred no non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code) or transaction prohibited by Section 406 of ERISA or breach of any fiduciary duty described in Section 404 of ERISA that would, if successful, result in any liability for HAT.

            4.14.9. HAT has no liability with respect to any employee benefit plan of HAT that is not a HAT Benefit Plan (exclusive of severance arrangements and retention agreements) or with respect to any employee benefit plan sponsored or maintained (or which has been or should have been sponsored or maintained or with respect to which there has been an obligation to do so) by any ERISA Affiliate of HAT.

            4.14.10. All group health plans of HAT and its ERISA Affiliates covering any current or former employees of the HAT Stations have been operated in material compliance with the requirements of Sections 4980B (and its predecessor) and 5000 of the Code, and HAT has provided, or will have provided before the Closing Date, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B with respect to any "qualifying event" (as defined therein) occurring before or on the Closing Date.

     4.15.  Labor Relations.

            Schedule 4.15 contains a true and complete list of all employees
            -------------
engaged in the business or operations of the HAT Stations as of the date set forth on the list, together with such employee's position, salary and date of hire. Schedule 4.15 lists all written employment contracts with any such
       -------------
employees and all written agreements, plans, arrangements, commitments and understandings pursuant to which HAT has severance obligations with respect to such employees. Except as set forth on Schedule 4.15, no labor union or other
                                        -------------
collective bargaining unit represents or, to HAT's knowledge, claims to represent, any of the employees of the HAT Stations. There are no strikes, work stoppages, grievance proceedings, union organization efforts, or other controversies pending between HAT and any union or collective bargaining unit representing (or, to HAT's knowledge, claiming to represent) any employees of the HAT Stations. HAT is in compliance with all Laws relating to the employment of employees of the HAT Stations or the workplace of the HAT Stations, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, worker's compensation, employee privacy and right to know and social security contributions, except for any noncompliance which would not have a Material Adverse Effect on the HAT Stations. Except as set forth on Schedule 4.15, there
                                                            -------------
are no collective bargaining agreements relating to the HAT Stations or the business and operations thereof.

     4.16.  Environmental Matters.

            4.16.1.  Schedule 4.16 contains a true and complete list and brief
                     -------------
summary of all material reports, audits and other documents relating to the environmental condition of the Real Property of HAT in HAT's possession.

            4.16.2.  Except as set forth in Schedule 4.16, to the knowledge of
                                            -------------
HAT (which knowledge is based on the items set forth on Schedule 4.16), HAT is
                                                        -------------
in material compliance with, and the Real Property of HAT and all improvements thereon are in material compliance with, all Environmental Laws.

            4.16.3.  Except as set forth in Schedule 4.16, there are no pending
                                            -------------
or, to the knowledge of HAT, threatened actions, suits, claims, or other legal proceedings based on (and HAT has not received any written notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Authority arising out of or attributable to): (a) the current or past presence at any part of HAT's Real Property of Hazardous Materials; (b) the current or past release or threatened release into the environment from HAT's Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials; (c) the off-site disposal of Hazardous Materials originating on or from HAT's Real Property or the HAT Assets or businesses of the HAT Stations; (d) any facility operations or procedures of the HAT Stations which do not conform to requirements of the Environmental Laws; or (e) any violation of Environmental Laws at any part of HAT's Real Property arising from activities of the HAT Stations involving Hazardous Materials. To the knowledge of HAT, HAT has been duly issued all material permits, licenses, certificates and approvals required under any Environmental Law.

     4.17.  Insurance.

            Schedule 4.17 contains a true and complete list and brief summary of
            -------------
all policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance of any kind relating to the HAT Assets or the business and operations of the HAT Stations. All such policies: (a) are in full force and effect; (b) are sufficient for compliance in all material respects with all requirements of Law and of all material agreements to which HAT is a party; and (c) to HAT's knowledge, are valid, outstanding, and enforceable policies and the policy holder is not in default in any material respect thereunder.

     4.18.  Reports.

            All material returns, reports and statements that the HAT Stations are currently required to file with the FCC or any governmental agency have been timely filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction thereof have been complied with in all material respects. All of such reports, returns and statements are complete and correct in all material respects as filed. To HAT's knowledge, all documents required by the FCC to be deposited by HAT in its public files (as defined in the rules and regulations of the FCC) during the period of operation of the HAT Stations by HAT have been deposited therein.

     4.19.  Affiliated Transactions.

            Except as set forth in Schedule 4.19, HAT is not now, and during the
                                   -------------
past three (3) years has not been, a party, directly or indirectly, to any material contract, lease, arrangement or transaction relating to the HAT Stations, whether for the purchase, lease or sale of property, for the rendition of services or otherwise, with any Affiliate of HAT, or any officer, director, employee, proprietor, partner or shareholder of HAT (collectively, "HAT Affiliated Transactions") (STC Affiliated Transactions and HAT Affiliated Transactions are sometimes collectively referred to herein as the "Affiliated Transactions"). None of the HAT Affiliated Transactions which are identified on
Schedule 4.19 contains terms and conditions which are in the aggregate
-------------
significantly less favorable to HAT and as would be obtained in a comparable arms length transaction or transaction which would not have occurred but for the relationship between the parties.

                                   ARTICLE 5.

                              PRE-CLOSING FILINGS

     5.1.   Applications for FCC Consent.

            Within five (5) business days following the execution of this Agreement, the parties hereto shall jointly file applications for the Stations with the FCC requesting consent to the assignment of the FCC Licenses for the Stations as contemplated herein (the "FCC Applications"). Each party hereto will diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to obtain promptly the requested consents and approvals of the FCC Applications by the FCC.

     5.2.   Hart-Scott-Rodino.

            Within five (5) business days following the execution of this Agreement, the parties hereto shall complete any filing that may be required pursuant to Hart-Scott-Rodino (each an "HSR Filing"). Each party hereto shall diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to comply with, the requirements of Hart-Scott-Rodino.

     5.3.   Non-Required Actions.

            No party hereto shall have any obligation to take any steps pursuant to Section 5.1 or Section 5.2 which would require the divestiture of any
   -----------    -----------
business or assets of any party hereto or any Affiliate thereof.

                                   ARTICLE 6.

                    COVENANTS AND AGREEMENTS OF THE PARTIES

          Each party covenants and agrees with the other party as follows:

     6.1.   Negative Covenants.

            Pending and prior to the Closing, such party will not without the prior written consent of the other party (which consent will not be unreasonably withheld, delayed or conditioned, except in the case of matters referred to in Sections 6.1.7, 6.1.9 and 6.1.11, with respect to which the other party's
--------------------------------
consent may be withheld in its sole and absolute discretion), do or agree to do any of the following:

            6.1.1.  Dispositions; Mergers.

            Sell, assign, lease or otherwise transfer or dispose of any of such party's Assets other than at substantially fair market value and in the Ordinary Course of Business; or merge or consolidate with or into any other entity or enter into any contracts or agreements relating thereto.

            6.1.2.  Accounting Principles and Practices.

                    Change or modify any accounting principles or practices or any method of applying such principles or practices.

            6.1.3.  Trade-out Agreements.

                    (a) As to WPTZ and WNNE, enter into or renew any Trade-out Agreement (excluding any film barter agreements) that would be binding on the other party after the Closing Date, except in the Ordinary Course of Business and which requires the provision of broadcast time having a value of less than (a) Twenty-Five Thousand Dollars ($25,000) individually, and (b) together with existing Trade-out Agreements still in effect as of the Closing Date, Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate as of the Closing Date.

                    (b) As to KSBW and WDTN, enter into or renew any Trade-out Agreements (excluding any film barter agreements) that would be binding on the other party after the Closing Date, except in the Ordinary Course of Business which requires the provision of broadcast time having the value of less than Five Thousand Dollars ($5,000) individually and together with existing Trade-out Agreements still in effect as of the Closing Date, Fifty Thousand Dollars ($50,000) in the aggregate as of the Closing Date.

            6.1.4.  Broadcast Time Sales Agreements.

            Enter into or renew any Time Sales Agreement except in the Ordinary Course of Business and which are for cash at prevailing rates for a term not exceeding twelve (12) months.

            6.1.5.  Network Affiliation Agreements and TBAs.

                    Acquire or enter into or renew any TBA or network affiliation agreement.

            6.1.6.  Additional Agreements.

            Acquire or enter into any new Station Contracts not referred to in Sections 6.1.3, 6.1.4 or 6.1.5 above, or renew, extend, amend, alter, modify or
------------------------------
otherwise change any existing Station Contract, except in the Ordinary Course of Business (collectively, "Additional Agreements"); provided, however, such party
                                                  --------  -------
shall not enter into (a) any Program Contract for any Station which will be binding on the other party after the Closing Date, or (b) any other Station Contract requiring payments by such party under each Station Contract in excess of Five Thousand Dollars ($5,000) or Seventy-Five Thousand Dollars ($75,000) in the aggregate.

            6.1.7.  Breaches.

                    Do or omit to do any act which will cause a material breach of any Station Contract.

            6.1.8.  Employee Matters.

                    (a) Enter into or become subject to any employment, labor, union, or professional service contract not terminable at will, or any bonus, pension, insurance, profit sharing, incentive, deferred compensation, severance pay, retirement, hospitalization, employee benefit, or other similar plan; or increase the compensation payable or to become payable to any employee, or pay or arrange to pay any bonus payment to any employee, except in the Ordinary Course of Business.

                     (b) As to KSBW and WDTN, hire, retain or offer employment to any new employees.

            6.1.9.   Actions Affecting FCC Licenses.

                     Take any action which may jeopardize the validity or enforceability of or rights under any FCC Licenses.

            6.1.10.  Programming.

                     Program or broadcast any Program Contract or syndicated program, except in the Ordinary Course of Business and consistent with the terms and conditions of such Program Contracts.

            6.1.11.  Encumbrances.

                     Create, assume or permit to exist any Encumbrances upon any of the Assets except for Permitted Encumbrances and Encumbrances that will be discharged prior to or on the Closing Date.

            6.1.12.  Transactions With Affiliates.

                     Enter into any transaction with any Affiliate of such party that will be binding upon the other party on or after the Closing Date, except for transactions not otherwise prohibited by this Section 6.1 and transactions
                                                  -----------
between and among Stations operating in the same DMA in the Ordinary Course of Business, in each case on arm's length terms.

     6.2.   Affirmative Covenants.

            Pending and prior to the Closing, each party will:

            6.2.1.  Preserve Existence.

                    Preserve its corporate existence and business organization intact, maintain its existing franchises and licenses, use commercially reasonable efforts to preserve for the other party the relationships of its Stations with suppliers, customers, employees and others with whom its Stations have business relationships, and keep all of its Assets substantially in their present condition, ordinary wear and tear excepted.

            6.2.2.  Normal Operations.

                    Subject to the terms and conditions of this Agreement (including, without limitation, Section 6.1), (a) carry on the businesses and
                                -----------
activities of its Stations, including without limitation, promotional activities, the sale of advertising time, entering into other contracts and agreements, or purchasing and scheduling of programming, in the Ordinary Course of Business; (b) pay or otherwise satisfy all obligations (cash and barter) of its Stations in the Ordinary Course of Business; provided, however, such party
                                                 --------  -------
shall cause to be brought current as of the Closing Date all payments that are due and payable under its Station Contracts as originally contracted; (c) maintain books of account, records, and files with respect to the business and operations of its Stations in substantially the same manner as heretofore; and
(d) maintain its Assets in customary repair, maintenance and condition, except to the extent of normal wear and tear, and repair or replace, consistently with the Ordinary Course of Business, any of its Assets that may be damaged or destroyed; notwithstanding the foregoing, each party acknowledges that the other party shall not be obligated to spend any funds on capital expenditures after the date hereof, except for the repair or replacement of its Assets that may be damaged or destroyed or to comply with improvements required pursuant to the environmental remediation described in Section 6.16.
                                       ------------

          6.2.3.  Maintain FCC Licenses.

                  Maintain the validity of its FCC Licenses, and comply in all material respects with all requirements of such FCC Licenses and the rules and regulations of the FCC.

          6.2.4.  Network Affiliation.

                  Use best efforts to maintain in full force and effect the present network affiliation agreements for its Stations (and any and all modifications and renewals thereof).

          6.2.5.  Station Contracts.

                  Pay and perform obligations in the Ordinary Course of Business under its Station Contracts and under any Additional Agreements that shall be entered into by such party pursuant to Section 6.1.6, in accordance with the
                                       -------------
respective terms and conditions of such Station Contracts.

          6.2.6.  Taxes.

                  Pay or discharge all Taxes when due and payable.

          6.2.7.  Access.

                  Prior to the Closing and for a period of five (5) years after the Closing Date (and to the extent permitted by the Clear Channel Agreements in the case of HAT and to the extent permitted by the Heritage Agreement and the Sinclair Agreement in the case of STC), cause to be afforded to representatives of the other party reasonable access during normal business hours to offices, properties, assets, books and records, contracts and reports of its Stations, as the other party shall from time to time reasonably request; provided, however,
                                                            --------  -------
that (a) such investigation shall only be upon reasonable notice and shall not unreasonably disrupt the personnel or operations of either party or its Stations, and (b) under no circumstances shall either party be required to provide access to the other party or any representative of the other party (i) any information or materials subject to confidentiality agreements with third parties required to be kept confidential by applicable Laws, or (ii) any privileged attorney-client communications or attorney work product. All requests for access to the offices, properties, assets, books and records, contracts and reports of the Stations of either party shall be made to such representatives as such party shall designate, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. Each party acknowledges and agrees that neither it nor its representatives shall contact any of the employees, customers, suppliers, partners, or other associates or Affiliates of the other party, in connection with the transactions contemplated hereby, whether in person or by telephone, mail or other means of communication, without the specific prior written authorization of such representatives of the other party. Subject to and in accordance with the terms of this Section 6.2.7, each party shall cooperate in all reasonable respects
        -------------
with the other party's request to conduct an audit of such party's financial information as the other party may reasonably determine is necessary to satisfy the other party's public company reporting requirements pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 including, without limitation, (a) using commercially reasonable efforts to obtain the consent of such party's auditors to permit the other party and the other party's auditors to have access to such auditors' work papers, and (b) consenting to such access by the other party. All costs and expenses incurred in connection with the preparation of (and assimilation of relevant information for) any such financial statements shall be paid by the requesting party.

          6.2.8.  Insurance.

                  Maintain in full force and effect all of its existing casualty, liability, and other insurance in amounts not less than those in effect on the date hereof.

          6.2.9.  Financial Statements.

                  Provide the other party with unaudited monthly statements of assets and liabilities relating to the business and operations of its Stations, and monthly statements of revenues and expenses reflecting the results of business and operations of its Stations for January 31, 1998 and for each month thereafter, within thirty (30) days after the end of each such month. Such party further agrees to provide the other party with weekly sales pacing reports for its Stations.

          6.2.10.  Consents.

                   (a) Take all reasonable action required to obtain all consents, approvals and agreements of any third parties necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement, including, without limitation, any consent of the parties to the Station Contracts designated as necessary in Schedule 3.4 and Schedule 4.4, as
                                             ------------     ------------
applicable, in order to consummate the transactions contemplated hereby (collectively, the "Restricted Contracts"). Notwithstanding anything to the contrary set forth in this Agreement or otherwise, to the extent that the consent or approval of any third party is required under any Restricted Contract, the party to such Restricted Contract shall only be required to use reasonable efforts (not involving the payment by such party of any money to any party to any such Restricted Contract) to obtain such consents and approvals, and in the event that such party fails to obtain any such consent or approval, the other party shall have no right to terminate this Agreement.

                   (b) Notwithstanding anything to the contrary in clause (a) above, each party shall retain, until such time as any required consents shall have been obtained by such party, all rights to and under any Station Contract to which it is a party which requires the consent of any other party thereto for assignment to the other party if such consent has not been obtained on the Closing Date (the "Deferred Contract"). Until the assignment of the Deferred Contract, (i) the party thereto shall continue to use all commercially reasonable efforts and the other party shall cooperate to obtain the consent and/or to remove any other impediments to such assignment, and (ii) the parties agree to cooperate in any lawful arrangement to provide (to the extent permitted without breach of such Deferred Contract) that the other party shall receive the benefits of such interest after the Closing Date to the same extent as if it were the party thereunder. If, subsequent to the Closing Date, the party to a Deferred Contract shall obtain required consents to assign such Deferred Contract to the other party, such Deferred Contract for which consent to assign has been obtained shall at that time be deemed to be conveyed, granted, bargained, sold, transferred, setover, assigned, released, delivered and confirmed to the other party, without need of further action or of future documentation.

          6.2.11.  Corporate Action.

          Take all corporate action (including, without limitation, all shareholder action), under the Law of any state having jurisdiction over such party necessary to effectuate the transactions contemplated by this Agreement and the other agreements to which it is a party.

          6.2.12.  Environmental Audit.

                   Permit the other party and the other party's agents, as soon as practical after the date hereof and upon the other party's request therefor, access to the Real Property of such party and the Leased Property of such party for the purpose of conducting, at the other party's expense, Phase I and Phase II environmental audits. Any such environmental audits shall be conducted by a reputable environmental investigatory firm of the other party's choice subject to the reasonable approval of such party and in a manner as will not unreasonably interfere with the normal business and operations of any of the Stations.

          6.2.13.  Sinclair Agreement.

                   As to STC, STC shall consummate the acquisition of the Burlington Stations in accordance with the provisions of the Sinclair Agreement and promptly enforce all rights and remedies available to STC pursuant to the Sinclair Documents.

          6.3.     Confidentiality.

                   The Recipient Party shall, at all times, maintain strict confidentiality with respect to all documents and information furnished to such party by or on behalf of the Transferring Party. Nothing shall be deemed to be confidential information that: (a) is known to the Recipient Party at the time of its disclosure to the Recipient Party; (b) becomes publicly known or available other than through disclosure by the Recipient Party; (c) is received by the Recipient Party from a third party not actually known by the Recipient Party to be bound by a confidentiality agreement with or obligation to the Transferring Party; or (d) is independently developed by the Recipient Party. Notwithstanding the foregoing provisions of this Section 6.3, the Recipient
                                                 -----------
Party may disclose such confidential information (a) to the extent required or deemed advisable to comply with applicable Laws; (b) to its officers, directors, employees, representatives, financial advisors, attorneys, accountants, and agents with respect to the transactions contemplated hereby (so long as such parties agree to maintain the confidentiality of such information); and (c) to any Governmental Authority in connection with the transactions contemplated hereby. In the event this Agreement is terminated, each party will return to the other party all documents and other material prepared or furnished by the other party relating to the transactions contemplated hereunder, whether obtained before or after the execution of this Agreement.

          6.4.     Collection of Receivables.

                   At the Closing, STC shall assign the Sinclair Receivables to HAT for collection purposes only, and, within ten (10) business days after the Closing Date, STC shall furnish to HAT a list of such Sinclair Receivables by accounts and the amounts then owing. HAT agrees, during the period of days remaining between the date of the STC Transfer Date and one hundred fifty (150) days from such date (the "Sinclair Collection Period"), without any requirement to litigate to collect such Sinclair Receivables, to use its reasonable efforts (with at least the care and diligence HAT uses to collect its own accounts receivable) to collect for STC such Sinclair Receivables and to remit to Sinclair on the fifth (5th) day following the last day of each month occurring during the Sinclair Collection Period (or, if any such day is a Saturday, Sunday or holiday, on the next day on which banking transactions are resumed), collections received by HAT with respect to such Sinclair Receivables. HAT shall not make any referral or compromise of any Sinclair Receivable to a collection agency or attorney for collection and shall not compromise for less than full value any Sinclair Receivable without the prior written consent of Sinclair. Any Sinclair Receivable not collected by HAT within the Sinclair Collection Period shall revert to Sinclair. HAT shall reassign, without recourse to Sinclair, each Sinclair Receivable and deliver to Sinclair, all records relating thereto on the same day as HAT remits to Sinclair the collections received. All payments in respect of the Sinclair Receivables received during the Sinclair Collection Period shall be first applied to the oldest balance then due on the Sinclair Receivables unless the account debtor indicates in writing that payment is to be applied otherwise due to a dispute over an Account Receivable. HAT agrees, upon the reasonable request of STC, to furnish to STC and Sinclair periodic reports on the status of its Sinclair Receivables. HAT shall have no right to set-off any amounts collected for the Sinclair Receivable for any amounts owed to HAT by STC; provided, however, that HAT shall have the right to seek indemnification in
     --------  -------
accordance with the terms and conditions of this Agreement.

          6.5.     Possession and Control.

                   Between the date hereof and the Closing Date, the Recipient Party shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct, the business and operations of the Transferring Party's Stations, and such operation, including complete control and supervision of all programming, shall be the sole responsibility of the Transferring Party. On and after the Closing Date, the Transferring Party shall have no control over, or right to intervene, supervise, direct or participate in, the business and operations of the Stations transferred to the Recipient Party.

          6.6.     Risk of Loss.

                   The risk of loss or damage by fire or other casualty or cause to the Assets of the Transferring Party until the Closing Date shall be upon the Transferring Party. In the event of loss or damage prior to the Closing Date with respect to which the Transferring Party has adequate replacement cost insurance and which has not been restored, replaced, or repaired as of the Closing Date and if the Recipient Party shall proceed with the Closing, then the Recipient Party shall receive at the Closing the insurance proceeds or an assignment of the right to receive such insurance proceeds, as applicable, to which the Transferring Party otherwise would be entitled, whereupon the Transferring Party shall have no further liability to the Recipient Party for such loss or damage.

          6.7.     Public Announcements.

                   Each party shall consult with the other party before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated herein and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld; provided,
                                                                      --------
however, that a party may, without the prior written consent of the other party,
-------
issue such press release or make such public statement as may be required by Law or any listing agreement with a national securities exchange to which such party is a party if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

          6.8.     Sinclair Employee Matters.

                   6.8.1. At the Closing, HAT shall offer employment to each of the employees of WNNE and WPTZ (including those on leave of absence, whether short-term, long-term, family, maternity, disability, paid, unpaid or other), at a comparable salary, position and place of employment as held by each such employee immediately prior to the Closing Date (such employees who are given such offers of employment and accept such offers and are employed by HAT are referred to herein as the "Sinclair Employees"). Nothing in this Section 6.8.1
                                                                 -------------
is intended to guarantee employment for any Sinclair Employee for any length of time after the Closing Date.

                   6.8.2.  Except as provided otherwise in this Section 6.8, STC
                                                                -----------
shall pay, discharge and be responsible for (a) all salary and wages arising out of or relating to the employment of the employees of WNNE and WPTZ prior to the Closing Date and (b) any employee benefits arising under the Benefit Plans of STC and its Affiliates during the period prior to the Closing Date. From and after the Closing Date, HAT shall pay, discharge and be responsible for all salary, wages and benefits arising out of or relating to the employment of the Sinclair Employees by HAT on and after the Closing Date. HAT shall be responsible for all severance Liabilities, and all COBRA Liabilities for any Sinclair Employees terminated by HAT on or after the Closing Date.

                   6.8.3. HAT shall cause all Sinclair Employees as of the Closing Date to be eligible to participate in its "employee welfare benefit plans" and "employee pension benefit plans" (as defined in Section 3(1) and 3(2) of ERISA, respectively) to the extent required under the Sinclair Agreement.

                   6.8.4. For purposes of any length of service requirements, waiting periods, vesting periods or differential benefits based on length of service in any such plan for which a Sinclair Employee may be eligible after the Closing, HAT shall ensure that, to the extent permitted by law, service by such Sinclair Employee with the Heritage Subsidiaries, Sinclair, STC or any of their respective Affiliates shall be deemed to have been service with HAT. In addition, HAT shall ensure that each Sinclair Employee receives credit under any welfare benefit plan of HAT for any deductibles or co-payments paid by such Sinclair Employee and his or her dependents for the current plan year under a plan maintained by the Heritage Subsidiaries, Sinclair, STC or any of their respective Affiliates. HAT shall grant credit to each Sinclair Employee for all sick leave in accordance with the policies of HAT applicable generally to its employees after giving effect to service for STC as service for HAT. To the extent taken into account in determining the Final Proration Amount, HAT shall assume and discharge STC's Liabilities for the payment of all unused vacation leave accrued by Sinclair Employees as of the Closing Date. To the extent any claim with respect to such accrued vacation leave is lodged against STC, with respect to any Sinclair Employee, HAT shall indemnify, defend and hold harmless STC from and against any and all losses, directly or indirectly, as a result of, or based upon or arising from the same.

                   6.8.5. As soon as practicable following the Closing Date, HAT shall establish and maintain a defined contribution plan or plans (which may be a preexisting plan or plans (the "HAT Retirement Plan") intended to be qualified under Section 401(a) and 401(k) of the Code for the benefit of the Sinclair Employees. Effective as of the Closing Date, STC shall cause appropriate amendments to be made to its retirement savings plan (the "STC Retirement Plan") to provide that the Sinclair Employees shall be fully vested in their accounts under the STC Retirement Plan. As soon as practicable after the Closing Date, HAT shall take all necessary action to qualify the HAT Retirement Plan under the applicable provisions of the Code (including but not limited to Section 401), if it is not yet so qualified, and HAT and STC shall make any and all filings and submissions to the appropriate governmental agencies required to be made by them in connection with the transfer of assets described hereafter. As soon as practicable following the earlier of the receipt of a favorable determination letter from the Internal Revenue

Service regarding the qualified status of both the STC Retirement Plan and the HAT Retirement Plan (each as amended to the date of transfer) or sooner, if STC and HAT so agree, STC shall cause to be transferred to the HAT Retirement Plan, in cash, all of the individual account balances of Sinclair Employees under the STC Retirement Plan, including any outstanding plan participant loan receivables allocated to such accounts.

                   6.8.6. HAT acknowledges and agrees that its obligations pursuant to this Section 6.8 are in addition to, and not in limitation of, HAT's
                 -----------
obligation to assume the employment contracts set forth on Schedule 2.3.9.
                                                           --------------

                   6.8.7.  Except as otherwise provided in this Section 6.8 or
                                                                -----------
in any employment, severance or retention agreements of any Sinclair Employees, all Sinclair Employees shall be at-will employees, and HAT may terminate their employment or change their terms of employment at will. No employee (or beneficiary of any employee) of WPTZ or WNNE may sue to enforce the terms of this Agreement, including specifically this Section 6.8, and no employee or
                                            -----------
beneficiary shall be treated as a third party beneficiary of this Agreement. Except to the extent provided for herein, HAT may cover the Sinclair Employees under existing or new benefit plans, programs, and arrangements, and may amend or terminate any such plans, programs, or arrangements at any time.

          6.9.     Other Employee Matters.

                   6.9.1. Except for the Sinclair Employees (who are addressed in Section 6.8), at least five (5) days prior to the Closing Date, the Recipient
   -----------
Party shall designate in writing which employees of the Transferring Party's Stations the Recipient Party shall offer employment after the Closing Date (all such employees shall be referred to herein as the "Designated Employees"; all other employees shall be referred to herein as the "Non-Transferred Employees"). As of the Closing Date, the Recipient Party shall offer employment to each of the Designated Employees (including those on leave of absence, whether short-term, long-term, family, maternity, disability, paid, unpaid or other), on terms and conditions set by the Recipient Party (such employees who are given such offers of employment and accept such offers and are employed by the Recipient Party are referred to herein as the "Transferred Employees"). Nothing in this
Section 6.9.1 is intended to guarantee employment for any Transferred Employee
-------------
for any length of time after the Closing Date.

                   6.9.2.  Except as provided otherwise in this Section 6.9, the
                                                                -----------
Transferring Party shall pay, discharge and be responsible for (a) all salary and wages arising out of or relating to the employment of the employees of its Stations prior to the Closing Date, (b) all accrued and unpaid vacation pay, (c) any employee benefits arising under the Benefit Plans of the Transferring Party and its Affiliates
during the period prior to the Closing Date and (d) all severance Liabilities and all COBRA Liabilities for any Non-Transferred Employees (subject to the Recipient Party's reimbursement obligations set forth in Section 6.9.8). From
                                                         -------------
and after the Closing Date, the Recipient Party shall pay, discharge and be responsible for all salary, wages and benefits arising out of or relating to the employment of the Designated Employees by the Recipient Party on and after the Closing Date. The Recipient Party shall be responsible for all severance Liabilities, and all COBRA Liabilities for any Designated Employees terminated by the Recipient Party on or after the Closing Date.

                   6.9.3. For purposes of any length of service requirements, waiting periods, vesting periods or differential benefits based on length of service pursuant to any employment program provided by the Recipient Party in any such plan for which a Transferred Employee may be eligible after the Closing, the Recipient Party shall ensure that, to the extent permitted by law, service by such Transferred Employee with the applicable Station or any Affiliate of the Station shall be deemed to have been service with the Recipient Party.

                   6.9.4. Each party acknowledges and agrees that its obligations pursuant to this Section 6.9 are in addition to, and not in
                             -----------
limitation of, such party's obligation to assume the employment contracts of the other party set forth on Schedule 2.3.9.
                         --------------

                   6.9.5.  Except as otherwise provided in this Section 6.9 or
                                                                -----------
in any employment, severance or retention agreements of any Designated Employees, all Designated Employees shall be at-will employees, and the Recipient Party may terminate their employment or change their terms of employment at will. No employee (or beneficiary of any employee) of the Stations may sue to enforce the terms of this Agreement, including specifically this
Section 6.9, and no employee or beneficiary shall be treated as a third party
-----------
beneficiary of this Agreement. Except to the extent provided for herein, the Recipient Party may cover the Designated Employees under existing or new benefit plans, programs, and arrangements, and may amend or terminate any such plans, programs, or arrangements at any time.

                   6.9.6. The Recipient Party agrees to reimburse the Transferring Party for all severance Liabilities and COBRA Liabilities for Non-Transferred Employees which are paid by the Transferring Party pursuant to
Section 6.9.2 and which are consistent with the Transferring Party's severance
-------------
policy in effect as of the date hereof and disclosed to the Recipient Party.

          6.10.    Disclosure Schedules.

                   (a) STC hereby acknowledges that for business reasons HAT has not been able to deliver a complete set of the Schedules for the HAT Stations referred to herein prior to the date hereof. HAT covenants that HAT shall deliver to STC and to STC's counsel a complete set of the Schedules for the HAT Stations (and copies of all materials identified on the Schedules, as reasonably required to support such Schedules or as otherwise requested by STC) within ten
(10) business days after the execution and delivery of this Agreement. On the date of receipt, an officer of HAT shall certify in writing that the Schedules (and supporting materials) delivered to STC and STC's counsel are complete and correct. STC shall have ten (10) business days following the date of receipt by STC and STC's counsel of the complete and correct set of the Schedules (and supporting materials) for the HAT Stations (the "Schedule Review Period") to review such Schedules and to determine in the good faith exercise of STC's reasonable business judgment whether the items referenced therein are acceptable to STC. If STC, after reasonable consultation with HAT, determines in the good faith exercise of STC's reasonable business judgment that the items referred to in the HAT Schedules are not acceptable, STC shall be entitled to terminate this Agreement pursuant to the terms set forth in Section 11.2(b).
                                             ---------------

                   (b) The parties acknowledge and agree that each party shall have the right from time to time after the date hereof to update or correct solely Schedules 2.3.5, 2.3.6, 2.3.8, 2.3.9, 3.4, 4.4, 3.17 and 4.17 attached
       -------------------------------------------------------------
hereto solely to reflect actions by such party (and, in the case of STC, actions by Sinclair or the Heritage Subsidiaries) after the date hereof which are not prohibited by Section 6.1 hereof. The inclusion of any fact or item on a
              -----------
Schedule referenced by a particular section in this Agreement shall, should the existence of the fact or item or its contents, be relevant to any other section, be deemed to be disclosed with respect to such other section whether or not an explicit cross-reference appears in the Schedules.

          6.11.    Bulk Sales Laws.

                   Each party hereby waives compliance by the other party, in connection with the transactions contemplated hereby, with the provisions of any applicable bulk transfer laws.

          6.12.    Tax Matters.

                   6.12.1. Each party represents, warrants, covenants and agrees with the other party that for tax purposes the exchange of Assets is not effective until the Closing Date. The parties agree that all Tax returns and reports shall be filed consistent with the sale of assets taking place as aforesaid.

                   6.12.2. The parties intend that the following exchanges of Assets pursuant to this Agreement shall qualify as "like kind" exchanges under
Section 1031 of the Code: (a) for the STC Exchange Entities, the exchange by the

STC Exchange Entities of KSBW for the HAT Assets, and (b) for HAT, the exchange by HAT of the HAT Assets for the STC Assets. The parties acknowledge and agree that the exchange by the STC Exchange Entities of WNNE and WPTZ is not intended to qualify for the STC Exchange Entities as a "like kind" exchange under Section 1031 of the Code.

                   6.12.3. STC covenants with and warrants to HAT, and HAT covenants with and warrants to STC, that (a) in no Tax return hereafter filed by STC or any Affiliate of STC, or by HAT or any Affiliate of HAT, or any of their respective representatives, successors or assigns, will STC or HAT or any of their respective representatives, successors or assigns, treat any exchanges described herein inconsistently with or differently than as described herein, and (b) in no tax audit, tax examination, tax review or tax litigation will STC or any Affiliate of STC, or HAT or any Affiliate of HAT, or any of their respective representatives, successors or assigns, treat any such exchange inconsistently with or differently than as described herein. Each party agrees to cooperate with the other party in order that STC and HAT effectuate the tax-deferred exchanges as described herein of like-kind property pursuant to Section 1031 of the Code. The parties agree to execute such agreements and other documents as may be necessary to complete and otherwise effectuate these tax-deferred exchanges.

                  6.12.4. In order to facilitate the Like-Kind Exchange as contemplated hereunder, STC agrees to take such actions prior to the Closing (subject to applicable regulatory requirements) as are necessary (the "LKE Facilitation Transactions") so that immediately prior to the Closing and the consummation of the Like-Kind Exchange STC Broadcasting shall own all of the STC Non-License Assets and STC License Company shall own all of the STC License Assets (the "Preferred STC Ownership"). Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that STC shall have the right, without the prior consent of HAT (provided that STC delivers written notice to HAT of STC's intent to exercise such right at least three (3) days prior to Closing), to take such actions in order to facilitate the Like-Kind Exchange in a manner which minimizes the tax consequences to STC of the transactions contemplated herein provided that the tax consequences for HAT are the same as if the Preferred STC Ownership structure was used and the transactions hereunder shall not be adversely affected except that in no event shall STCBV fail to assign to STCBV Sub all rights under the Sinclair Documents or STCBV Sub fail to be the entity which acquires WPTZ and WNNE from Sinclair as contemplated by Section 8.1.
                -----------

                   6.12.5. HAT acknowledges and agrees that STC may elect to facilitate the exchanges contemplated by this Agreement by the use of a "qualified intermediary" as defined in Treas. Reg. (S)1.1031(k)-1(g)(4) ("QI") for purposes of engaging in the exchange of the STC License Assets. If STC so elects, STC shall provide notice to HAT of STC's election, and thereafter both HAT and STC may at the Closing (but immediately prior to the consummation of the exchange of Assets contemplated in Article 2) assign such party's rights in respect of such
                ----------
party's License Assets under this Agreement to a QI (but such assignment shall not relieve either party of such party's obligations under this Agreement).
Each party shall cooperate with all reasonable requests of the other party and the QI in arranging and effecting the transfer of the License Assets to and from the QI. Without limiting the generality of the foregoing, if STC has given notice of STC's intention to effect the exchange of the Assets with a QI, (i) HAT shall promptly provide STC with written acknowledgment of such notice, (ii) at Closing, each party shall deliver such party's License Assets plus the amount of cash if any, required to complete the exchange to the QI rather than to the other party (which delivery shall discharge the obligation of such party to make delivery of the License Assets (and such cash) hereunder), and (iii) at Closing, accept delivery of the other party's License Assets from the QI rather than from the other party.

          6.13.    Preservation of Books and Records.

                   For a period of five (5) years after the Closing Date, each party agrees not to dispose of, and agrees to provide the other party reasonable access to, any material books or records in such party's possession immediately after the Closing Date that relate to the business or operations of its Stations prior to the Closing Date.

          6.14.    Affiliated Transactions.

                   If as of the Closing Date a Recipient Party desires to continue any Affiliated Transactions of a Transferring Party, such Recipient Party shall provide such Transferring Party written notice at least ten (10) days prior to the Closing Date designating which Affiliated Transactions shall continue after the Closing Date; provided, however, the parties acknowledge and
                                 --------  -------
agree that no Affiliated Transactions shall continue for a period in excess of sixty (60) days after the Closing Date.

          6.15.    Clear Channel Agreements.

                   HAT shall not (a) do or omit to do any act which will cause a material breach under any of the Clear Channel Agreements, or (b) amend, modify, terminate or agree to amend, modify or terminate any of the Clear Channel Agreements without the prior written consent of STC.

          6.16.    Sinclair Agreement.

                   STC shall not (a) do or omit to do any act which will cause a breach under the Sinclair Agreement, or (b) amend, modify, terminate, grant or consent to a waiver under, or agree to amend, modify, terminate, grant or consent to a waiver under, the Sinclair Agreement without the prior written consent of HAT.

          6.17.    Environmental Remediation.

                   The parties acknowledge and agree that certain environmental remediation is required at WDTN and KSBW and that (a) HAT shall, at its own cost, take whatever remedial actions are necessary to cause the abandoned underground storage tanks at WDTN to be in compliance in all material respects with Environmental Laws, and (b) STC shall, at its own cost, take whatever remedial actions are necessary to cause the retrofitting at KSBW to be in compliance in all material respects with Environmental Laws.

          6.18     Certain FCC Matters

                   (a) Without the prior written consent of HAT, STC covenants and agrees that, prior to the Closing, neither STC, SALC nor any Affiliated Entities of STC or SALC shall acquire any new or increased "attributable interest," as defined in the FCC rules, in any media property ("Further Media Interest"), which Further Media Interest could not be held together with the HAT Stations by STC License Company and SALC as contemplated herein following the Closing Date under the rules and regulations of the FCC.

                   (b) Without the prior written consent of STC, HAT covenants and agrees that, prior to the Closing, neither HAT nor any Affiliated Entities of HAT shall acquire any Further Media Interest, which Further Media Interest could not be held together with the STC Stations by HAT and Affiliated Entities of HAT as contemplated herein following the Closing Date under the rules and regulations of the FCC.

                                  ARTICLE 7.

                            CONDITIONS PRECEDENT TO

                              OBLIGATIONS OF STC

                   The obligations of STC under this Agreement to proceed with the Closing are subject to the satisfaction (or waiver in writing by STC) at or prior to the Closing of each of the following conditions:

          7.1.     Closing Under the Sinclair Agreement.

                   STCBV Sub shall have acquired WPTZ and WNNE and the related Assets (including, without limitation, the FCC Licenses) (as such terms are defined in the Sinclair Agreement) pursuant to the terms of the Sinclair Agreement.

          7.2.     Representations and Covenants.

                   The representations and warranties of HAT made in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except as modified by the Schedules updated after the date hereof in accordance with Section 6.10 and except for representations and
                          ------------
warranties that speak as of a specific date or time other than the Closing Date, (which need only be true and correct in all material respects as of such date or time)), and the covenants and agreements of HAT required to be performed on or before the Closing Date in accordance with the terms of this Agreement shall have been performed in all respects, except to the extent that the failure of such representations and warranties to be true and correct and the failure to perform such covenants shall not have, when considered together, had a Material Adverse Effect on the HAT Stations.

          7.3.     Delivery of Documents.

                   HAT shall have delivered to STC all contracts, agreements, instruments and documents required to be delivered by HAT to STC pursuant to
Section 9.4.
-----------

          7.4      Consents.

                   HAT shall have obtained all consents, authorizations or approvals necessary to effect valid assignments to STC of the main transmission tower and studio leases for WDTN.

          7.5      ABC Affiliation Agreement.

                   (a) HAT shall have assigned to STC a written network affiliation agreement with the American Broadcasting Company ("ABC") for WDTN that provides for (i) Two Million Dollars ($2,000,000) of annual compensation from ABC (ii) a duration of at least five (5) years after the Closing Date, and
(iii) terms and conditions that are otherwise consistent with the current programming at WDTN (the "ABC Affiliation Agreement"); provided, however, that
                                                       --------  -------
HAT shall not be obligated to assign the ABC Affiliation Agreement if STC provides written notice to

HAT within thirty (30) days of the date of this Agreement that STC shall not require HAT to obtain the consent of ABC to the assignment of the ABC Affiliation Agreement to STC as a condition to Closing.

                   (b) STC and HAT acknowledge and agree that if the ABC Affiliation Agreement does not provide for Two Million Dollars ($2,000,000) of annual compensation from ABC, the Cash Consideration payable hereunder by HAT shall be increased by the amount of (i) Two Million Dollars ($2,000,000) minus
                                                                         -----
the actual annual compensation received from ABC, multiplied by (ii) Twelve and
                                                  ----------
one-half (12.5). In addition, if the ABC Affiliation Agreement contains terms and conditions which are inconsistent with any obligations under any Station Contracts to be assumed by STC hereunder, the Cash Consideration payable hereunder by HAT shall also be increased by the amount of Losses to be incurred by STC as a result of STC's inability to fully use STC's rights under such Station Contracts.

          7.6.     FCC Order.

                   The FCC Order shall have been issued with respect to each Station and shall be in effect.

          7.7.     Hart-Scott-Rodino.

                   All applicable waiting periods under Hart-Scott-Rodino shall have expired or terminated.

          7.8.     Legal Proceedings.

                   No injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction shall be in effect that restrains or prohibits the transactions contemplated by this Agreement.

                                  ARTICLE 8.

                          CONDITIONS PRECEDENT TO THE

                              OBLIGATIONS OF HAT

                   The obligations of HAT under this Agreement to proceed with the Closing are subject to the satisfaction (or waiver in writing by HAT) at or prior to the Closing of each of the following conditions:

          8.1.     Closing Under the Sinclair Agreement.

                   STCBV shall have assigned all of its rights under the Sinclair Documents to STCBV Sub and STCBV Sub shall have acquired WPTZ and WNNE and the related Assets (including, without limitation, the FCC Licenses) (as such terms are defined in the Sinclair Agreement) pursuant to the terms of the Sinclair Agreement.

    8.2.  Representations and Covenants.

          The representations and warranties of STC made in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except as modified by the Schedules updated after the date hereof in accordance with Section 6.10 and except for representations and warranties that speak as of
     ------------
a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time)), and the covenants and agreements of STC required to be performed on or before the Closing Date in accordance with the terms of this Agreement shall have been performed in all respects, except to the extent that the failure of such representations and warranties to be true and correct and the failure to perform such covenants shall not have, when considered together, had a Material Adverse Effect on the STC Stations.

    8.3.  Delivery of Documents.

          STC shall have delivered to HAT all contracts, agreements, instruments and documents required to be delivered by STC to HAT pursuant to Section 9.3.
                                                                 -----------

    8.4.  Consents.

          STC shall have obtained all consents, authorizations or approvals necessary to effect valid assignments to HAT of the Network Agreement for KSBW.

    8.5.  FCC Order.

          The FCC Order shall have been issued with respect to each Station and shall be in effect.

    8.6.  Hart-Scott-Rodino.

          All applicable waiting periods under Hart-Scott-Rodino shall have expired or terminated.

    8.7.  Legal Proceedings.

          No injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction shall be in effect that restrains or prohibits the transactions contemplated by this Agreement.

    8.8.  LKE Facilitation Transactions.

          Immediately prior to or at the Closing, STC shall have consummated the LKE Facilitation Transactions, if necessary.


                                   ARTICLE 9.
                                    CLOSING


    9.1.  Closing.

          The closing of the exchange of the Assets hereunder (the "Closing") shall be held on a date that is the fifth business day after all conditions precedent to the Closing set forth in Articles 7 and 8 hereof are satisfied or
                                      ----------------
waived (the "Closing Date").

    9.2.  Time and Place of Closing.

          The Closing shall be held at 10:00 A.M. local time on the Closing Date at the offices of Hogan & Hartson L.L.P., 8300 Greensboro Drive, Suite 1100, McLean, Virginia, or at such other time and place as the parties may agree.

    9.3.  Delivery by STC at the Closing.

          At or before the Closing, STC shall deliver to HAT the following:

          9.3.1.   Agreements and Instruments

          The following bills of sale, assignments and other instruments of transfer with respect to the STC Assets, dated as of the Closing Date and duly executed by the applicable STC Exchange Entity:

                   (a)  a Bill of Sale;
                   (b)  an Assignment of FCC Licenses;
                   (c)  an Assignment of Contracts and Leases;
                   (d)  an Assumption Agreement;

                   (e) certificates of title with respect to motor vehicles of the STC Exchange Entities listed on Schedule 2.3.10 or
                                                            ---------------
                        if any such motor vehicles are leased by any STC Exchange Entity, an assignment of such lease; and
                   (f) special or limited warranty deeds for all Real Property owned by the STC Exchange Entities in the form appropriate to the jurisdictions in which such Real Property is located.

          9.3.2.   Consents.

          Copies of all consents STC has been able to obtain to effect the assignment to HAT of STC's Station Contracts listed on Schedule 3.4.
                                                       ------------

          9.3.3.   Certified Resolutions.

          A copy of the approval of the board of directors of each STC Party, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement, and of the other agreements to which such STC Party is a party, and the consummation of the transactions contemplated hereby and thereby.

          9.3.4.   Officers' Certificates.

                   (a) A certificate of each STC Party certifying the matters set forth in Section 8.2;
             -----------

                   (b) A certificate of each STC Party as to the incumbency of the representatives of such STC Party executing this Agreement or any of the other agreements to which such STC Party is a party; and

                   (c) A certificate of STC Broadcasting certifying that all amounts due and payable as of the Closing Date under any of STC's Station Contracts relating to KSBW have been paid in full.

          9.3.5.   Good Standing Certificates.

                   To the extent available from the applicable jurisdictions, certificates as to the formation and/or good standing of each STC Party issued by the appropriate governmental authorities in the states of organization and each jurisdiction in which such STC Party is qualified to do business, each such certificate (if available) to be dated a date not more than a reasonable number of days prior to the Closing Date.

    9.4.  Delivery by HAT at the Closing.

          At or before the Closing, HAT shall deliver to STC the following:

          9.4.1.   Agreements and Instruments

                   The following bills of sale, assignments and other instruments of transfer with respect to the HAT Assets, dated as of the Closing Date and duly executed by HAT:

                   (a)  a Bill of Sale;
                   (b)  an Assignment of FCC Licenses;
                   (c)  an Assignment of Contracts and Leases;
                   (d)  an Assumption Agreement;
                   (e) certificates of title with respect to motor vehicles of HAT listed on Schedule 2.3.10 or if any such motor
                                      ---------------
                        vehicles are leased by HAT, an assignment of such lease; and
                   (f) special or limited warranty deeds for all Real Property owned by HAT in the form appropriate to the jurisdictions in which such Real Property is located.

          9.4.2.   Consents.

                   (a) Copies of all consents HAT has been able to obtain to effect the assignment to STC of HAT's Station Contracts listed on Schedule 4.4.
                                                                  ------------

                   (b) Copies of all consents or notices required under the Clear Channel Agreements as are required to comply with the terms thereof and to validly assign the Clear Channel Agreements to STC.

          9.4.3.   Certified Resolutions.

                   A copy of the approval of the board of directors of HAT, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement, and of the other agreements to which HAT is a party, and the consummation of the transactions contemplated hereby and thereby.

          9.4.4.   Officers' Certificates.

                   (a)  A certificate of HAT certifying the matters set forth in
Section 7.2;
-----------

                   (b) A certificate of HAT as to the incumbency of the representatives of HAT executing this Agreement or any of the other agreements to which HAT is a party; and

                   (c) A certificate of HAT certifying that all amounts due and payable as of the Closing Date under any of HAT's Stations Contracts relating to WDTN have been paid in full.

          9.4.5.   Good Standing Certificates.

                   To the extent available from the applicable jurisdictions, certificates as to the formation and/or good standing of HAT issued by the appropriate governmental authorities in the states of organization and each jurisdiction in which HAT is qualified to do business, each such certificate (if available) to be dated a date not more than a reasonable number of days prior to the Closing Date.


                                  ARTICLE 10.
                           SURVIVAL; INDEMNIFICATION

    10.1. Survival of Representations.

          10.1.1. Unless otherwise set forth herein (including, without limitation, Section 10.1.2), all representations and warranties, covenants and
            --------------
agreements of the parties hereto contained in or made pursuant to this Agreement or in any certificate furnished pursuant hereto shall survive the Closing Date and shall remain in full force and effect to the following extent: (a) representations and warranties shall survive for a period of twelve (12) months after the Closing Date, (b) the covenants and agreements which by their terms survive the Closing shall continue in full force and effect until fully discharged (but not beyond the expiration of twelve (12) months after the Closing Date except in the case of the indemnities set forth in clauses (a),
(b), (d) and (g) of Section 10.2, clauses (a), (b), (d) and (g) of Section 10.3
                    ------------                                   ------------
and Section 10.6 which shall survive indefinitely), and (c) any representation,
    ------------
warranty, covenant or agreement that is the subject of a claim which is asserted in a reasonably detailed writing prior to the expiration of the survival period set forth in this Section 10.1.1, shall survive with respect to such claim or
                  --------------
dispute until the final resolution thereof.

          10.1.2.  No claim for indemnification may be made pursuant to this

Article 10 after the survival period set forth in this Section 10.1.
----------                                             ------------

    10.2. Indemnification by STC.

          Subject to the conditions and provisions of Section 10.4 and Section
                                                      ------------     -------
10.5, from and after the Closing Date, STC agrees to indemnify, defend and hold
----
harmless HAT from and against and in any respect of, on a net after-tax basis, any and all Losses, asserted against, resulting to, imposed upon or incurred by HAT, directly or indirectly, by reason of or resulting from: (a) any failure by STC to pay, perform or discharge any Liabilities not assumed by HAT pursuant hereto; (b) the business or operations of KSBW during the period prior to the Closing Date; (c) any misrepresentation or breach of the representations and warranties of STC contained in or made pursuant to this Agreement or any STC Document (it being agreed that for this purpose the representations and warranties made in the certificates delivered pursuant to Section 9.3.4(a) shall
                                                          ----------------
not be qualified by references to Material Adverse Effect set forth in Section
                                                                       -------
8.2); (d) any breach by STC of any covenants of STC contained in or made
----
pursuant to this Agreement or any other STC Document except for covenants relating to WPTZ and WNNE (which are addressed in Section 10.2(h)); (e) the
                                                  ---------------
failure of STC to comply with the provisions of any applicable bulk transfer law; (f) any breach of the covenants and agreements of STC contained in Section
                                                                        -------
6.18; (g) any WFFF Liabilities; or (h) any Sinclair Liabilities arising as a
----
result of the willful misconduct, gross negligence or bad faith of STC.

    10.3. Indemnification by HAT.

          Subject to the conditions and provisions of Section 10.4 and Section
                                                      ------------     -------
10.5, from and after the Closing Date, HAT agrees to indemnify, defend and hold
----
harmless STC from and against and in any respect of, on a net after-tax basis, any and all Losses, asserted against, resulting to, imposed upon or incurred by STC, directly or indirectly, by reason of or resulting from: (a) any failure by HAT to pay, perform or discharge any Liabilities not assumed by STC pursuant hereto; (b) the business or operations of the HAT Stations during the period prior to the Closing Date (except to the extent STC has assumed the Liability for any such Losses pursuant hereto); (c) any misrepresentation or breach of the representations and warranties of HAT contained in or made pursuant to this Agreement or any HAT Document (it being agreed that for this purpose the representations and warranties made in the certificates delivered pursuant to
Section 9.4.4(a) shall not be qualified by references to Material Adverse Effect
----------------
set forth in Section 7.2); (d) any breach by HAT of any covenants of HAT
             ------------
contained in or made pursuant to this Agreement or any other HAT Document; (e) the failure of HAT to comply with the provisions of any applicable bulk transfer law; (f) any breach of the covenants and agreements of HAT contained in Section
                                                                        -------
6.18; or (g) any Sinclair Liabilities (but excluding any such Sinclair
----
Liabilities arising as a result of the willful misconduct, gross negligence or bad faith of STC).

    10.4. Limitations on Indemnification.

          10.4.1. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Losses include a party's incidental, consequential or punitive damages, regardless of the theory of recovery. Each party hereto agrees to use reasonable efforts to mitigate any Losses which form the basis for any claim for indemnification hereunder.

          10.4.2. Notwithstanding any other provision of this Agreement to the contrary, neither party shall be liable to the other party in respect of any indemnification hereunder except to the extent that the aggregate amount of Losses of the other party under this Agreement exceeds Five Hundred Thousand Dollars ($500,000) (the "Basket Amount"), in which event the Indemnified Party shall be entitled to seek indemnity from each Indemnifying Party for the full amount of such Losses; provided, however, the Basket Amount shall not be
                       --------  -------
applicable to any amounts owed in connection with the determination of the Proration Amount pursuant to Section 2.6, to the determination of the Accounts
                             -----------
Receivable amount pursuant to Section 2.7, risk of loss matters pursuant to
                              -----------
Section 6.6, the obligations with respect to employee matters pursuant to
-----------
Section 6.8 and Section 6.9 or to the indemnities set forth in clauses (a), (b),
-----------     -----------
(e), (f), (g) and (h) of Section 10.2 and clauses (a), (b), (e), (f) and (g) of
                         ------------
Section 10.3.
------------

          10.4.3. Each party (a "recipient party") shall notify the other party in writing (the "representing party") reasonably promptly of any perceived breach by the representing party of which the recipient party has knowledge of any representations, warranties, covenants and agreements, and of any Losses (including a brief description of the same) of the recipient party caused thereby. In the event of any breach that is cured prior to the Closing Date in accordance with the terms of this Agreement, the representing party shall have no obligation under Section 10.2 or Section 10.3 or otherwise to indemnify the
                    ------------    ------------
recipient party with respect to such Losses.

    10.5. Conditions of Indemnification.

          The obligations and liabilities of the parties hereunder with respect to their respective indemnities pursuant to this Article 10, resulting from any
                                                 ----------
Losses, shall be subject to the following terms and conditions:

          10.5.1. The party seeking indemnification (the "Indemnified Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), notice of any such Losses promptly after the Indemnified Party receives notice thereof; provided that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party shall have suffered actual damage by reason of such failure.

          10.5.2. The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Losses at the Indemnifying Party's risk and expense.

          10.5.3. In the event that the Indemnifying Party shall elect not to undertake such defense, or, within a reasonable time after notice from the Indemnified Party of any such Losses, shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Losses, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Losses at any time prior to settlement, compromise or final determination thereof). In such event, the Indemnifying Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the costs and expenses incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.

          10.5.4.  Anything in this Section 10.5 to the contrary
                                    ------------
notwithstanding, (a) if there is a reasonable possibility that Losses may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of the Losses, (b) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Losses or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Losses in form and substance satisfactory to the Indemnified Party, and (c) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Losses and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such Losses and (d) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnifying Party shall have an obligation to keep the Indemnified Party informed of the status of the defense of such Losses and furnish the Indemnified Party with all documents, instruments and information that the Indemnified Party shall reasonably request in connection therewith.

    10.6. Special Tax Indemnification by HAT.

          (a) The parties acknowledge and agree that STC does not intend to acquire WPTZ and WNNE for productive use in a trade or business or for investment within the meaning of Section 1031 of the Code ("Productive Use/Investment Property") and the parties do not intend for WPTZ and WNNE to be treated as property exchanged by STC under this Agreement for property of a like-kind. STC covenants and agrees not to take any position on any income tax return that is in any way inconsistent with the foregoing.

          (b) HAT agrees to indemnify, defend and hold harmless (the "Tax Indemnity") STC and each member of STC's federal consolidated group (collectively, the "STC Indemnified Party") from and against, and in any respect of, any and all Losses or any net increase in any Taxes (collectively, the "Tax Increase") to the STC Indemnified Party that is asserted against, resulting to, imposed upon or incurred by any STC Indemnified Party in connection with any assertion by the Internal Revenue Service that the exchange of WPTZ and WNNE pursuant to this Agreement constitutes Productive Use/Investment Property. The Tax Increase shall be computed by (i) determining the amount obtained by multiplying (A) the projected increases and decreases in federal, state and local income or gains of the STC Indemnified Parties for 1998 and each later taxable year on account of the increases and decreases in income or gains each year resulting from treatment of WPTZ and WNNE as Productive Use/Investment Property, by (B) the highest marginal federal, state and local tax rates applicable to a corporation under applicable law as of the Closing, and (ii) discounting the net increases or decreases in potential Taxes described in clause (i) to the date of Closing using a discount rate of 7% per year. The
----------
amount of any Tax Indemnity payment by HAT to an STC Indemnified Party pursuant to this Section 10.6(b) shall be further increased by an amount (the "Gross-Up
        ---------------
Payment") such that after payment by any STC Indemnified Party of any such Taxes, including any Taxes imposed on the Gross-Up Payment, STC shall receive from HAT an amount as if no Taxes had been payable. For purposes of computing any Taxes relevant to this Section 10.6, any STC Indemnified Party shall be
                           ------------
assumed to be a corporation that is fully taxable on all of its income or gains at the highest applicable marginal rates for the Taxes at issue as of the Closing.

          (c) Each STC Indemnified Party agrees that in the event it receives notice, whether oral or written, of any federal, state or local examination, audit, proposed adjustment, or other administrative or court proceeding, suit, dispute or other claim (a "Tax Claim") that may affect HAT's liability under this Section 10.6, the STC Indemnified Party shall promptly notify HAT; provided
     ------------
that the failure to give such notice shall not affect the rights of the STC Indemnified Party hereunder except to the extent that HAT shall have suffered actual damage by reason of such failure. HAT shall be entitled at its sole discretion and expense to handle and control the defense of any Tax Claim, and the STC Indemnified Party shall cooperate with HAT in this regard by giving HAT and its representatives the opportunity to negotiate, settle or dispute the Tax Claim together with reasonable assistance including, without limitation, reasonable access to all relevant information, books and records. In no event may the STC Indemnified Party compromise or settle any Tax Claim without first obtaining the written consent of HAT.

    10.7. Cure of Breach.

          Notwithstanding any other provision of this Agreement to the contrary, a breach by any party hereto of any representations and warranties or a failure to perform any covenant or agreement hereunder may be cured by such party prior to the Closing Date (a) by making payment to a third party or taking other action to discharge the Losses, (b) by placing an amount equal to the Losses in an escrow account under an escrow arrangement reasonably satisfactory to STC and HAT or (c) a combination of the foregoing. If the foregoing actions fully cure the breach, the breaching party shall have no obligation under this Article 10
                                                                    ----------
or otherwise to indemnify the other party with respect to the Losses caused by such breach; if such actions partially cure the breach, the breaching party shall continue to have an obligation under this Article 10 to indemnify the
                                                ----------
other party with respect to the remaining portion of the Losses caused by such breach.


                                  ARTICLE 11.
                                  TERMINATION

    11.1. Termination of Exchange by the Parties.

          11.1.1. The obligation of the parties to consummate the closing of the exchange of the Assets contemplated by Article 2 may be terminated at any
                                           ---------
time prior to such closing by:

                   (a) the mutual consent of STC and HAT;

                   (b) STC if HAT shall default in the performance of its obligations under this Agreement in any material respect and such default is not cured within thirty (30) days after notice thereof, and provided that STC shall not then be in material default in the performance of STC's obligations hereunder;

                   (c) HAT if any STC Party shall default in the performance of its obligations under this Agreement in any material respect and such default is not cured within thirty (30) days after notice thereof, and provided that HAT shall not then be in material default in the performance of HAT's obligations hereunder; and

                   (d) either HAT or STC if such closing shall not have occurred on or prior to such date which is two (2) years after the date of this

Agreement (provided that the party seeking to terminate shall not have such termination right if such party is in breach of this Agreement and such breach caused such closing to fail to occur).

          11.1.2. Anything contained in this Agreement to the contrary notwithstanding, in the event that (a) the obligation of the parties to consummate the closing of the exchange of the Assets contemplated by Article 2
                                                                     ---------
shall be terminated pursuant to Section 11.1, and (b) HAT shall have provided
                                ------------
all required portions of the Burlington Financing Amount to STCBV Sub in connection with the acquisition of any assets by STC under the Sinclair Agreement, then in lieu of such exchange of Assets transaction (x) the LKE Facilitation Transactions shall not be consummated and (y) STCBV Sub shall sell, assign, transfer, convey and deliver to HAT, free and clear of any Encumbrances other than those Permitted Encumbrances which are applicable to WPTZ and WNNE, and HAT shall purchase, acquire and accept from STCBV Sub, all right, title and interest of STCBV Sub in, to and under all real, personal and mixed assets, rights, benefits and privileges, both tangible and intangible, owned, leased, used or useful by STCBV Sub in connection with the business and operations of WPTZ and WNNE (collectively, the "Cash Purchase Assets"), in each case on the identical terms and conditions as would have otherwise applied if the closing of the exchange of the Assets contemplated by Article 2 had occurred except as
                                           ---------
follows:

                   (i) All provisions of this Agreement, including but not limited to those provisions contained in Article 2, which relate to the HAT
                                         ---------
Stations shall be disregarded insofar as such provisions relate to the HAT Stations;

                   (ii) All provisions of this Agreement, including but not limited to those provisions contained in Article 2, which relate to KSBW shall
                                         ---------
be disregarded insofar as such provisions relate to KSBW;

                   (iii) In lieu of the closing of the exchange of the Assets contemplated by Article 2, the term "Closing" will be deemed to refer to the
                ---------
closing of the purchase and sale of the Cash Purchase Assets described in this

Section 11.1;
------------

                   (iv)   In lieu of the provisions of Section 2.5, the
                                                       -----------
following shall apply: For and in consideration of the conveyance of Cash Purchase Assets to HAT and in addition to the assumption of Liabilities by HAT as set forth in Section 2.10, at the Closing HAT agrees to pay to STCBV Sub an
                ------- ----
amount equal to that portion of the Purchase Price (as defined in the Sinclair Agreement) which shall theretofore have been paid by STC pursuant to the Sinclair Agreement (but excluding any proration amounts), either by wire transfer of immediately available funds to an account designated by STC or by set off against any outstanding Burlington Financing Amount;

                   (v)    In lieu of Section 2.8, the following shall apply:
                                     -----------
The payment made by HAT to STCBV Sub pursuant to subparagraph (iv) above shall be allocated among the Cash Purchase Assets in accordance with the Appraisal, unless the parties otherwise agree, and all Tax returns and reports shall be filed consistent with such allocation;

                   (vi) At the Closing, in lieu of the applicable STC Exchange Entity, STCBV Sub will deliver the bills of sale, assignments and other instruments of transfer described in Section 9.3.1 with respect to the Cash
                                     -------------
Purchase Assets; and

                   (vii) The following Sections of this Agreement shall be deemed to be void and shall have no further force and effect: 2.5, 2.7, 2.8,
6.12 and 10.6.

    11.2. Termination of Agreement.

          This Agreement shall automatically terminate without further action by the parties upon the termination of the Sinclair Agreement in accordance with its terms. This Agreement may also be terminated by:

          (a) HAT by written notice of termination delivered to STC at any time prior to July 26, 1998 if the acquisition by Sinclair of the Burlington Stations under the Heritage Agreement shall not have occurred on or prior to July 16, 1998;

          (b) STC by written notice of termination delivered to HAT if (i) HAT shall not have delivered a complete set of the Schedules for the HAT Stations (and supporting materials) within ten (10) business days after the execution and delivery of this Agreement, or (ii) at any time prior to the end of the Schedule Review Period pursuant to Section 6.10(a); and
                                          ---------------

          (c) STC by written notice of termination delivered to HAT at any time prior to the closing of the exchange of the Assets contemplated by
Article 2 if (i) HAT shall have defaulted in its obligation to provide the
---------
initial funding of the Burlington Financing Amount as required under Section
                                                                     -------
2.13, or (ii) if prior to the funding of any portion of the Burlington Financing
----
Amount, there shall have been a default by HAT in the performance of its obligations under this Agreement in any material respect and such default is not cured within thirty (30) days after notice thereof, and provided that STC shall not then be in material default in the performance of STC's obligations hereunder.

    11.3. Effect of Termination.

          11.3.1.  In the event this Agreement is terminated as provided in

Section 11.2, this Agreement shall be deemed null, void and of no further force
------------
or effect, and the parties hereto shall be released from all future obligations hereunder; provided, however, that the obligations of the parties set forth in
           --------  -------
Section 2.14 (which relate to reimbursement by STCBV Sub of any Working Capital
------------
Advances), Section 6.3, and Section 12.3, shall survive such termination and the
                  ----      ------------
parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity or otherwise (including, without limitation, specific performance); and provided, further that such termination shall not
                           --------  -------
affect the liability of any party hereto with respect to any breach of this Agreement by such party occurring prior to such termination.

          11.3.2. In the event that the Sinclair Agreement is terminated as provided therein and Sinclair is entitled to the Deposit under the Letter of Credit (each as defined in the Sinclair Agreement), HAT shall reimburse STC for the amount of the Deposit; provided, however, there shall not have been a
                           --------  -------
material breach or default by STC under the Sinclair Agreement.


                                  ARTICLE 12.
                               GENERAL PROVISIONS

    12.1. Additional Actions, Documents and Information.

          The Transferring Party agrees that it will, at any time, prior to, at or after the Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested by the Recipient Party in connection with the consummation of the exchange contemplated by this Agreement.

    12.2. Brokers.

          Except for the fees payable as set forth in Schedule 12.2, STC
                                                      -------------
represents to HAT that STC has not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement; except for the fees payable as set forth in Schedule 12.2, HAT
                                                       -------------
represents to STC that HAT has not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement; and STC agrees to indemnify HAT, and HAT agrees to indemnify STC, against any claims asserted against the other party for any such fees or commissions by any person purporting to act or to have acted for or on behalf of the indemnifying party. Notwithstanding any other provision of this Agreement, this representation and warranty shall survive the Closing without limitation and shall not be subject to the Basket Amount contained in Section 10.4.2.
                    --------------

    12.3. Expenses and Taxes.

          (a) Unless otherwise provided herein, each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein, including, without limitation, all costs and expenses incurred in connection with any title insurance policies, surveys or environmental assessments (including the environmental remediation described in Section 6.16) obtained by
                                                      ------------
such party (and in the case of STC, all expenses incurred by STC in connection with STC's financing required to consummate the transactions contemplated herein). Notwithstanding the foregoing, HAT and STC shall each pay one-half of
(i) all sales (including, without limitation, bulk sales), use, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees ("Transfer Taxes") applicable to, imposed upon or arising out of the conveyances of the Assets whether now in effect or hereinafter adopted and regardless of which party such Transfer Tax is imposed upon, (ii) any FCC filing fees incurred in connection with the assignment of the FCC Licenses, and (iii) any fees and expenses incurred in connection with any HSR Filings, and (iv) any fees and expenses incurred in connection with the use of a QI as contemplated by Section 6.12.
                                                   ------------

          (b) HAT acknowledges and agrees that STC is acquiring WPTZ and WNNE for HAT's benefit, and HAT agrees to reimburse STC for all costs and expenses incurred by STC under the Sinclair Documents, including, without limitation, (i) the costs of the letter of credit deposited by STC pursuant to the Sinclair Agreement (provided that there shall not have been a material breach or default by STC under the Sinclair Agreement which results in the forfeiture of the letter of credit to Sinclair), and (ii) STC's share of costs and expenses required to be paid by STC pursuant to Section 15.3 of the Sinclair
                                                    ------------
Agreement; provided, however, all expenses of counsel and accountants of any STC
           --------  -------
Party in connection with the negotiation and documentation of the Sinclair Documents and the consummation of the transactions contemplated therein and all expenses of STC in connection with STC's financing required to repay the Burlington Financing Amount (net of the Cash Consideration) shall be paid by STC.

          (c) Subject to HAT's obligations to reimburse STC for all costs and expenses incurred by STC under the Sinclair Documents pursuant to Section
                                                                      -------
12.3(b), from and after the Closing, STC agrees to remit to HAT any monies
-------
received from Sinclair or held for the benefit of STC under the Sinclair Agreement that relate to WPTZ and WNNE.

     12.4.  Notices.

            All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or transmitted by telegram, telex, or facsimile transmission addressed as follows:

               If to STC:

                    STC Broadcasting, Inc.
                    3839 4th Street North
                    Suite 420
                    St. Petersburg, Florida  33703
                    Attn:  David Fitz
                    Fax:   (813) 821-8092

                    with a copy (which shall not constitute notice) to:

                    Hogan & Hartson L.L.P.
                    555 Thirteenth Street, N.W.
                    Washington, D.C.  20004
                    Attn:  William S. Reyner, Jr., Esq.
                    Fax:   (202) 637-5910

               and to:

                    Hicks, Muse, Tate & Furst Incorporated
                    200 Crescent Court
                    Suite 1600
                    Dallas, Texas  75201
                    Attn:  Lawrence D. Stuart, Jr.
                    Fax:   (214) 740-7355

               If to HAT:

                    Hearst-Argyle Television, Inc.
                    959 Eighth Avenue
                    New York, New York  10019
                    Attn:  Dean H. Blythe
                    Fax:   (212) 489-2314

               with a copy (which shall not constitute notice) to:

                    Rogers & Wells
                    200 Park Avenue
                    New York, New York  10166
                    Attn:  Steven A. Hobbs
                    Fax:   (212) 878-8375

or such other address as the addressee may indicate by written notice to the other parties.

            Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex) the answerback being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     12.5.  Waiver.

            No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

     12.6.  Benefit and Assignment.

            12.6.1. Neither party shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect; provided, however, each party consents to the assignment of this Agreement to a QI as contemplated by Section 6.12.
                                                               ------------

            12.6.2. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto (and any STC Indemnified Party) and their respective successors and assigns as permitted hereunder. No Person, other than the parties hereto (and any STC Indemnified Party) and their respective successors and assigns as permitted hereunder, is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto (and any STC Indemnified Party) or their respective successors and assigns as permitted hereunder.

     12.7.  Entire Agreement; Amendment.

            This Agreement, including the Schedules and Exhibits hereto and the other instruments and documents referred to herein or delivered pursuant hereto, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

     12.8.  Severability.

            If any part of any provision of this Agreement or any other contract, agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said contract, agreement, document or writing.

     12.9.  Headings.

            The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

     12.10. Governing Law.

            This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of New York, excluding the choice of law rules thereof.

     12.11. Signature in Counterparts.

            This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Asset Exchange Agreement, or has caused this Asset Exchange Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.

                              STC BROADCASTING, INC.



                              By: /s/ David A. Fitz
                                 -----------------------------
                                     David A. Fitz
                                     Chief Financial Officer


                              STC LICENSE COMPANY



                              By: /s/ David A. Fitz
                                 -----------------------------
                                     David A. Fitz
                                     Chief Financial Officer


                              STC BROADCASTING OF VERMONT, INC.



                              By: /s/ David A. Fitz
                                 -----------------------------
                                     David A. Fitz
                                     Chief Financial Officer


                              STC BROADCASTING OF VERMONT
                              SUBSIDIARY, INC.



                              By: /s/ David A. Fitz
                                 -----------------------------
                                     David A. Fitz
                                     Chief Financial Officer

                              HEARST-ARGYLE STATIONS, INC.



                              By: /s/ Dean H. Blythe
                                 -----------------------------
                                     Dean H. Blythe
                                     Senior Vice President

                                    ANNEX I
                                  DEFINITIONS

          "ABC" shall have the meaning specified in Section 7.5.
                                                    -----------

          "ABC Affiliation Agreement" shall have the meaning set forth in

Section 7.5.
------------

          "Accounting Firm" shall have the meaning set forth in Section 2.6.2.
                                                                -------------

          "Accounts Receivable" means all cash accounts receivable with respect to a Station as of the end of the broadcast day immediately preceding the Closing Date.

          "Additional Agreements" shall have the meaning set forth in
Section 6.1.6.
-------------

          "Affiliate" shall mean, with respect to any Person, any other Person that, (a) directly or indirectly is in control of, is controlled by, or is under common control with, the first Person, (b) is an officer, director, trustee, partner (general or limited), employee or holder of five percent (5%) or more of any class of any voting or non-voting securities or other equity in the first Person, (c) is an officer, director, trustee, partner (general or limited), employee or holder of five percent (5%) or more of any class of the voting or non-voting securities or other equity in any Person which directly or indirectly is in control of, is controlled by, or is under common control with, the first Person, and (d) any Family of any individual included in (a), (b) or (c). For purposes of this definition, "control" (including with correlative meanings "controlled by" and "under common control with") shall mean possession, directly or indirectly, of either (X) five percent (5%) or more of the voting power of the securities having ordinary voting power for the election of directors of the first Person, or (Y) the power to direct or cause the direction of the management or policies of the first Person (whether through ownership of securities, partnership interests or any other ownership or debt interests, by contract or otherwise).

          "Affiliated Entities" shall mean, with respect to any Person, any other Person that directly or indirectly is in control of, is controlled by, or is under common control with, the first Person.

          "Affiliated Transactions" shall have the meaning set forth in
Section 4.19.
------------

          "Agreement" shall have the meaning set forth in the Preamble.

          "Applicant" shall have the meaning set forth in Section 3.9.3.
                                                          -------------

          "Appraisal" shall have the meaning set forth in Section 2.8.1.
                                                          -------------

          "Appraisal Firm" shall have the meaning set forth in Section 2.8.1.
                                                               -------------

          "Appraisal Report" shall have the meaning set forth in Section 2.8.1.
                                                                 -------------

          "Assets" shall have the meaning set forth in Section 2.2.
                                                       -----------

          "Assignment of Contracts and Leases" means that certain Assignment of Contracts and Leases, dated as of the Closing Date and executed by the Transferring Party, substantially in the form attached hereto as Exhibit C.
                                                                 ---------

          "Assignment of FCC Licenses" means that certain Assignment of FCC Licenses, dated as of the Closing Date and executed by the Transferring Party, substantially in the form attached hereto as Exhibit B.
                                             ---------

          "Assumed Liabilities" mean the Liabilities assumed by the Recipient Party pursuant to Section 2.9 or Section 2.10, as the case may be.
                  -----------    ------------

          "Assumption Agreement" means that certain Assumption Agreement, dated the Closing Date and executed by the parties, substantially in the form attached hereto as Exhibit D.
          ---------

          "Basket Amount" shall have the meaning set forth in Section 10.4.2.
                                                              --------------

          "Benefit Arrangement" means any benefit arrangement, obligation, custom, or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is a Plan, including, without limitation, employment agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, perquisite, company cars, any plans subject to Code Section 125, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

          "Benefit Liabilities" shall have the meaning set forth in
Section 3.14.6.
--------------

          "Benefit Plans" shall have the meaning set forth in Section 4.14.1.
                                                              --------------

                                   ANNEXI-2

          "Bill of Sale" means that certain Bill of Sale and Assignment of Assets, dated as of the Closing Date and executed by the Transferring Party, substantially in the form attached hereto as Exhibit A.
                                             ---------

          "Burlington Financing Amount" shall have the meaning set forth in
Section 2.13.
------------

          "Burlington Stations" shall have the meaning set forth in the Recitals.

          "Cash Consideration" shall have the meaning set forth in
Section 2.5.1.
-------------

          "Cash Purchase Assets" shall have the meaning set forth in
Section 11.1.2.
--------------

          "Clear Channel" shall have the meaning set forth in the Recitals.

          "Clear Channel Agreements" shall have the meaning set forth in the Recitals.

          "Closing" shall have the meaning set forth in Section 9.1.
                                                        -----------

          "Closing Date" shall have the meaning set forth in Section 9.1.
                                                             -----------

          "Code" means the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

          "Current Balance Sheet Date" shall have the meaning set forth in
Section 3.5.2.
-------------

          "Deferred Contract" shall have the meaning set forth in
Section 6.2.10(b).
-----------------

          "Designated Employees" shall have the meaning set forth in
Section 6.9.1.
-------------

          "DMA" means the designated market area for a particular television or radio station as determined by the A.C. Nielsen Co.

          "Encumbrances" mean any mortgages, pledges, liens, security interests, defects in title, easements, rights-of-way, encumbrances, restrictions and any other matters affecting title.

          "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, ("CERCLA") as amended by the

                                   ANNEXI-3

Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. (S) 9601 et seq.; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. (S) 2601 et
     ------                                                                 --
seq.; the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1802 et seq.;
----                                                                 -------
the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. (S) 9601 et seq.;
                                                                        -------
the Clean Water Act ("CWA"), 33 U.S.C. (S) 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq.; the Clean Air Act ("CAA"), 42 U.S.C. (S) 7401
                        -------
et seq.; or any other applicable federal, state, or local laws relating to
-------
Hazardous Materials generation, production, use, storage, treatment, transportation or disposal, or the protection of the environment from Hazardous Materials.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

          "ERISA Affiliate" means any person that, together with the referenced party, would be or was prior to March 17, 1997 treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

          "Excluded Assets" shall have the meaning set forth in Section 2.4.
                                                                -----------

          "Family" of an individual includes (a) the individual, (b) the individual's spouse and former spouses and any other natural person who resides with such individual, and (c) any other natural person who is related to the individual or any person described in the preceding clause (b) within the second degree.

          "FCC" means the Federal Communications Commission.

          "FCC Applications" shall have the meaning set forth in Section 5.1.
                                                                 -----------

          "FCC Licenses" shall have the meaning set forth in Section 2.3.1.
                                                             -------------

          "FCC Order" means an order or orders of the FCC, or of the Chief, Mass Media Bureau of the FCC, acting under delegated authority, consenting to the assignment to the Recipient Party of the FCC Licenses for the Transferring Party's Stations.

          "Final AR Amount" shall have the meaning set forth in Section 2.7.2.
                                                                -------------

          "Final Proration Amount" shall have the meaning set forth in
Section 2.6.2.
-------------

          "Further Media Interest" shall have the meaning set forth in
Section 6.18.
------------

                                   ANNEXI-4

          "Governmental Authority" means any agency, board, bureau, court, commission, department, instrumentality or administration of the United States government, any foreign government, any state government or any local or other governmental body in a state, territory or possession of the United States or the District of Columbia.

          "Hart-Scott-Rodino" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

          "HAT" shall have the meaning set forth in the Preamble.

          "HAT Affiliated Transactions" shall have the meaning set forth in
Section 4.19.
------------

          "HAT Assets" shall have the meaning set forth in Section 2.2.
                                                           -----------

          "HAT Balance Sheets" shall have the meaning set forth in
Section 4.5.1.
-------------

          "HAT Benefit Plans" shall have the meaning specified in
Section 4.14.1.
--------------

          "HAT Documents" shall mean the Bill of Sale and Assignment of Assets, the Assignment of FCC Licenses, the Assignment of Contracts and Leases, the Assumption Agreement, and the real property deeds delivered pursuant to
Section 9.4.1(f).

          "HAT Excluded Assets" shall have the meaning set forth in Section 2.4.
                                                                    -----------

          "HAT License Assets" shall mean the FCC licenses of the HAT Stations.

          "HAT Non-License Assets" shall have the meaning set forth in
Section 2.2.
-----------

          "HAT Retirement Plan" shall have the meaning set forth in
Section 6.8.5.
-------------

          "HAT Stations" shall have the meaning set forth in the Recitals.

          "Hazardous Materials" means any wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.

                                   ANNEXI-5

          "Heritage Agreement" shall have the meaning set forth in the Recitals.

          "Heritage Subsidiaries" shall have the meaning set forth in the Recitals.

          "HMC" shall have the meaning set forth in the Recitals.

          "HSR Filing" shall have the meaning set forth in Section 5.2.
                                                           -----------

          "Indemnified Party" and "Indemnifying Party" shall have the respective meanings set forth in Section 10.5.1.
                      --------------

          "Intellectual Property" shall have the meaning set forth in
Section 2.3.4.
-------------

          "Interim Operation" shall have the meaning set forth in
Section 2.11.3.
--------------

          "KSBW" shall have the meaning set forth in the Recitals.

          "KSBW Receivables" shall have the meaning set forth in Section 2.7.1.
                                                                 -------------

          "Laws" means any federal, state or local law, foreign law, statute, code, ordinance, regulation, order, writ, injunction, judgment or decree applicable to the specified Person and to the businesses and assets thereof.

          "Leased Property" shall have the meaning set forth in
Section 2.3.2(b).
----------------

          "Liabilities" shall mean, as to any Person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by generally accepted accounting principles to be reflected, in such Person's balance sheets or other books and records.

          "License Assets" shall mean individually the STC License Assets and the HAT License Assets.

          "Like-Kind Exchange" shall have the meaning set forth in the Recitals.

                                   ANNEXI-6

          "LKE Facilitation Transactions" shall have the meaning set forth in
Section 6.12.4.
--------------

          "Losses" means any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein) and any costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements.

          "Material Adverse Effect" on either party's Stations means a material adverse effect on the business, assets or financial condition of such Stations taken as a whole, except for any such material adverse effect resulting from (a) general economic conditions applicable to the television broadcast industry, (b) general conditions in the markets in which such Stations operate, (c) circumstances that are not likely to recur and either have been substantially remedied or can be substantially remedied without substantial cost or delay, or
(d) the refusal by the other party to consent to any new Program Contract.

          "Multiemployer Plan" means any Plan described in Section 3(37) of ERISA.

          "Network Agreements" shall have the meaning set forth in
Section 2.3.8.
-------------

          "Non-Transferred Employees" shall have the meaning set forth in
Section 6.9.1.
-------------

          "Operating Contracts" shall have the meaning set forth in
Section 2.3.9.
-------------

          "Ordinary Course of Business" of a party's Stations means the ordinary course of business of such Stations consistent with past practices of such party both with respect to type and amount; any actions taken pursuant to the requirements of law or contracts existing on the date hereof shall be deemed to be action in the Ordinary Course of Business.

          "Permitted Encumbrances" means (a) Encumbrances of a landlord, or other statutory lien not yet due and payable, or a landlord's liens arising in the Ordinary Course of Business, (b) Encumbrances arising in connection with equipment or maintenance financing or leasing under the terms of a Station Contract set forth on the Schedules, (c) Encumbrances arising pursuant to the terms of leases on Real Property or Leased Property as set forth on Schedule
                                                                    --------
2.3.1 and Schedule 2.3.8 which are subject to any lease or sublease to a third
-----     --------------
party, (d) Encumbrances for Taxes not yet due and payable or which are being contested in

                                   ANNEXI-7
good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the contesting party's books in accordance with generally accepted accounting principles, (e) Encumbrances that do not materially detract from the value of any of the Assets or materially interfere with the use thereof as currently used, or (f) those Encumbrances on Schedule
                                                                     --------
3.8 and Schedule 3.10 with respect to STC and those Encumbrances on Schedule 4.8
---     -------------                                               ------------
and Schedule 4.10 with respect to HAT.
    -------------

          "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Governmental Authority.

          "Plan" of either party means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by such party or any ERISA Affiliate for the benefit of any current or former employees of its Stations; (b) to which such party contributed or was obligated to contribute or to fund or provide benefits or had any liability (whether actual or contingent) with respect to any of its assets or otherwise for the benefit of any current or former employees of its Stations; or (c) which provides or promises benefits to any person who performs or who has performed services for its Stations and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

          "Preferred STC Ownership" shall have the meaning set forth in
Section 6.12.4.
--------------

          "Program Contracts" shall have the meaning set forth in Section 2.3.5.
                                                                  -------------

          "Proration Amount" shall have the meaning set forth in Section 2.6.1.
                                                                 -------------

          "Proration Items" shall mean any power and utility charges, business and license fees (including retroactive adjustments thereof), sales and service charges, commissions, special assessments, and rental payments and personal and real estate Taxes and assessments with respect to the Real Property, taxes (except for Taxes arising from the transfer of the Assets hereunder), deposits, Trade-out Agreements, unused sick leave pursuant to any collective bargaining agreements and other similar prepaid and deferred items and any other operating expenses incurred in the Ordinary Course of Business (except with respect to Program Contracts, only those payments due and payable during the month in which the Closing Date occurs shall be prorated). The parties acknowledge and agree that there shall be excluded from Proration Items the following: (a) severance pay relating to any employee of the Transferring Party who shall have been

                                   ANNEXI-8
terminated prior to the Exchange Date, (b) any Liabilities not being assumed by the Recipient Party in accordance with Section 2.8, and (c) all accrued and
                                       -----------
unpaid vacation pay.

          "Providence Assets" shall have the meaning set forth in Section 2.12.
                                                                  ------------

          "QI" shall have the meaning set forth in Section 6.12.5.
                                                   --------------

          "Qualified Plan" of either party means a Plan that satisfies, or is intended by such party to satisfy, the requirements for tax qualification described in Section 401 of the Code including, without limitation, any Plan that was terminated on or after July 1, 1989, as to which such party may have any actual or contingent liability.

          "Real Property" shall have the meaning set forth in Section 2.3.2(a).
                                                              ----------------

          "Recipient Party" shall have the meaning set forth in Section 2.3.
                                                                -----------

          "Restricted Contracts" shall have the meaning set forth in
Section 6.2.10(a).
-----------------

          "SALC" shall have the meaning set forth in Section 2.2.
                                                     -----------

          "Schedule Review Period" shall have the meaning set forth in
Section 6.10(a).
---------------

          "Schedules" shall mean the disclosure schedules delivered by the parties in connection herewith.

          "Section 1031 Schedule" shall have the meaning set forth in
Section 2.8.2.
-------------

          "Sinclair" shall have the meaning set forth in the Recitals.

          "Sinclair Agreement" shall have the meaning set forth in the Recitals.

          "Sinclair Collection Period" shall have the meaning set forth in
Section 6.4.
-----------

          "Sinclair Documents" shall mean the Sinclair Agreement and any other agreements, documents or certificates contemplated thereby or delivered in connection therewith.

                                   ANNEXI-9

          "Sinclair Filing Date" shall have the meaning set forth in
Section 3.9.3.
-------------

          "Sinclair Liabilities" shall have the meaning set forth in
Section 2.10.1.
--------------

          "Sinclair Parent" shall have the meaning set forth in the Recitals.

          "Sinclair Receivables" shall have the meaning set forth in
Section 2.4.2.
-------------

          "Station" and "Stations" shall have the meaning set forth in the Recitals.

          "Station Contracts" shall have the meaning set forth in Section 2.3.9.
                                                                  -------------

          "STC" shall have the meaning set forth in the Preamble.

          "STC Affiliated Transactions" shall have the meaning set forth in
Section 3.19.
------------

          "STC Assets" shall have the meaning set forth in Section 2.1.
                                                           -----------

          "STC Balance Sheets" shall have the meaning set forth in
Section 3.5.1.
-------------

          "STC Benefit Plans" shall have the meaning specified in
Section 3.14.1.
--------------

          "STC Broadcasting" shall have the meaning set forth in the Preamble.

          "STCBV" shall have the meaning set forth in the Preamble.

          "STCBV Sub" shall have the meaning set forth in the Preamble.

          "STC Documents" shall mean the Bill of Sale and Assignment of Assets, the Assignment of FCC Licenses, the Assignment of Contracts and Leases, the Assumption Agreement, and the real property deeds delivered pursuant to
Section 9.3.1(f).
----------------

          "STC Exchange Entities" shall have the meaning set forth in the Preamble.

                                   ANNEXI-10

          "STC Excluded Assets" shall have the meaning set forth in Section 2.4.
                                                                    -----------

          "STC Indemnified Party" shall have the meaning set forth in
Section 10.6(b).
---------------

          "STC License Assets" shall mean the FCC Licenses of the STC Stations.

          "STC License Company" shall have the meaning set forth in the Preamble.

          "STC Non-License Assets" shall have the meaning set forth in
Section 2.1.
-----------

          "STC Parties" shall have the meaning set forth in the Preamble.

          "STC Stations" shall have the meaning set forth in the Recitals.

          "STC Retirement Plan" shall have the meaning set forth in
Section 6.8.5.
-------------

          "STC Transfer Date" shall have the meaning ascribed to such term under the Sinclair Agreement.

          "Tax Claim" shall have the meaning set forth in Section 10.6(c).
                                                          ---------------

          "Tax Increase" shall have the meaning set forth in Section 10.6(b).
                                                             ---------------

          "Taxes" means all federal, state and local taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Authorities.

          "Tax Returns" of either party means all federal, state, local, foreign and other applicable Tax returns, declarations of estimated Tax reports required to be filed by such party in connection with the business and operations of its Stations (without regard to extensions of time permitted by law or otherwise).

          "TBA" means any time brokerage agreement, local marketing arrangement, joint sales agreement, joint operating agreement, limited management agreement or other similar agreement or contract.

                                   ANNEXI-11

          "Time Sales Agreements" shall have the meaning set forth in
Section 2.3.7.
-------------

          "Trade-out Agreements" shall have the meaning set forth in
Section 2.3.6.
-------------

          "Transfer Taxes" shall have the meaning set forth in Section 12.3(a).
                                                               ---------------

          "Transferred Employees" shall have the meaning set forth in
Section 6.9.1.
-------------

          "Transferring Party's Plan" shall have the meaning set forth in
Section 6.9.4.
-------------

          "Tuscaloosa" shall have the meaning set forth in the Recitals.

          "Welfare Plan" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

          "WDTN" shall have the meaning set forth in the Recitals.

          "WDTN Receivables" shall have the meaning set forth in Section 2.7.1.
                                                                 -------------

          "WFFF" shall have the meaning set forth in the Recitals.

          "WFFF Liabilities" shall mean all Liabilities of STC relating solely to WFFF under the Sinclair Documents (or Liabilities relating solely to WFFF assumed pursuant to the terms thereof), and all Liabilities arising out of events occurring on or after the Non-License Transfer (as defined in the Sinclair Agreement) relating solely to the business and operations of WFFF.

          "WFFF TBA" shall have the meaning set forth in Section 2.11.3.
                                                         --------------

          "WNAC" shall have the meaning set forth in the Recitals.

          "WNAC/Argyle" shall have the meaning set forth in the Recitals.

          "WNNE" shall have the meaning set forth in the Recitals.

          "WNNE Licensee" shall have the meaning set forth in the Recital.

          "Working Capital Advance" shall have the meaning set forth in
Section 2.14.
------------

          "WPRI" shall have the meaning set forth in the Recitals.

                                   ANNEXI-12

          "WPTZ" shall have the meaning set forth in the Recitals.

          "WPTZ Licensee" shall have the meaning set forth in the Recitals.

                                   ANNEXI-13

                                   EXHIBIT A
                                   ---------

                 FORM OF BILL OF SALE AND ASSIGNMENT OF ASSETS

          THIS BILL OF SALE AND ASSIGNMENT OF ASSETS is made as of this ____ day of ____________, 199__, by STC BROADCASTING, INC., a Delaware corporation ("STC Broadcasting").

          WHEREAS, STC Broadcasting, STC Broadcasting of Vermont, Inc., STC License Company and STC Broadcasting of Vermont Subsidiary, Inc., and Hearst-Argyle Stations, Inc. ("HAT") are parties to that certain Asset Exchange Agreement dated as of February 18, 1998 (the "Exchange Agreement");

          WHEREAS, pursuant to the Exchange Agreement, STC Broadcasting has agreed to transfer to HAT, and HAT has agreed to accept from STC Broadcasting the STC Assets (as defined therein) with respect to television broadcast stations WPTZ (TV), Channel 5, North Pole, New York, WNNE-TV, Channel 31, Hartford, Vermont, and KSBW (TV), Channel 8, Salinas, California (collectively, the "Stations"), all in accordance with and subject to the terms and conditions set forth in the Exchange Agreement; and

          WHEREAS, all capitalized terms used herein shall have the meanings ascribed to such terms in the Exchange Agreement unless otherwise defined herein.

          NOW, THEREFORE, for and in consideration of the conveyance of the STC Assets to HAT and in further consideration of the mutual covenants and agreements contained in the Exchange Agreement, and pursuant to the terms of the Exchange Agreement, STC Broadcasting hereby assigns, transfers, conveys and delivers to HAT, and HAT hereby accepts from STC Broadcasting, all of STC Broadcasting's right, title and interest in, to and under the following assets (including any contracts or agreements that are entered into and any assets that are acquired between the date of the Exchange Agreement and the Closing Date in accordance with the terms therein), but excluding the Excluded Assets described in Section 2.4 of the Exchange Agreement:
   -----------

          1. All of the furniture, fixtures, furnishings, machinery, computers, equipment, inventory, spare parts, supplies, office materials and other tangible property of every kind and description owned, leased or used by STC Broadcasting in connection with the business and operations of the Stations, together with any replacements thereof and additions thereto made before the Closing Date, and less any retirements or dispositions thereof made before the Closing Date in the Ordinary Course of Business, including, without limitation, those items which have a book value in excess of Five Thousand Dollars ($5,000), all of which are set forth and identified in Schedule 2.3.3 of the Exchange
                                             --------------
Agreement.


          2. All of the service marks, copyrights, franchises, trademarks, trade names, jingles, slogans, logotypes and other similar intangible assets maintained, owned, leased or used by STC Broadcasting in connection with the business and operations of the Stations (including any and all applications, registrations, extensions and renewals relating thereto) (the "Intellectual Property"), and all of the rights, benefits and privileges associated therewith including, without limitation, the right to use the call letters for the Stations identified in Schedule 2.3.4 of the Exchange Agreement.
                       --------------

          3. The program licenses and contracts under which STC Broadcasting is authorized to broadcast programs on the Stations (collectively the "Program Contracts") including, without limitation, (a) all program (cash and non-cash) licenses and contracts listed on Schedule 2.3.5 of the Exchange Agreement, and
                                 --------------
(b) any other such program contracts that are entered into between the date of the Exchange Agreement and the Closing Date in accordance with the terms of the Exchange Agreement.

          4. All contracts and agreements (excluding Program Contracts) pursuant to which commercial air time on the Stations has been sold, traded or bartered in consideration for any property or services in lieu of or in addition to cash (collectively, the "Trade-out Agreements") including, without limitation, those set forth and identified in Schedule 2.3.6 of the Exchange
                                              --------------
Agreement.

          5. All contracts and agreements pursuant to which commercial air time on the Stations has been sold for cash (collectively the "Time Sales Agreements").

          6. All network affiliation agreements and other contracts of the Stations with a television broadcast network (collectively, the "Network Agreements") including, without limitation, those listed on Schedule 2.3.8 of
                                                            --------------
the Exchange Agreement.

          7. All other operating contracts and agreements relating to the business or operations of the Stations, all material such contracts as of the date of the Exchange Agreement being listed on Schedule 2.3.9 of the Exchange
                                               --------------
Agreement (including, without limitation, all employment agreements and talent contracts, all leases and subleases relating to the Leased Property, all agreements relating to any motor vehicles, and all national and local advertising representation agreements for the Stations), together with all contracts and agreements that will be entered into between the date of the Exchange Agreement and the Closing Date in accordance with the terms of the Exchange Agreement (collectively, the "Operating Contracts" and together with the Program Contracts, Trade-out Agreements, Time Sales Agreements and Network Agreements, the "Station Contracts").

          8. All automotive equipment and motor vehicles maintained, owned, leased or otherwise used by STC Broadcasting in connection with the business and operations of the Stations, including, without limitation, those set forth and described in Schedule 2.3.10 of the Exchange Agreement.
             ---------------

          9. All engineering, business and other books, papers, logs, files and records pertaining to the business and operations of the Stations, but not the organizational documents and records of STC Broadcasting.

          10. All translators, earth stations, and other auxiliary facilities, and all applications therefor owned, leased or otherwise used or useful by STC Broadcasting in connection with the business and operations of the Stations, including, without limitation, those set forth and described in Schedule 2.3.12
                                                                ---------------
of the Exchange Agreement.

          11. All permits, approvals, orders, authorizations, consents, licenses, certificates, franchises, exemptions of, or filings or registrations with, any court or Governmental Authority (other than the FCC) in any jurisdiction, which have been issued or granted to or are owned or used or useful by STC Broadcasting in connection with the business and operations of the Stations and all pending applications therefor.

          12. The business of the Stations as a "going concern", customer relationships and goodwill.

          13. All Accounts Receivable arising out of the business and operations of KSBW, and all Accounts Receivable arising out of the business and operations of the Burlington Stations from the STC Transfer Date under the Sinclair Agreement.

          14. All of STC's rights under or pursuant to the Sinclair Documents except to the extent that such rights pertain to or affect WFFF.

          15. All cash, cash equivalents or deposits held by STC arising out of the business and operations of the Burlington Stations from and after the STC Transfer Date, and all interest payable in connection with any such cash, cash equivalents or deposits, but excluding any proceeds of a WFFF Disposition (as defined in that certain Credit Agreement to be entered into by HAT and STCBV Sub in connection with the Burlington Financing Amount).

          Notwithstanding anything to the contrary hereinabove or in the Exchange Agreement, specifically excluded from this Bill of Sale and Assignment of Assets are the Excluded Assets.

          EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF STC BROADCASTING MADE IN THE EXCHANGE AGREEMENT, STC

BROADCASTING MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ASSETS CONVEYED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR INTENDED USE OR FITNESS FOR A PARTICULAR USE.

          TO HAVE AND TO HOLD the said described property to STC Broadcasting and its successors and assigns for their exclusive use and benefit forever.

          STC Broadcasting does hereby agree, from and after the date hereof upon the request of HAT, to execute such other documents as HAT may reasonably require in order to obtain the full benefit of this Bill of Sale and Assignment of Assets and STC Broadcasting's obligations hereunder.

          IN WITNESS WHEREOF, the undersigned has caused this Bill of Sale and Assignment of Assets to be duly executed, as of the date first written above.

                                   STC BROADCASTING, INC.


                                   By:
                                      -----------------------------------
                                   Name:
                                        ---------------------------------
                                   Title:
                                         --------------------------------

                                    EXHIBIT A
                                    ---------

                  FORM OF BILL OF SALE AND ASSIGNMENT OF ASSETS

     THIS BILL OF SALE AND ASSIGNMENT OF ASSETS is made as of this ___ day of_________ 199 by HEARST-ARGYLE STATIONS, INC., a Nevada corporation ("HAT").

     WHEREAS, STC Broadcasting, Inc. ("STC Broadcasting"), STC Broadcasting of Vermont, Inc., STC License Company and STC Broadcasting of Vermont Subsidiary, Inc., and HAT are parties to that certain Asset Exchange Agreement dated as of February 18, 1998 (the "Exchange Agreement");

     WHEREAS, pursuant to the Exchange Agreement, HAT has agreed to transfer to STC Broadcasting, and STC Broadcasting has agreed to accept from HAT the HAT Assets (as defined therein) with respect to television broadcast stations WDTN(TV), Channel 2, Dayton, Ohio, and WNAC(TV), Channel 64, Providence, Rhode Island (collectively, the "Stations"), all in accordance with and subject to the terms and conditions set forth in the Exchange Agreement; and

     WHEREAS, all capitalized terms used herein shall have the meanings ascribed to such terms in the Exchange Agreement unless otherwise defined herein

     NOW, THEREFORE, for and in consideration of the conveyance of the HAT Assets to STC Broadcasting and in further consideration of the mutual covenants and agreements contained in the Exchange Agreement, and pursuant to the terms of the Exchange Agreement, HAT hereby assigns, transfers, conveys and delivers to STC Broadcasting, and STC Broadcasting hereby accepts from HAT, all of HAT's right, title and interest in, to and under the following assets (including any contracts or agreements that are entered into and any assets that are acquired between the date of the Exchange Agreement and the Closing Date in accordance with the terms therein), but excluding the Excluded Assets described in Section
2.4 of the Exchange Agreement:

     1. All of the furniture, fixtures, furnishings, machinery, computers, equipment, inventory, spare parts, supplies, office materials and other tangible property of every kind and description owned, leased or used by HAT in connection with the business and operations of the Stations, together with any replacements thereof and additions thereto made before the Closing Date, and less any retirements or dispositions thereof made before the Closing Date in the Ordinary Course of Business, including, without limitation, those items which have a book value in excess of Five Thousand Dollars ($5,000), all of which are set forth and identified in Schedule 2.3.3 of the Exchange Agreement.

     2. All of the service marks, copyrights, franchises, trademarks, trade names, jingles, slogans, logotypes and other similar intangible assets maintained, owned, leased or used by HAT in connection with the business and operations of the Stations (including any and all applications, registrations, extensions and renewals relating thereto) (the "Intellectual Property"), and all of the rights, benefits and privileges associated therewith including, without limitation, the right to use the call letters for the Stations identified in
Schedule 2.3.4 of the Exchange Agreement.
--------------

     3. The program licenses and contracts under which HAT is authorized to broadcast programs on the Stations (collectively the "Program Contracts") including, without limitation, (a) all program (cash and non-cash) licenses and contracts listed on Schedule 2.3.5 of the Exchange Agreement, and (b) any other
                    --------------
such program contracts that are entered into between the date of the Exchange Agreement and the Closing Date in accordance with the terms of the Exchange Agreement.

     4. All contracts and agreements (excluding Program Contracts)
pursuant to which commercial air time on the Stations has been sold, traded or bartered in consideration for any property or services in lieu of or in addition to cash (collectively, the "Trade-out Agreements") including, without limitation, those set forth and identified in Schedule 2.3.6 of the Exchange
                                              --------------
Agreement.

     5. All contracts and agreements pursuant to which commercial air time on the Stations has been sold for cash (collectively the "Time Sales Agreements").

     6. All network affiliation agreements and other contracts of the Stations with a television broadcast network (collectively, the "Network Agreements") including, without limitation, those listed on Schedule 2.3.8 of the Exchange
                                               --------------
Agreement.

     7. All other operating contracts and agreements relating to the business or operations of the Stations, all material such contracts as of the date of the Exchange Agreement being listed on Schedule 2.3.9 of the Exchange Agreement
                                   --------------
(including, without limitation, the Clear Channel Agreements, all employment agreements and talent contracts, all leases and subleases relating to the Leased Property, all agreements relating to any motor vehicles, and all national and local advertising representation agreements for the Stations), together with all contracts and agreements that will be entered into between the date of the Exchange Agreement and the Closing Date in accordance with the terms of the Exchange Agreement (collectively, the "Operating Contracts" and together with the Program Contracts, Trade-out Agreements, Time Sales Agreements and Network Agreements, the "Station Contracts").

     8. All automotive equipment and motor vehicles maintained, owned, leased or otherwise used by HAT in connection with the business and operations of the Stations, including, without limitation, those set forth and described in
Schedule 2.3.10 of the Exchange Agreement.
---------------

     9. All engineering, business and other books, papers, logs, files and records pertaining to the business and operations of the Stations, but not the organizational documents and records of HAT.

     10. All translators, earth stations, and other auxiliary
facilities, and all applications therefor owned, leased or otherwise used or useful by HAT in connection with the business and operations of the Stations, including, without limitation, those set forth and described in Schedule 2.3.12
                                                                ---------------
of the Exchange Agreement.

     11. All permits, approvals, orders, authorizations, consents, licenses, certificates, franchises, exemptions of, or filings or registrations with, any court or Governmental Authority (other than the FCC) in any jurisdiction, which have been issued or granted to or are owned or used or useful by HAT in connection with the business and operations of the Stations and all pending applications therefor.

     12. The business of the Stations as a `"going concern", customer relationships and goodwill.

     13. All Accounts Receivable arising out of the business and operations of WDTN.

     Notwithstanding anything to the contrary hereinabove or in the Exchange Agreement, specifically excluded from this Bill of Sale and Assignment of Assets are the Excluded Assets.

     EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF HAT MADE IN THE EXCHANGE AGREEMENT, HAT MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ASSETS CONVEYED HEREBY, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR INTENDED USE OR FITNESS FOR A PARTICULAR USE.

     TO HAVE AND TO HOLD the said described property to HAT and its successors and assigns for their exclusive use and benefit forever.

     HAT does hereby agree, from and after the date hereof upon the request of STC Broadcasting, to execute such other documents as STC Broadcasting may reasonably require in order to obtain the full benefit of this Bill of Sale and Assignment of Assets and HAT'S obligations hereunder.

     IN WITNESS WHEREOF, the undersigned has caused this Bill of Sale and Assignment of Assets to be duly executed, as of the date first written above.

                                     HEARST-ARGYLE STATIONS, INC.


                                     By:
                                        ---------------------------
                                     Name:
                                          -------------------------
                                     Title:
                                           ------------------------

                                   EXHIBIT B
                                   ---------

                      FORM OF ASSIGNMENT OF FCC LICENSES

         THIS ASSIGNMENT OF FCC LICENSES is made as of this ____ day of _____________________, 199__, by STC LICENSE COMPANY, a Delaware corporation ("Assignor").

         WHEREAS, Assignor, STC Broadcasting, Inc., STC Broadcasting of Vermont, Inc. and STC Broadcasting of Vermont Subsidiary, Inc., and Hearst-Argyle Stations, Inc. ("Assignee") are parties to that certain Asset Exchange Agreement dated as of February 18, 1998 (the "Exchange Agreement"), providing, among other things, for the sale, assignment, transfer, conveyance and delivery to Assignee of the STC License Assets (as defined therein);

         WHEREAS, in the Exchange Agreement it was agreed, subject to the granting of the necessary consents by the Federal Communications Commission (the "Commission"), that Assignor would assign to Assignee the licenses and other authorizations issued by the Commission for operation of television broadcast stations WPTZ (TV), Channel 5, North Pole, New York, WNNE-TV, Channel 31, Hartford, Vermont, and KSBW (TV), Channel 8, Salinas, California (collectively, the "Stations") together with certain auxiliary facilities;

         WHEREAS, the Commission has authorized the assignment of such licenses and other authorizations from Assignor to Assignee; and

         WHEREAS, all capitalized terms used herein shall have the meanings ascribed to such terms in the Exchange Agreement unless otherwise defined herein.

         NOW, THEREFORE, in consideration of the conveyance by Assignee of the HAT Assets and the payment by Assignee of the cash consideration pursuant to the Exchange Agreement and in further consideration of the mutual covenants and agreements contained in the Exchange Agreement, and pursuant to the terms of the Exchange Agreement, Assignor does hereby assign, transfer, convey and deliver to Assignee, and Assignee hereby accepts from Assignor, all of Assignor's right, title and interest in, to and under the licenses and other authorizations issued by the Commission with respect to the Stations, including, without limitation those set forth and identified in Schedule 2.3.1 to the Exchange Agreement.
                                  --------------

         IN WITNESS WHEREOF, the undersigned has caused this Assignment of FCC Licenses to be duly executed as of the day and year first written above.

                                   STC LICENSE COMPANY


                              By:
                                 ----------------------------------------
                              Name:
                                   --------------------------------------
                              Title:
                                    -------------------------------------

                                   EXHIBIT B
                                   ---------

                      FORM OF ASSIGNMENT OF FCC LICENSES

     THIS ASSIGNMENT OF FCC LICENSES is made as of this _____ day of __________, 199___, by HEARST-ARGYLE STATIONS, INC., a Nevada corporation ("Assignor").

     WHEREAS, STC Broadcasting, Inc., STC Broadcasting of Vermont, Inc., STC license Company ("Assignee") and STC Broadcasting of Vermont Subsidiary, Inc., and Assignor are parties to that certain Asset Exchange Agreement dated as of February 18, 1998 (the "Exchange Agreement"), providing, among other things, for the sale, assignment, transfer, conveyance and delivery to Assignee of the HAT License Assets (as defined therein);

     WHEREAS, in the Exchange Agreement it was agreed, subject to the granting of the necessary consents by the Federal Communications Commission (the "Commission"), that Assignor would assign to Assignee the licenses and, other authorizations issued by the Commission for operation of television broadcast stations WDTN(TV), Channel 2, Dayton, Ohio ("WDTN"), and WNAC(TV), Channel 64, Providence, Rhode Island (collectively, the "Stations") together with certain auxiliary facilities (and in the case of WDTN, all such licenses and other authorizations shall be assigned by Assignee immediately thereafter to Smith Acquisition license Company);

     WHEREAS, the Commission has authorized the assignment of such licenses and other authorizations from Assignor to Assignee; and

     WHEREAS, all capitalized terms used herein shall have the meanings ascribed to such terms in the Exchange Agreement unless otherwise defined herein.

     NOW, THEREFORE, in consideration of the conveyance by Assignee of the STC Assets pursuant to the Exchange Agreement and in further consideration of the mutual covenants and agreements contained in the Exchange Agreement, and pursuant to the terms of the Exchange Agreement, Assignor does hereby assign, transfer, convey and deliver to Assignee, and Assignee hereby accepts from Assignor, all of Assignor's right, title and interest in, to and under the licenses and other authorizations issued by the Commission with respect to the Stations, including, without limitation those set forth and identified in
Schedule 2.3.1 to the Exchange Agreement.
--------------

     IN WITNESS WHEREOF, the undersigned has caused this Assignment of FCC licenses to be duly executed as of the day and year first written above.

                                         HEARST-ARGYLE STATIONS, INC.


                                         By:
                                            -----------------------------
                                         Name:
                                              ---------------------------
                                         Title:
                                               --------------------------

                                   EXHIBIT C
                                   ---------

                  FORM OF ASSIGNMENT OF CONTRACTS AND LEASES

         THIS ASSIGNMENT OF CONTRACTS AND LEASES is made as of this _____ day of ________, 199__, by STC BROADCASTING, INC., a Delaware corporation ("Assignor").

         WHEREAS, Assignor, STC Broadcasting of Vermont, Inc., STC License Company and STC Broadcasting of Vermont Subsidiary, Inc., and Hearst-Argyle Stations, Inc. ("Assignee") are parties to that certain Asset Exchange Agreement dated as of February 18, 1998 (the "Exchange Agreement"), providing, among other things, for the assignment, transfer, conveyance and delivery to Assignee of the STC Assets (as defined therein), with respect to television broadcast stations WPTZ-TV, Channel 5, North Pole, New York, WNNE-TV, Channel 31, Hartford, Vermont, and KSBW (TV), Channel 8, Salinas, California (collectively, the "Stations") including those assets conveyed by this Assignment of Contracts and Leases;

         WHEREAS, all capitalized terms used herein shall have the meanings ascribed to such terms in the Exchange Agreement unless otherwise defined herein.

         NOW, THEREFORE, in consideration of the conveyance by Assignee of the HAT Assets and the payment by Assignee of the cash consideration pursuant to the Exchange Agreement and in further consideration of the mutual covenants and agreements contained in the Exchange Agreement, and pursuant to the terms of the Exchange Agreement, Assignor hereby bargains, assigns, transfers, conveys and delivers to Assignee and its successors and assigns all of Assignor's right, title and interest in and to all contracts, agreements, leases, commitments and understandings owned or held by Assignor and used or useful in connection with the business and operation of the Stations, including, without limitation, the Program Contracts set forth and identified in Schedule 2.3.5 to the Exchange
                                              --------------
Agreement, the Trade-Out Agreements set forth and identified in Schedule 2.3.6
                                                                --------------
to the Exchange Agreement, the Network Agreements set forth and identified in

Schedule 2.3.8 to the Exchange Agreement, and the Operating Agreements set forth
--------------
and identified in Schedule 2.3.9 to the Exchange Agreement, together with those
                  --------------
Program Contracts, Trade-Out Agreements, Network Agreements and Operating Contracts that are entered into between the date of the Exchange Agreement and the Closing Date in accordance with the terms therein.

         Notwithstanding anything to the contrary herein above or in the Exchange Agreement, specifically excluded from this Assignment of Contracts and Leases are the Excluded Assets.

         IN WITNESS WHEREOF, Assignor has caused this Assignment of Contracts and Leases to be executed as of the day and year first above written.

                              STC BROADCASTING, INC.


                              By:
                                 -----------------------------------
                              Name:
                                   ---------------------------------
                              Title:
                                    --------------------------------

                                   EXHIBIT C
                                   ---------

                  FORM OF ASSIGNMENT OF CONTRACTS AND LEASES

     THIS ASSIGNMENT OF CONTRACTS AND LEASES is made as of this _____ day of ____________, 199___, by HEARST-ARGYLE STATIONS, INC., a Nevada corporation ("Assignor").

     WHEREAS, STC Broadcasting, Inc. (the "Assignee"), STC Broadcasting of Vermont, Inc., STC License Company and STC Broadcasting of Vermont Subsidiary, Inc., and Assignor are parties to that certain Asset Exchange Agreement dated as of February 18, 1998 (the "Exchange Agreement"), providing, among other things, for the assignment, transfer, conveyance and delivery to Assignee of the HAT Assets (as defined therein), with respect to television broadcast stations WDTN(TV), Channel 2, Dayton, Ohio, and WNAC(TV), Channel 64, Providence, Rhode Island (collectively, the "Stations") including those assets conveyed by this Assignment of Contracts and Leases;

     WHEREAS, all capitalized terms used herein shall have the meanings ascribed to such terms in the Exchange Agreement unless otherwise defined herein.

     NOW, THEREFORE, in consideration of the conveyance by Assignee of the STC Assets pursuant to the Exchange Agreement and in further consideration of the mutual covenants and agreements contained in the Exchange Agreement, and pursuant to the terms of the Exchange Agreement, Assignor hereby bargains, assigns, transfers, conveys and delivers to Assignee and its successors and assigns all of Assignor's right, title and interest in and to all contracts, agreements, leases, commitments and understandings owned or held by Assignor and used or useful in connection with the business and operation of the Stations, including, without limitation, the Program Contracts set forth and identified in
Schedule 2.3.5 to the Exchange Agreement, the Trade-Out Agreements set forth and
--------------
identified in Schedule 2.3.6 to the Exchange Agreement, the Network Agreements
              --------------
set forth and identified in Schedule 2.3.8 to the Exchange Agreement, and the
                            --------------
Operating Agreements set forth and identified in Schedule 2.3.9 to the Exchange
                                                 --------------
Agreement (including the Clear Channel Agreements), together with those Program Contracts, Trade-Out Agreements, Network Agreements and Operating Contracts that are entered into between the date of the Exchange Agreement and the Closing Date in accordance with the terms therein.

     Notwithstanding anything to the contrary herein above or in the Exchange Agreement, specifically excluded from this Assignment of Contracts and Leases are the Excluded Assets.

     IN WITNESS WHEREOF, Assignor has caused this Assignment of Contracts and Leases to be executed as of the day and year first above written.

                                         HEARST-ARGYLE STATIONS, INC.


                                         By:
                                            -----------------------------
                                         Name:
                                              ---------------------------
                                         Title:
                                               --------------------------

                                   EXHIBIT D
                                   ---------

                         FORM OF ASSUMPTION AGREEMENT

          THIS ASSUMPTION AGREEMENT is made and entered into as of this ____ day of _________________, 199__, by and among STC BROADCASTING, INC., a Delaware corporation ("STC Broadcasting"), STC BROADCASTING OF VERMONT, INC., a Delaware corporation ("STCBV"), STC LICENSE COMPANY, a Delaware corporation ("STC License Company"), and STC BROADCASTING OF VERMONT SUBSIDIARY, INC., a Delaware corporation ("STCBV Sub") (STC Broadcasting, STCBV, STC License Company and STCBV Sub shall be collectively referred to herein as "STC"), and HEARST-ARGYLE STATIONS, INC., a Nevada corporation ("HAT").

          WHEREAS, pursuant to that certain Asset Exchange Agreement dated as of February 18, 1998 by and among STC and HAT (the "Exchange Agreement"), STC has agreed to transfer and assign to HAT the STC Assets (as defined therein), for the consideration and upon the terms and conditions set forth in the Exchange Agreement;

          WHEREAS, the Exchange Agreement provides that HAT shall assume certain liabilities and obligations of STC, but only such specified liabilities and obligations; and

          WHEREAS, all capitalized terms used herein shall have the meanings ascribed to such terms in the Exchange Agreement unless otherwise defined herein.

          NOW, THEREFORE, for and in consideration of the transfer of the aforesaid assets, and in further consideration of the mutual covenants and agreements contained herein and in the Exchange Agreement, and pursuant to the Exchange Agreement, the parties hereby agree as follows:

          Subject to the limitations contained in the Exchange Agreement, HAT hereby assumes, and agrees to pay, perform and discharge and agrees to indemnify and hold STC harmless from and against (a) all Liabilities arising out of events occurring on or after the Closing Date related to the businesses or operations of the STC Stations or the ownership of the STC Assets by HAT, (b) all Liabilities arising out of events occurring on or after the Closing Date with respect to the FCC Licenses of STC License Company, (c) all Liabilities arising on or after the Closing Date under the Station Contracts of STC (including, without limitation, Trade-Out Agreements) pursuant to their terms (except for Liabilities for any breaches thereunder by STC occurring prior to the Closing
Date), (d) all Liabilities for which there is an adjustment in favor of HAT in connection with the calculating of the Proration Amount, (e) all Liabilities to employees of the STC Stations to be assumed by HAT in accordance with Section
                                                                      -------
6.8 and Section 6.9 of the Exchange
---     -----------

Agreement, (f) all Liabilities of STC relating to WNNE and WPTZ under the Sinclair Documents (or Liabilities relating to WNNE and WPTZ assumed pursuant to the terms thereof), and (g) all Liabilities arising out of events occurring on or after the Non-License Transfer (as defined in the Sinclair Agreement) relating to the business and operations of WNNE and WPTZ. HAT shall not assume or be deemed to assume any debts, liabilities or obligations of STC except as specified in this Assumption Agreement.

          HAT does hereby agree, from and after the date hereof upon the request of STC, to execute such other documents as STC may reasonably require in order to obtain the full benefit of this Assumption Agreement and HAT's obligations hereunder.

          This Assumption Agreement shall be governed by and construed under and in accordance with the laws of the State of New York (without regard to the choice of law provisions thereof).

          IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be duly executed on their behalf, on the day and year first above written.

                              STC BROADCASTING, INC.



                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------


                              STC LICENSE COMPANY



                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------


                              STC BROADCASTING OF VERMONT, INC.



                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------


                              STC BROADCASTING OF VERMONT SUBSIDIARY, INC.



                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------

                              HEARST-ARGYLE STATIONS, INC.



                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------

                                   EXHIBIT D
                                   ---------

                         FORM OF ASSUMPTION AGREEMENT

     THIS ASSUMPTION AGREEMENT is made and entered into as of this _____day of _______________, 199___, by and among STC BROADCASTING, INC., a Delaware corporation ("STC Broadcasting"), STC BROADCASTING OF VERMONT, INC., a Delaware corporation ("STCBV"), STC LICENSE COMPANY, a Delaware corporation ("STC License Company"), and STC BROADCASTING OF VERMONT SUBSIDIARY, INC., a Delaware corporation ("STCBV Sub") (STC Broadcasting, STCBV, STC License Company and STCBV Sub shall be collectively referred to herein as "STC"), and HEARST-ARGYLE STATIONS, INC., a Nevada corporation ("HAT").

     WHEREAS, pursuant to that certain Asset Exchange Agreement dated as of February 18, 1998 by and among STC and HAT (the "Exchange Agreement"), HAT has agreed to transfer and assign to STC the HAT Assets (as defined therein), for the consideration and upon the terms and conditions set forth in the Exchange Agreement;

     WHEREAS, the Exchange Agreement provides that STC shall assume certain liabilities and obligations of HAT, but only such specified liabilities and obligations; and

     WHEREAS, all capitalized terms used herein shall have the meanings ascribed to such terms in the Exchange Agreement unless otherwise defined herein.

     NOW, THEREFORE, for and in consideration of the transfer of the aforesaid assets, and in further consideration of the mutual covenants and agreements contained herein and in the Exchange Agreement, and pursuant to the Exchange Agreement, the parties hereby agree as follows:

     Subject to the limitations contained in the Exchange Agreement, STC hereby assumes, and agrees to pay, perform and discharge and agrees to indemnify and hold HAT harmless from and against (a) all Liabilities arising out of events occurring on or after the Closing Date related to the businesses or operations of the HAT Stations or the ownership of the HAT Assets by STC, (b) all Liabilities arising out of events occurring on or after the Closing Date with respect to the FCC Licenses of HAT, (c) all Liabilities arising on or after the Closing Date under the Station Contracts of HAT (including, without limitation, Trade-Out Agreements) pursuant to their terms (except for Liabilities for any breaches thereunder by HAT occurring prior to the Closing Date), (d) all Liabilities for which there is an adjustment in favor of STC in connection with the calculation of the Proration Amount, (e) all Liabilities to employees of the HAT Stations to be assumed by STC in accordance with Section 6.9 of the Exchange
                                                     -----------
Agreement.

     STC does hereby agree, from and after the date hereof upon the request of HAT, to execute such other documents as HAT may reasonably require in order to obtain the full benefit of this Assumption Agreement and STC's obligations hereunder.

     This Assumption Agreement shall be governed by and construed under and in accordance with the laws of the State of New York (without regard to the choice of law provisions thereof).

     IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be duly executed on their behalf, on the day and year first above written.

                                         STC BROADCASTING, INC.



                                         By:
                                            -----------------------------
                                         Name:
                                              ---------------------------
                                         Title:
                                               --------------------------


                                         STC LICENSE COMPANY



                                         By:
                                            -----------------------------
                                         Name:
                                              ---------------------------
                                         Title:
                                               --------------------------


                                         STC BROADCASTING OF VERMONT, INC.



                                         By:
                                            -----------------------------
                                         Name:
                                              ---------------------------
                                         Title:
                                               --------------------------


                                         STC BROADCASTING OF VERMONT
                                         SUBSIDIARY, INC.


                                         By:
                                            -----------------------------
                                         Name:
                                              ---------------------------
                                         Title:
                                               --------------------------

                                              HEARST-ARGYLE STATIONS, INC.




                                              By:
                                                 ------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------

                                                                  EXHIBIT E TO
                                                                  ASSET EXCHANGE
                                                                  AGREEMENT


================================================================================




                                CREDIT AGREEMENT

                                     between

                  STC BROADCASTING OF VERMONT SUBSIDIARY, INC.
                                  as Borrower,

                                       and

                          HEARST-ARGYLE STATIONS. INC.

                                    as Lender



                        Dated as of ______________, 1998


================================================================================

                               TABLE OF CONTENTS

                                                                           PAGE

SECTION 1.    DEFINITIONS ..................................................  1
        1.1   Defined Terms ................................................  1
        1.2   Other Definitional Provisions ................................  6

SECTION 2.    CREDIT FACILITY ..............................................  6
        2.1   Loans; Borrowing Procedures ..................................  6
        2.2   Disbursement of Loans ........................................  7
        2.3   Repayment of Principal .......................................  7
        2.4   Payment of Interest; Default Interest ........................  7
        2.5   Pre payments .................................................  7
        2.6   Note .........................................................  8

SECTION 3.    PAYMENTS; TAXES ..............................................  8
        3.1   Computation of Interest ......................................  8
        3.2   Payments .....................................................  8
        3.3   Taxes ........................................................  8

SECTION 4.    REPRESENTATIONS AND WARRANTIES ...............................  9
        4.1   Organization and Good Standing ...............................  9
        4.2   Authorization ................................................  9
        4.3   No Conflicts or Consents .....................................  9
        4.4   Enforceable Obligations ......................................  9
        4.5   Title to Assets ..............................................  9
        4.6   Financial Condition .......................................... 10
        4.7   No Default ................................................... 10
        4.8   No Litigation ................................................ 10
        4.9   Security Interests ........................................... 10
        4.10  Taxes ........................................................ 10
        4.11  Principal Office, Etc. ....................................... 10
        4.12  ERISA ........................................................ 10
        4.13  Compliance with Law .......................................... 10
        4.14  Insurance .................................................... 10
        4.15  Purchase Agreements .......................................... 11

SECTION 5.    CONDITIONS PRECEDENT ......................................... 11
        5.1   Conditions to Initial Loan ................................... 11
        5.2   Conditions to Additional Loans ............................... 12

SECTION 6.    AFFIRMATIVE COVENANTS ........................................ 13
        6.1   Financial Statements, Reports and Documents .................. 13
        6.2   Payment of Taxes and Other Indebtedness ...................... 13
        6.3   Maintenance of Existence and Rights; Conduct of Business ..... 13
        6.4   Notice of Default ............................................ 14
        6.5   Other Notices ................................................ 14
        6.6   Use of Proceeds .............................................. 14
        6.7   Books and Records; Access .................................... 14

                                                                           PAGE

        6.8   Compliance with Law .......................................... 14
        6.9   Insurance .................................................... 14
        6.10  Further Assurances ........................................... 15
        6.11  Lien on Assets ............................................... 15

SECTION 7.    NEGATIVE COVENANTS ........................................... 15
        7.1   Change in Nature of Business ................................. 15
        7.2   Limitation on Indebtedness ................................... 15
        7.3   Negative Pledge .............................................. 15
        7.4   No Restrictions .............................................. 15
        7.5   Limitation on Investments .................................... 15
        7.6   Limitation on Dividends ...................................... 16
        7.7   Amendments; Material Agreements .............................. 16
        7.8   Affiliated Transactions ...................................... 16
        7.9   Issuance of Shares ........................................... 16
        7.10  Name, Fiscal Year and Accounting Method ...................... 16
        7.11  Liquidation, Mergers, Consolidations and Dispositions of
              Substantial Assets ........................................... 16
        7.12  Restricted Payments .......................................... 16
        7.13  Pension Plans ................................................ 16
        7.14  Location of Company .......................................... 16

SECTION 8.    EVENTS OF DEFAULT ............................................ 16
        8.1   Events of Default ............................................ 16
        8.2   Remedies ..................................................... 18
        8.3   Default Interest ............................................. 18

SECTION 9.    MISCELLANEOUS ................................................ 18
        9.1   Amendments ................................................... 18
        9.2   Notices ...................................................... 18
        9.3   No Waiver; Cumulative Remedies ............................... 20
        9.4   Survival of Representations and Warranties ................... 20
        9.5   Payment of Lender's Expenses, Indemnity, etc. ................ 20
        9.6   Benefit of Agreement; Assignments and Participations ......... 20
        9.7   Headings ..................................................... 21
        9.8   GOVERNING LAW ................................................ 21
        9.9   Submission to Jurisdiction ................................... 21
        9.10  WAIVER OF JURY TRIAL ......................................... 21
        9.11  Confidentiality .............................................. 21
        9.12  FCC Compliance ............................................... 22


EXHIBITS
A     -     Form of Note
B     -     Form of Pledge Agreement
C     -     Form of Guaranty

          CREDIT AGREEMENT dated as of _________________, 1998 between STC BROADCASTING OF VERMONT SUBSIDIARY, INC., a corporation organized under the laws or Delaware (the "Borrower") and HEARST-ARGYLE STATIONS, INC. a corporation organized under the laws of Nevada (the "Lender").


                                   WITNESSETH:
                                   ----------

           WHEREAS, the Borrower has requested that the Lender commit to make one or more term loans to it in an aggregate principal amount as described herein: and

           WHEREAS, the Lender is willing to provide such financial accommodations on, and subject to, the terms and conditions hereinafter set forth.

           NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

           SECTION 1.   DEFINITIONS

           1.1     Defined Terms. As used in this Agreement, the following terms
                   --------------
shall have the following meanings:

           "Affiliate": shall mean as to any Person, any other Person which,
            ---------
directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, by contract or otherwise, provided that, in any event, any Person
                                      --------
that owns directly or indirectly securities having more than 50% of the voting power for the election of directors (or Persons having similar management functions) of any other Person shall be deemed to control such other Person.

           "Agreement": shall mean this Credit Agreement, as amended,
            ---------
supplemented or modified from time to time.

           "Applicable Rate": shall mean a rate per annum equal to 7.75%.
            ---------------

           "Bankruptcy Code": shall mean the Federal Bankruptcy Code of 1978, as
            ---------------
amended from time to time.

           "Business Day": shall mean a day on which commercial banks are not
            ------------
authorized or required by law or executive order to close in New York, New York.

           "Capitalized Lease": shall mean any lease of property, real or
            -----------------
personal, if the then present value of the minimum rental commitment thereunder is required to be classified and accounted for as a capital lease on the balance sheet of the lessee, in accordance with GAAP.

           "Cash Equivalents": means (i) marketable direct obligations
            ----------------
issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof: (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investor Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's corporation and at least P-1 from Moody's Investor Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200,000,000: and (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above, entered into with any bank meeting the qualifications specified in clause (iv) above.

           "Closing Date": shall mean the date on which each of the conditions
            ------------
set forth in subsection 5.1 hereof have been satisfied.

           "Code": shall mean the Internal Revenue Code of 1986, as amended from
            ----
time to time.

           "Collateral": shall mean the shares of stock of the Borrower owned by
            ----------
the Guarantor in which the Lender has been granted a security interest pursuant to the Pledge Agreement.

           "Credit Agreement": means the Credit Agreement, dated as of
            ----------------
February 28, 1997. among STC Broadcasting, Inc., The Chase Manhattan Bank. as agent, NationsBank of Texas, N.A., as documentation agent, and any other financial institutions from time to time party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

           "Default": shall mean any Event of Default or any event which with
            -------
the giving of notice, the lapse of time, or both, would become an Event of Default.

           "Dividends": shall mean, with respect to any Person, (i) cash
            ---------
distributions or any other distributions on, or in respect of, any class of equity interests or securities of such Person, except for distributions made solely in equity interests or securities of the same class of such Person, and
(ii) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of equity interests or securities of such Person.

           "Event of Default": shall mean any of the events specified in
            ----------------
subsection 8.1.

           "Final Maturity Date": shall mean the date which occurs two (2) years
            -------------------
after the date of the HAT Exchange Agreement.

           "GAAP": shall mean United States generally accepted accounting
            ----
principles.

           "Governmental Authority": shall mean any nation or government,
            ----------------------
any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           "Guarantee": shall mean, with respect to any Person, any obligation,
            ---------
contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall
                                          --------
not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

           "Guarantor": shall mean STC Broadcasting of Vermont, Inc., a
            ---------
corporation organized under the laws of Delaware.

           "Guaranty": shall mean, the guaranty, substantially in the form of
            --------
Exhibit C hereto, executed by the Guarantor in favor of the Lender.

           "HAT Acquisition": shall mean the acquisition by the Lender of
            ---------------
(i) the STC Assets (as defined in the HAT Exchange Agreement) other than the STC Excluded Assets (as defined in the HAT Exchange Agreement) in exchange for the HAT Assets (as defined in the HAT Exchange Agreement) or (ii) the Cash Purchase Assets pursuant to Section 11.1.2 of the HAT Exchange Agreement, all as more particularly described in the HAT Acquisition Agreement.

           "HAT Exchange Agreement": shall mean the Asset Exchange Agreement,
            ----------------------
dated as of February 18, 1998 among Borrower, STC Broadcasting, Inc., STC Broadcasting of Vermont, Inc., STC License Company, Inc. and Hearst-Argyle Stations, Inc. with respect to the HAT Acquisition.

           "Indebtedness": shall mean as to any Person, at any date, without
            ------------
duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person under Capitalized Leases, (v) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid or payable (currently or in the future, on a contingent or non-contingent basis) under a letter of credit or similar instrument, (vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all obligations of such Person under interest rate swaps, caps or collars or under any other financial hedging arrangement net of any amounts receivable by such Person under such arrangements and (viii) all Indebtedness of others Guaranteed by such Person.

           "Indenture": means the Indenture, dated as of March 25, 1997, between
            ---------
STC Broadcasting, Inc., as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

           "Investment": shall mean, when used with reference to any investment
            ----------
of any Person:

           (a) any loan, advance or other extension of credit, including obligations represented by bonds, notes or other securities and any Guarantees, made by it to, or for the benefit of, any other Person; and

           (b) any capital contribution by such Person to, or acquisition of stock or other securities or partnership or membership interests by such Person in, any other Person, or any other investment evidencing an ownership or other interest of such Person in any other Person.

           "Lien": shall mean any mortgage, pledge, hypothecation, assignment,
            ----
deposit arrangement, encumbrance, security interest, lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional or installment sale or other title retention agreement, any Capitalized Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

           "Loans": shall mean the loans provided for in subsection 2.1.
            -----

           "Material Adverse Effect": shall mean any (i) material adverse effect
            -----------------------
whatsoever upon the validity, performance or enforceability of this Agreement or any of the Related Documents or any of the transactions contemplated hereby or thereby, (ii) material adverse effect upon the ability of the Guarantor, the Borrower or any other Person to fulfill any of their respective obligations under this Agreement or any of the Related Documents or (iii) material adverse effect on the business, assets or financial condition of the Guarantor or the Borrower, except for any such material adverse effect resulting from (a) general economic conditions applicable to the television broadcast industry, (b) general conditions in the markets in which the television broadcast stations of the Borrower operate, or (c) circumstances that are not likely to recur and either have been substantially remedied or can be substantially remedied without substantial cost or delay.

           "Note": shall have the meaning provided in subsection 2.6.
            ----

           "Obligations": shall mean any and all of the debts, obligations and
            -----------
liabilities of the Borrower to the Lender provided for or arising under this Agreement or the Related Documents (including, without limitation, the obligation to repay the Loans and to pay interest thereon), whether now existing or hereafter arising, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred.

           "Permitted Indebtedness": shall mean (i) Indebtedness hereunder and
            ----------------------
under the Related Documents, (ii) Indebtedness constituting current liabilities for taxes and assessments incurred in the ordinary course of business, provided such liabilities shall be paid and discharged as provided in subsection 6.2 hereof, (iii) amounts advanced by the Lender to the Borrower pursuant to Section 2.14 of the HAT Exchange Agreement and (iv) other Indebtedness in an aggregate principal amount not exceeding $50,000.

           "Permitted Investments": shall mean investments in cash and Cash
            ---------------------
Equivalents.

           "Permitted Liens": shall mean (i) all Liens constituting Permitted
            ---------------
Encumbrances (as defined in the HAT Purchase Agreement), (ii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs, (iii) Liens such as for landlord's, materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing Permitted Indebtedness whose payment is not overdue for a period in excess of 60 days or which are being contested in good faith and by appropriate proceedings as to which appropriate reserves in accordance with GAAP or surety, stay or appeal bonds have been provided, (iv) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which appropriate reserves in accordance with GAAP have been provided, (v) Liens arising from good faith deposits in connection with leases or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds, and deposits to secure the payment of taxes, assessments, customs duties or other similar charges, (vi) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, lawfully in effect from time to time, (vii) Liens imposed by operation of law with respect to any judgments or orders not constituting, or otherwise arising out of an Event of Default; (viii) attachment or judgment Liens not constituting, or otherwise arising out of an Event of Default: and (ix) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institution incurred in the ordinary course of business and which are within the general parameters customary in the banking industry.

           "Person": shall mean an individual, partnership, corporation, limited
            ------
liability company, business trust, joint stock company, trust, unincorporated association, joint venture. Governmental Authority or other entity of whatever nature.

           "Plan": shall mean any employee benefit plan which is covered by
            ----
Title IV of the Employee Retirement Income Security Act of 1974, as amended.

           "Pledge Agreement": shall mean the Pledge Agreement, substantially in
            ----------------
the form of Exhibit B hereto, executed by the Guarantor in favor of the Lender.

           "Purchase Agreements": shall mean (a) the STC Purchase Agreement and
            -------------------
(b) the HAT Exchange Agreement.

           "Related Documents": shall mean the Note, the Guaranty and the Pledge
            -----------------
Agreement, together with any security agreement, pledge, collateral assignment and/or mortgage to be executed and delivered pursuant to Section 6.11 hereof and all instruments, documents, agreements and certificates to be executed and delivered in connection therewith.

           "Subsidiary": shall mean as to any Person, a corporation or other
            ----------
business entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation or business entity are at the time owned, directly or indirectly through one or more intermediaries, by such Person.

           "STC Acquisition": shall mean the acquisition by the Borrower of the
            ---------------
Assets (as defined in the STC Purchase Agreement) other than the Excluded Assets (as defined in the STC Purchase Agreement), all as more particularly described in the STC Purchase Agreement.

           "STC Financing Consents": shall mean all amendments, consents or
            ----------------------
other waivers which may be required under the Credit Agreement or the Indenture.

           "STC Purchase Agreement": shall mean the Asset Purchase Agreement,
            ----------------------
dated as of February 3, 1998, among Tuscaloosa Broadcasting. Inc. WPTZ Licensee, Inc., WNNE Licensee, Inc. and STC Broadcasting of Vermont, Inc. with respect to the STC Acquisition.

           "Taxes": shall have the meaning provided in subsection 3.3.
            -----

           "WFFF Disposition": shall mean the transfer or other disposition of
            ----------------
the assets and rights of Borrower relating to WFFF-TV to any entity ultimately controlled, directly or indirectly, by Robert N. Smith.

           "WFFF-TV": shall mean television broadcast station WFFF-TV, Channel
            -------
44, Burlington, Vermont.

           1.2    Other Definitional Provisions. (a) Unless otherwise specified
                  -----------------------------
therein, all terms defined in this Agreement shall have the defined meaning's when used in the Related Documents or any certificate or other document made or delivered pursuant hereto.

           (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

           (c) Defined terms in the Agreement shall include in the singular number the plural and in the plural number the singular.

           (d) References in this Agreement to any other agreement, document or instrument shall, unless the context otherwise requires, include such other agreement, document or instrument as the same may be from time to time amended, modified or supplemented.

           SECTION 2.   CREDIT FACILITY

           2.1    Loans; Borrowing Procedures. On the terms and subject to the
                  ---------------------------
conditions of this Agreement, the Lender agrees to make Loans to the Borrower as follows:

           (a) On the Closing Date the Lender agrees to make a Loan to the Borrower in an amount equal to either: (i) if the Closing (as defined in the STC Purchase Agreement) occurs simultaneously with the Closing Date hereunder, the Purchase Price (as defined in the STC Purchase Agreement) payable by the Borrower to the Sellers (as defined in the STC Purchase Agreement) upon the occurrence of the Closing (as defined in the STC Purchase

Agreement) or (ii) if the Non-License Transfer (as defined in the STC Purchase Agreement) occurs simultaneously with the Closing Date hereunder, the portion of the Purchase Price payable by the Borrower to such Sellers upon the occurrence of the Non-License Transfer (as defined in the STC Purchase Agreement); provided
                                                                        --------
that the amount of such Loan to be advanced under this subsection 2.1(a) shall not exceed $72,000,000;

           (b) Provided the Non-License Transfer (as defined in the STC Purchase Agreement) occurs before the Closing (as defined in the STC Purchase Agreement), the Lender agrees to make an additional Loan to the Borrower on the date of the Closing (as defined in the STC Purchase Agreement), but in no event after the Final Maturity Date, in an amount equal to the unpaid portion of the Purchase Price (as defined in the STC Purchase Agreement to be paid by the Borrower under the STC Purchase Agreement; provided that the amount of the
                                           --------
additional Loan to be advanced by the Lender under this subsection 2.1(b) together with the amount of the initial Loan advanced pursuant to subsection 2.1(a) shall not exceed $72,000,000;

           (c) Any request for an additional Loan pursuant to subsection 2.1(b) must be delivered in writing to the Lender by not later than 10:00 a.m., New York City time, two Business Days before the date on which such Loan is requested to be made and must specify (i) the amounts of the requested Loan,
(ii) the date of borrowing (which must be a Business Day on or prior to the Final Maturity Date) and (iii) the account into which such Loan proceeds are to be disbursed, and certify to the Lender that all conditions to such Loan have been satisfied; and

           (d) Amounts borrowed and prepaid or repaid under this Agreement may not be reborrowed.

           2.2    Disbursement of Loans. Subject to the conditions of this
                  ---------------------
Agreement, the Lender shall make Loans available to the Borrower by wire transferring the amount thereof to such account as the Borrower shall designate in writing to the Lender.

           2.3    Repayment of Principal. Subject to the provisions of
                  ----------------------
subsection 2.5 hereof, the Borrower agrees to repay to the Lender the entire outstanding principal amount of the Loans on the Final Maturity Date.

           2.4    Payment of Interest; Default Interest. The Borrower agrees to
                  -------------------------------------
pay interest on the unpaid principal amount of the Loans from time to time outstanding from and including the Closing Date to but not including the date on which such Loans are paid in full at a rate per annum equal to the Applicable Rate. Interest shall be payable quarterly, in arrears, on the last Business Day of each March, June, September and December (with the first such payment hereunder being payable in June 1998) and on the Final Maturity Date. Notwithstanding the foregoing, if the Borrower shall fail to pay any installment of principal of or interest on any Loan when due, then the Borrower shall pay interest on the amount in default as provided in subsection 8.3.

           2.5    Prepayments. (a) The Borrower may, at any time, prepay the
                  -----------
then outstanding principal amount of the Loans, in whole or in part, without premium or penalty. The Borrower shall give the Lender not less than four Business Days' notice of its intent to prepay the Loans, which notice shall specify the date and amount of the prepayment. Any notice of prepayment given by the Borrower shall be irrevocable and obligate the Borrower to make the prepayment specified in such notice on the date specified therein. Any partial prepayment of the

Loans pursuant to this subsection 2.5(a) shall be in an aggregate principal amount of at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Any prepayment pursuant to this subsection 2.5(a) shall be accompanied by the payment of accrued and unpaid interest to the date of such prepayment on the principal amount prepaid.

          (b) The Borrower shall prepay the entire outstanding principal balance of the Loans on the earlier to occur of (i) the date of the Closing (as defined in the HAT Exchange Agreement) or (ii) upon the consummation of the Lender's acquisition of the Cash Purchase Assets (as defined in the Hat Exchange Agreement) pursuant to Section 11.1.2 of the HAT Exchange Agreement. All prepayments made hereunder shall be accompanied by the payment of accrued and unpaid interest on the principal amount prepaid through the date of prepayment.

          2.6  Note. The Loan made by the Lender shall be evidenced by a single
               ----
promissory note of the Borrower, substantially in the form of Exhibit A (the "Note"), payable to the order of the Lender. The Lender will note on its
 ----
internal records the date and amount of each Loan, the date and amount of each repayment of principal thereof and will, prior to any permitted transfer of the Note, endorse on the schedule (or continuation thereof) attached thereto the outstanding principal amount of the Loan evidenced thereby. Failure to so record any such information shall not alter the obligations of the Borrower under this Agreement or the Note.

          SECTION 3. PAYMENTS; TAXES

          3.1  Computation of Interest. Interest on the Loan shall be calculated
               -----------------------
on the basis of a 365-day year and the actual number of days elapsed.

          3.2  Payments. All payments (including prepayments) to be made by the
               --------
Borrower on account of principal and interest shall be made without any set-off or counterclaim whatsoever and shall be made to the Lender, at such account of the Lender designated for such purpose, in United States Dollars and in immediately available funds not later than 12:00 noon, New York City time, on the date on which such payment shall become due. Any payment received after such time on any Business Day shall be deemed to have been received on the next Business Day. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          3.3  Taxes. All payments made by the Borrower under this Agreement and
               -----
the Related Documents shall be made free and clear of, and without reduction for or on account of any current or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes imposed on the Lender.

          SECTION 4. REPRESENTATIONS AND WARRANTIES

          In order to induce the Lender to enter into this Agreement and to make the Loan herein provided for, the Borrower hereby represents and warrants to the Lender that:

          4.1  Organization and Good Standing. The Borrower is a corporation
               ------------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified as a foreign entity and in good standing in all jurisdictions in which the failure to so qualify would have a Material Adverse Effect, and has all requisite power and authority to own its properties and assets, to transact the business in which it is currently engaged, and to execute and deliver, and to perform its obligations under, this Agreement and the Related Documents to which it is a party. All of the issued and outstanding capital stock of the Borrower is owned beneficially and of record by the Guarantor. The Borrower has no Subsidiaries.

          4.2  Authorization. The Borrower has taken all corporate action
               -------------
(including obtaining the consent and approval of the shareholder of the Borrower, if required) necessary to authorize the execution and delivery of this Agreement, the Related Documents to Which it is a party and the Purchase Agreements and to perform the obligations contemplated hereby and thereby.

          4.3  No Conflicts or Consents. Except with respect to the STC
               ------------------------
Financing Consents, which STO Financing Consents have been obtained and are in full force and effect. neither the execution and delivery of this Agreement, the Related Documents to which it is a party or the Purchase Agreements, nor the consummation of the transactions contemplated hereby or thereby, nor the compliance with the terms and provisions hereof or thereof, will contravene or conflict with any provision of any constitution, law or regulation to which the Borrower is subject, or any judgment, license, order or permit applicable to the Borrower, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which the Borrower is a party or by which it or its assets may be bound or subject, or violate any provision of its organizational documents or by-laws. No consent, approval, authorization or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by the Borrower of this Agreement or any of the Related Documents to which it is a party or for the consummation of the transactions contemplated hereby or thereby, except with respect to the STC Financing Consents, which STC Financing Consents have been obtained and are in full force and effect.

          4.4  Enforceable Obligations. This Agreement and the Related Documents
               -----------------------
to which the Borrower is a party have been duly executed and delivered by the Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and general principles of equity.

          4.5  Title to Assets. The Borrower has good title to all of its assets
               ---------------
free and clear of all Liens and other encumbrances and adverse claims of any nature, except Permitted Liens. The Borrower has sufficient assets to operate its business as currently conducted.

          4.6  Financial Condition. Except with respect to the organization and
               -------------------
incorporation of the Borrower and the transactions contemplated under the Purchase Agreements, the Borrower has not created, incurred or assumed, directly or indirectly. any Indebtedness or engaged in any business activities of any type whatsoever or entered into any agreements or arrangements with any Person.

          4.7  No Default. No Default has occurred and is continuing, nor will
               ----------
the execution, delivery and performance of this Agreement or any of the Related Documents cause a Default to occur.

          4.8   No Litigation. There are no actions, suits or legal, equitable,
                -------------
arbitration, regulatory or administrative proceedings pending or, to the best of the Borrower's knowledge after due inquiry, threatened against the Borrower or any of its properties or assets, which if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          4.9   Security Interests. The Pledge Agreement creates, as security
                ------------------
for the Loans and the other obligations purported to be secured thereby, a valid and exclusive, perfected security interest in and Lien on all of the Collateral described in such agreements in favor of the Lender superior and prior to the rights of all third Persons, subject to no other Liens. The Guarantor has good and marketable title to all of its Collateral free and clear of all Liens (except as created pursuant to the Pledge Agreement). No filings or recordings are required in order to perfect the security interests created under the Pledge Agreement.

          4.10  Taxes. All tax returns required to be filed by the Borrower in
                -----
any jurisdiction have been filed or extensions obtained and all taxes as reflected in such returns, assessments, fees and other governmental charges upon the Borrower or upon any of their respective properties, income or franchises have been paid prior to the time that such taxes would give rise to a Lien thereon, other than a Permitted Lien under subsection 6.2 hereof. There is no proposed special tax assessment against the Borrower and, to the knowledge of the Borrower, there is no basis for any such assessment.

          4.11  Principal Office Etc. The principal office, chief executive
                --------------------
office and principal place of business of (a) the Borrower, is located at __________________________________________ and (b) the Guarantor, is located at
____________________. The Borrower maintains its principal records and books at such address.

          4.12  ERISA. Except for the Plans described in the HAT
                -----
Exchange Agreement, or otherwise required to be provided or established by Borrower under the STC Purchase Agreement. the Borrower has not established and does not maintain or contribute to any Plan that is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended.

          4.13  Compliance with Law. The Borrower is in compliance with all
                -------------------
applicable provisions of all constitutions, laws, rules, regulations, orders, judgments, decrees, licenses and approvals of any Governmental Authority, the violation of which would have a Material Adverse Effect.

          4.14  Insurance. The Borrower currently has and maintains insurance
                ---------
coverage of the types and in the amounts required under subsection 8.9.

          4.15  Purchase Agreements. The Lender has received a complete and
                -------------------
correct copy of the executed STC Purchase Agreement and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof, The STC Purchase Agreement has been duly executed and delivered by the Guarantor and, to the best of Borrower's knowledge, is in full force and effect in accordance with the terms thereof. All of the Guarantor's rights under the STC Purchase Agreement have been assigned to the Borrower. The Borrower hereby acknowledges and agrees that the Lender may rely on the representations and warranties of the Borrower and the other parties thereto contained in the STC Purchase Agreement.

          SECTION 5. CONDITIONS PRECEDENT

          5.1  Conditions to Initial Loan. The obligation of the Lender to make
               --------------------------
the initial Loan under Section 2.1(a), hereof is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the following conditions precedent:

          (a)  This Agreement and Related Documents: HAT Purchase Agreement. The
               -------------------------------------------------- ---------
Lender shall have received a counterpart of this Agreement, each of the Related Documents and the HAT Purchase Agreement, duly executed by each of the parties thereto.

          (b)  STC Acquisition. The Lender shall have received copies, certified
               ---------------
as true, correct and complete by the Secretary or an Assistant Secretary of the Borrower, of the executed STC Purchase Agreement and all other closing agreements and documents relating thereto or delivered in connection therewith, and, concurrently with or immediately prior to the funding of the initial Loan hereunder, all conditions set forth in the STC Purchase Agreement shall have been satisfied (without any amendment or waiver not expressly approved by the Lender in writing) and the Borrower shall have consummated the STC Acquisition or the Non-License Transfer (as defined in the STC Purchase Agreement):

          (c)  Legal Proceedings. No injunction. restraining order or decree of
               -----------------
any nature of any court or governmental authority of competent jurisdiction shall be in effect that restrains or prohibits the transactions contemplated by this Agreement or the Related Documents.

          (d)  Approvals. The STC Financing Consents necessary in connection
               ---------
with this Agreement and the Related Documents shall have been obtained and shall remain in effect. The Lender shall have received copies, certified as true, correct and complete by the Secretary or an Assistant Secretary of the Borrower of all such STC Financing Consents.

          (e)  Collateral. The Lender shall have received from the Guarantor (i)
               ----------
all certificates or other instruments representing all Pledged Securities (as such term is defined in the Pledge Agreement), together with executed and undated stock powers or assignments in blank.

          (f)  Representations and Warranties. Each of the representations and
               ------------------------------
warranties made by the Borrower and the Guarantor pursuant to this Agreement and the Related Documents, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished in connection with this Agreement and the Related Documents, shall be true and complete in all material respects on and as of the Closing Date as if made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to a particular date, in which case such representations and warranties shall be true and complete as of such date.

          (g)  No Default. No Default shall have occurred and be continuing on
               ----------
such date or would occur as a result of the Loan.

          (h)  Corporate Proceedings. The Lender shall have received a copy of
               ---------------------
resolutions, in form and substance reasonably satisfactory to it, of the Board of Directors (or duly empowered committee thereof) of the Borrower and the Guarantor authorizing the execution and delivery of this Agreement and the Related Documents to which it is a party and the consummation of the transactions here under and thereunder certified by its Secretary or an Assistant Secretary, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

          (i)  Good Standing Certificates. The Lender shall have received a
               --------------------------
certificate from the Secretary of State of the State of Delaware evidencing the good standing of each of the Borrower and the Guarantor.

          (j)  Corporate Documents. The Lender shall have received a copy of the
               -------------------
charter and by-laws of each of the Borrower and the Guarantor, together, in each case, with all amendments thereto, certified to be true, correct and complete by the Secretary or an Assistant Secretary of the Borrower and the Guarantor, as the case may be.

          (k)  Incumbency Certificate. the Lender shall have received a
               ----------------------
certificate of the Secretary or an Assistant Secretary of each of the Borrower and the Guarantor as to the incumbency and signature of their respective officers authorized to sign this Agreement and the Related Documents to which it is a party.

          (l)  Officer's Certificates. The Lender shall have received a
               ----------------------
certificate from an appropriate officer of each of the Borrower and the Guarantor certifying that (i) the representations and warranties contained in this Agreement and the Related Documents to which it is a party are accurate and complete in all material respects and (ii) no Default has occurred and is continuing or will occur as a result of the initial Loan.

          (m)  Insurance. The Lender shall have received evidence that the
               ---------
Borrower has in effect the insurance coverages required under subsection 6.9 hereof.

          5.2  Conditions to Additional Loans. The obligation of the Lender to
               ------------------------------
make an additional Loan under subsection 2.1(b) hereof is subject to the satisfaction, immediately prior to or concurrently with the making of such additional Loan, of the following conditions precedent:

          (a)  Representations and Warranties. Each of the representations and
               ------------------------------
warranties made by the Borrower pursuant to this Agreement, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished in connection with this Agreement, shall be true and complete in all material respects on and as of the date of such additional Loan as if made on and as of such date, except to the extent such representations and warranties expressly relate to a particular date in which case such representations and warranties shall be true and correct as of such date.

          (b)  No Default. No Default shall have occurred and be continuing on
               ----------
such date or would occur as a result of such Loan.

          (c)  Notice of Borrowing. The Lender shall have received the notice
               -------------------
required pursuant to subsection 2.1(d).

          (d)  Officer's Certificate. The Lender shall have received a
               ---------------------
certificate from an appropriate officer of the Borrower certifying that (i) the representations and warranties contained in Section 4 hereof are accurate and complete in all material respects and (ii) no Default has occurred and is continuing or will occur as a result of such additional Loan.

          (e)  Legal Proceedings. No injunction, restraining order or decree of
               -----------------
any nature of any court or governmental authority of competent jurisdiction shall be in effect that restrains or prohibits the transactions contemplated by this Agreement or the Related Documents.

          (f)  Supporting Documents. The Lender shall have received copies,
               --------------------
certified as true, correct and complete by the Secretary or Assistant Secretary of the Borrower, of all closing agreements and documents relating to the Closing (as defined in the STC Purchase Agreement) in connection with the STC Acquisition and concurrently with or immediately prior to the funding of the additional Loan, all conditions to the Closing (as defined in the STC Purchase Agreement) shall have been satisfied (without any amendment or waiver not expressly approved by the Lender in writing) and the Borrower shall have consummated the Closing (as defined in the SIC Purchase Agreement).

          SECTION 6. AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Note or the Loan remains outstanding and unpaid or any other amount is owing to the Lender, the Borrower shall and (except in the case of delivery of financial information, reports, notices and certificates) shall cause each of its Subsidiaries to:

          6.1  Financial Statements, Reports and Documents. The Borrower shall
               -------------------------------------------
deliver to the Lender the financial statements and other financial reporting materials required to be delivered pursuant to Section 6.2.9 of the HAT Exchange Agreement.

          6.2  Payment of Taxes and Other indebtedness. The Borrower shall pay
               ---------------------------------------
and discharge: (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to them, (ii) all lawful claims upon it or its properties and assets (including claims for labor, materials and supplies) and (iii) all of its other Indebtedness in accordance with, and in the manner provided for under Section
6.2 of the HAT Exchange Agreement.

          6.3  Maintenance of Existence and Rights; Conduct of Business. The
               --------------------------------------------------------
Borrower shall preserve and maintain its existence and all of its rights, privileges and franchises in accordance with, and in the manner provided for under Section 6.2.1 of the HAT Exchange Agreement, and conduct its businesses in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations and orders of any Governmental Authority in accordance with and in the manner provided for under Section 6.2.2 of the HAT Exchange Agreement.

          6.4  Notice of Default. Promptly upon becoming aware of the existence
               -----------------
of any condition or event which constitutes a Default, the Borrower shall furnish to the Lender written notice specifying the nature and period of existence thereof and the action which the Borrower is taking or proposes to take with respect thereto.

          6.5  Other Notices. The Borrower shall promptly notify the Lender of
               -------------
(i) the occurrence of any event or existence of any condition which would have a Material Adverse Effect: and (ii) the commencement of, or any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting the Borrower or its assets or properties which could reasonably be expected to have a Material Adverse Effect. The

Borrower will promptly deliver to Lender a copy of each notice or written communication received by the Borrower (a) from the Sellers (as defined in the STC Purchase Agreement) under or in connection with the STC Purchase Agreement or (b) from the Federal Communications Commission in connection with the Stations (as defined in the STC Purchase Agreement). Within thirty (30) days after the end of each fiscal quarter, and no later than the date of delivery of the information required to be delivered pursuant to subsection 6.1(d) hereof, the Borrower shall deliver to the Lender notice of (i) the cancellation or termination of, or any default under, any agreement, contract or other instrument to which it is a party or by which any of its properties are bound which could reasonably be expected to have a Material Adverse Effect, and (ii) any material adverse claim against or affecting the Borrower or any of its assets or properties.

          6.6   Use of Proceeds. The Borrower will use the proceeds of each
                ---------------
Loan made by the Lender (a) under Section 2.1(a) and 2.1(c) hereof solely for the payment of the Purchase Price (as defined in the STC Purchase Agreement) in connection with the STC Acquisition and (b) under Section 2.1(b) hereof solely for the payment to the Sellers (as defined in the STC Purchase Agreement) of the Final Probation Amount (as defined in the STC Purchase Agreement).

          6.7   Books and Records; Access. The Borrower shall give any
                -------------------------
representative of the Lender access during all business hours and upon reasonable prior notice, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of the Borrower relating to the affairs of the Borrower or its assets or properties in accordance with, and in the manner provided for under, Section 6.2.7 of the HAT Exchange Agreement. Lender agrees to take such steps as are reasonably practicable to minimize disruption of the Borrower's operations in connection with such examination. The Borrower shall maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

          6.8   Compliance with Law. The Borrower shall comply with all
                -------------------
applicable constitutions, laws, rules, regulations, judgments, orders, decisions, rulings and decrees of any Governmental Authority applicable to it or to any of its assets, properties, business operations or transactions in accordance with and in the manner provided for under, the HAT Exchange Agreement.

          6.9   Insurance. The Borrower shall maintain workers' compensation
                ---------
insurance, liability insurance, casualty insurance and other insurance on its properties, assets and businesses, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts, as are maintained by Borrower and in effect on the date of this Agreement; provided,
                                                                    --------
that on the Closing Date, the Lender shall have received evidence that it has been named as a loss payee (as its interest may appear) on the property damage coverage maintained by the Borrower in respect of its assets and properties, and as an additional insured in respect of the liability coverage, maintained in respect of such assets and properties.

          6.10  Further Assurances. The Borrower shall make, execute or endorse,
                ------------------
and acknowledge and deliver or file or cause the same to be done, all such notices, certificates and additional agreements, undertakings, conveyances, transfers, assignments or other assurances, and take any and all such other action, as the Lender may, from time to time, deem reasonably necessary or proper in connection with this Agreement or any of the Related Documents, or the obligations of the Borrower hereunder or thereunder.

          6.11  Lien on Assets. Upon the written request of Lender at any time
                --------------
from and after the date which occurs one hundred twenty (120) days after the date of this Agreement, the Borrower will promptly, and in any event within thirty (30) days after the date of such written request, execute and deliver to Lender such security agreements, and take such further action necessary to grant in favor of Lender a first priority perfected security interest in and lien upon all of Borrower's assets, tangible and intangible, whether personal property or real property. Borrower agrees to take all action necessary or reasonably requested by Lender to perfect such liens and ensure that such liens have priority over all Liens other than Permitted Liens.

          SECTION 7. NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Note or the Loan remains outstanding and unpaid or any other amount is owing to the Lender hereunder.

          7.1   Change in Nature of Business. The Borrower will not (a) enter
                ----------------------------
into any business other than the business of acquiring the Assets (as defined in the STC Purchase Agreement) pursuant to the STC Purchase Agreement and operating the same pursuant to the TBA Agreement (as defined in the STC Purchase Agreement) and the HAT Exchange Agreement or (b) become a party to any agreement without the prior written consent of the Lender other than the Purchase Agreements, this Agreement, the Related Documents to which it is a party, the Station Contracts (as defined in the HAT Purchase Agreement) and other agreements contemplated in or incidental to the performance of its obligations under, the Purchase Agreements, this Agreement and the Related Documents.

          7.2   Limitation on indebtedness. The Borrower shall not incur,
                --------------------------
create, contract, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness, except Permitted indebtedness.

          7.3   Negative Pledge. The Borrower shall not create, incur or permit
                ---------------
or suffer to exist any Lien upon any of its properties or assets, now owned or hereafter acquired, except for Permitted Liens.

          7.4   No Restrictions. The Borrower shall not permit or suffer to
                ---------------
exist any restrictions on the sale or transfer of any assets acquired with the proceeds of any Loan or pledged to the Lender in accordance with the terms of the Pledge Agreement, except as provided herein and in the Related Documents and restrictions imposed by applicable law.

          7.5   Limitation on Investments. The Borrower shall not, without the
                -------------------------
prior written consent of the Lender, make any investments, except Permitted Investments.

          7.6   Limitation on Dividends. The Borrower shall not pay any
                -----------------------
Dividends, except for the distribution of any proceeds from the WFFF
Disposition.

          7.7   Amendments: Material Agreements. The Borrower shall not amend
                -------------------------------
its organizational documents or by-laws. The Borrower shall not consent to or permit any alteration, amendment, modification, release, waiver or termination of any provision of any agreement or contract to which it is a party except in accordance with, and in the manner provided for under, the HAT Exchange Agreement.

          7.8   Affiliated Transactions. The Borrower shall not enter into any
                -----------------------
transaction or arrangement with an Affiliate except in accordance with, and in the manner provided for under, Section 6.1.12 of the HAT Exchange Agreement and except with respect to the WFFF Disposition.

          7.9   Issuance of Shares. The Borrower shall not issue, sell or
                ------------------
otherwise dispose of capital stock or other securities, or rights, warrants or options to purchase or acquire any such stock or other securities.

          7.10  Name, Fiscal Year and Accounting Method. The Borrower shall not
                ---------------------------------------
change its name. fiscal year or method of accounting.

          7.11  Liquidation, Mergers, Consolidations and Dispositions of
                --------------------------------------------------------
Substantial Assets. The Borrower shall not dissolve or liquidate, or become a
------------------
party to any merger or consolidation, or sell, transfer. lease or otherwise dispose of all or any part of its property, assets or business, except in accordance with, and in the manner provided for under, Section 6.1.1 or Section
6.12.4 of the HAT Exchange Agreement.

          7.12  Restricted Payments. So long as the Obligations are outstanding,
                -------------------
the Borrower shall not redeem, repurchase or otherwise acquire any capital stock issued by it or any other Person or prepay any Permitted Indebtedness or any other Indebtedness of the Borrower.

          7.13  Pension Plans. Except with respect to the Plans described in the
                -------------
STC Exchange Agreement or otherwise required to be provided or established by Borrower under the STC Purchase Agreement, the Borrower will not establish or become party to any employee benefit plan of the type referred to in Section
4.12 hereof.

          7.14  Location of Company. The Borrower will not maintain its
                -------------------
principal place of business and chief executive office at any place other than the place specified in Section 4.11 hereof unless the Borrower shall have given the Lender not less than 10 days's prior written notice of such change of location.

          SECTION 8. EVENTS OF DEFAULT

          8.1   Events of Default. Each of the following events shall constitute
                -----------------
an Event of Default

          (a) The Borrower shall fail to pay (i) any installment of principal of or interest on the Loans when due in accordance with the terms hereof, or
(ii) any other amount payable hereunder or under any Related Document when due in accordance with the terms hereof or thereof, and in the case of clause (ii) set forth above, such failure shall continue unremedied for a period of five days after the date when due; or

          (b) Any representation or warranty made or deemed made by the Borrower herein or by the Borrower or the Guarantor in any Related Document to which it is a party, or in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any Related Documents, shall prove to have been incorrect or incomplete in any material respect on or as of the date made or deemed made or shall be breached; or

          (c) The Borrower shall default in the observance or performance of any covenant or agreement set forth herein or in any Related Document arid such default shall continue for a period of 30 days after receipt of notice thereof from the Lender, or

          (d) The Guarantor shall default in the observance or performance of any covenants or agreements contained in the Guaranty or the Pledge Agreement; or

          (e) The Borrower or the Guarantor shall (i) default in any payment of principal of or premium or interest on any Indebtedness (other than Indebtedness owing under this Agreement or the Note) or (ii) any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity: or

          (f) The Borrower or the Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of such Person's assets, (ii) file a voluntary petition in bankruptcy, admit in writing that such Person is unable to pay such Person's debts as they become due, or generally not pay such Person's debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such Person in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing: or

          (g) An involuntary petition or complaint shall be filed against the Borrower or the Guarantor seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or all or substantially all of such Person's assets and such petition or complaint remains undismissed, undischarged or unbonded for a period of 60 days or more, or an order, order for relief, judgment or decree is entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing: or

          (h) Any of the Related Documents or the Purchase Agreements shall cease for any reason to be in full force and effect in accordance with its terms or any Person obligated thereunder shall so assert in writing or the Pledge Agreement shall cease to be effective to grant the Liens purported to be granted thereby in accordance with its terms or such Liens shall cease to be enforceable or superior to and prior to the rights of any other Person; or

          (i) The Guarantor shall cease to own, directly or indirectly, 100% of the issued and outstanding capital stock of the Borrower, or

          (j) Either Purchase Agreement shall terminate or cease for any reason to be in full force and effect either automatically or by any action of any party thereto; or

          (k) The TBA Agreement (as defined in the STC Purchase Agreement) shall cease for any reason to be in full force and effect in accordance with its terms or any party thereto shall so assert in writing.

          8.2  Remedies. If any Event of Default shall occur and be continuing,
               --------
then, and in any such event, (a) if such event is an Event of Default specified in subsection 8.1(f) or (g), automatically the obligation of the Lender to make any further Loans hereunder shall terminate and the Loans (with accrued interest thereon) and all other Obligations shall immediately become due and payable, and
(b) if such event is any other Event of Default, the Lender may, by notice of default to the Borrower, terminate its obligation to make any further Loans hereunder, whereupon such commitment of the Lender shall immediately terminate, and/or declare the Loans (with accrued interest thereon) and all other Obligations to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this subsection 8.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Upon the occurrence of an Event of Default and the acceleration of the Obligations, the Lender may enforce its rights hereunder, under the Related Documents and under any other instrument or agreement delivered in connection herewith and therewith and take any other action to which it is entitled hereunder or thereunder or by law, whether for the specific performance of any covenant or agreement set forth herein or therein or to enforce payment as provided herein, therein or by law.

          8.3  Default Interest. Notwithstanding any other provision of this
               ----------------
Agreement to the contrary, if the Borrower shall fail to pay any amount owing to the Lender under this Agreement when due (whether at stated due date, on acceleration or otherwise), then the Borrower will pay interest to the Lender, payable on demand, on the amount in default from the date such payment became due until payment in full at a rate per annum equal to the rate of interest payable on the Loans immediately prior to the date of such default plus 3% per annum.

          SECTION 9. MISCELLANEOUS

          9.1  Amendments. This Agreement may be amended, or any provision
               ----------
waived, only by an instrument in writing executed by each of the Borrower and the Lender. Any waiver given shall be effective only in the specific instance and for the specific purpose for which it is given.

          9.2  Notices. Except as expressly otherwise provided herein, all
               -------
notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex), and shall be deemed to have been duly given or made when delivered by hand, or one Business Day after being sent by overnight mail, or five Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when acknowledged as received (if received during normal business hours on a Business Day, otherwise on the next succeeding Business Day or, in the case of telex notice, when sent, answerback received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Note:

     The Lender:     Hearst-Argyle Stations, Inc.
                     c/o Hearst-Argyle Television, Inc.
                     959 Eighth Avenue
                     New York, NY 10019
                     Attn:  Dean H. Blythe
                     Tel.:  (212) 649-2307
                     Fax:   (212) 489-2314

                     with a copy of each such notice to:

                        Rogers & Wells LLP
                        200 Park Avenue
                        New York, New York 10166
                        Attn: Steven A. Hobbs
                        Tel.: (212) 878-8005
                        Fax:  (212) 878-8375

        The Borrower    STC Broadcasting. Inc.
                        3839 Fourth Street North
                        Suite 420
                        St. Petersburg, Florida 33703
                        Attn: David Fitz
                        Tel.: (813) 821-7346
                        Fax:  (813) 821-8092

                        with a copy of each such notice to:

                        (i)   Hogan & Hartson LLP
                              555 Thirteenth Street, N.W.
                              Washington, D.C. 20004
                              Attn:  William S. Reyner, Jr.
                              Tel.:  (202) 637-6510
                              Fax:   (202) 637-5910

                        (ii)  Hicks, Muse, Tate & Furst Incorporated
                              200 Crescent Court
                              Suite 1600
                              Dallas, TX 75201
                              Attn:  Lawrence D. Stuart, Jr.
                              Tel.:  (214) 740-7365
                              Fax:   (214) 740-7355

provided that any notice, request or demand to or upon the Lender shall not be
--------
effective until actually received. Any notice, request or demand received on a day which is not a Business Day shall be deemed to have been received on the next following Business Day.

          9.3  No Waiver, Cumulative Remedies. No failure to exercise and no
               ------------------------------
delay in exercising, on the part of the Lender, of any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any Related Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the Related Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided at law, in equity or otherwise.

          9.4  Survival of Representations and Warranties. All representations
               ------------------------------------------
and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Related Documents.

          9.5  Payment of Lender's Expenses, Indemnity, etc. The Borrower shall:
               --------------------------------------------

          (a) pay all costs and expenses of the Lender in connection with any enforcement of, this Agreement and the Related Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the reasonable fees and disbursements of counsel for the Lender); and

          (b) indemnify the Lender, its officers, directors, employees, representatives and agents and any persons or entities owned or controlled by. owning or controlling, or under common control or Affiliated with Lender (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) the occurrence of an Event of Default hereunder and (ii) the exercise by the Lender of its rights and remedies (including, without limitation, foreclosure) under this Agreement or any Related Document (but excluding, as to any indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements incurred by reason of the gross negligence or willful misconduct of such Indemnitee). The Borrower's obligations under this subsection
9.5 shall survive the termination of this Agreement and the payment of the Obligations.

          9.6  Benefit of Agreement; Assignments and Participations. (a) This
               ----------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, all future permitted holders of the Note and their respective permitted successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

          (b) The Lender may not assign, or enter into any participations, in respect of, all or any part of the Loan without the prior written consent of the Borrower (which consent shall not be unreasonably withheld, conditioned or delayed). The Lender may assign all or any part of the Loan without the Borrower's consent (i) at any time to one or more Affiliates of the Lender or
(ii) from and after the occurrence and during the continuance of an Event of Default, to one or more affiliated or unaffiliated parties; and provided further
                                                                -------- -------
that no such participation shall affect the rights and duties of the Lender vis-a-vis the Borrower. The Borrower shall not be obligated to furnish any information to any such participant, purchaser or assignee, but the Lender may provide any such Person with any information furnished by the Borrower to the Lender in compliance with subsection 9.11.

          9.7  Headings. The Section and subsection headings in this Agreement
               --------
are for convenience of reference only and shall not affect the interpretation hereof.

          9.8  GOVERNING LAW. THIS AGREEMENT AND THE RELATED DOCUMENTS AND THE
               -------------
RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE RELATED DOCUMENTS SHALL BE GOVERNED BY, AND

CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          9.9   Submission to Jurisdiction. The Borrower hereby irrevocably and
                --------------------------
unconditionally: (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any Related Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that if any process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address set forth in or designated pursuant to subsection 9.2, such service to become effective 10 days after such mailing; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          9.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT
               --------------------
IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          9.11  Confidentiality. The Lender agrees to hold any non-public
                ---------------
information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure to (i) employees, directors, agents, legal counsel, accountants, and other professional advisors who are advised of the confidential nature of such information, on a need-to-know basis, (ii) as required by law or legal process or in connection with any legal proceeding, and
(iii) permitted assignees, purchasers or participants in connection with a disposition or proposed disposition of the Lender's interests hereunder or under the Related Documents, upon execution by such institution of an agreement to keep such information confidential to the extent described in this subsection
9.11. Notwithstanding (ii) and (iii) above, in the event that the Lender is requested pursuant to, or required by, applicable law, regulation, legal process, or regulatory authority to disclose any such information, the Lender will provide the Borrower with prompt notice of such request or requirement in order to enable the Borrower to seek an appropriate protective order or other remedy, or to consult with the Lender with respect to the Borrower's taking steps to resist or narrow the scope of such request or legal process. If, in such event, the Borrower has not provided the Lender with a protective order or other remedy in sufficient time, with the Lender acting in good faith and otherwise in its sole discretion, for the Lender to avoid unlawful nondisclosure of such information, the Lender may disclose such information pursuant to such law, regulation, or in such legal process, or to such regulatory authority, as the case may be, without any recourse or remedy against the Lender by the Borrower or any Affiliate of the Borrower, which the Borrower hereby expressly waives.

          9.12  FCC Compliance. Notwithstanding anything to the contrary
                --------------
contained herein or in any other agreement, instrument or document executed in connection herewith, no party hereto shall take any actions hereunder that would constitute or result in a transfer or assignment of any license, permit or authorization issued by the Federal Communications Commission (the "FCC") or a change of control over any such license, permit or authorization requiring the prior approval of the FCC without first obtaining such prior approval of the FCC.

                        [signatures begin on next page]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                            STC BROADCASTING OF VERMONT SUBSIDIARY, INC.



                            By:
                               ---------------------------
                               Name:
                               Title:


                            HEARST-ARGYLE STATIONS, INC.


                            By:
                               ---------------------------
                               Name:
                               Title: